                          Exhibit 4.1

TRUST INDENTURE

Dated as of October 1, 2010

Between

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

and

U. S. BANK NATIONAL ASSOCIATION

Relating to the issuance of
$50,000,000
Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A
and
$20,000,000
Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B
by
The Industrial Development Authority of Washington County

TABLE OF CONTENTS

PAGE

Parties	1
Recitals	1
ARTICLE 1 Definitions and Other Provisions of General Application

SECTION 1.1                         Definitions
SECTION 1.2                         General Rules of Construction
SECTION 1.3                         Ownership of Bonds; Effect of Action by Bondholders
SECTION 1.4                         Effect of Headings and Table of Contents
SECTION 1.5                         Date of Indenture
SECTION 1.6                         Separability Clause
SECTION 1.7                         Governing Law
SECTION 1.8                         Counterparts
SECTION 1.9                          Designation of Time for Performance
2 2 12 13 13 13 13 13 14 14
ARTICLE 2 Source of Payment

SECTION 2.1                         Source of Payment of Bonds and Other Obligations
SECTION 2.2                         Sponsoring Entity Exempt From Liability
SECTION 2.3                         Officers, Directors, etc. Exempt from Individual Liability
14 14 14 14
ARTICLE 3 Security for Payment SECTION 3.1 Pledge and Assignment SECTION 3.2 Letter of Credit	15 15 15
ARTICLE 4 Registration, Exchange and General Provisions Regarding the Bonds

SECTION 4.1                         Registration, Transfer and Exchange
SECTION 4.2                         Mutilated, Destroyed, Lost and Stolen Bonds
SECTION 4.3                         Payment of Interest on Bonds; Interest Rights Preserved
SECTION 4.4                         Persons Deemed Owners
SECTION 4.5                         Trustee as Paying Agent
SECTION 4.6                         Payments Due on Non-Business Days
SECTION 4.7                         Cancellation
SECTION 4.8                         Book-Entry Only System; Payment Provisions
SECTION 4.9                         Payment of Bonds in Direct Purchase Mode

16 16 16 17 18 18 18 18 18 20
ARTICLE 5 General Provisions Regarding Redemption of Bonds

SECTION 5.1                         Specific Redemption Provisions
SECTION 5.2                         Mandatory Redemption
SECTION 5.3                         Election to Redeem
SECTION 5.4                         Selection by Trustee of Bonds to be Redeemed
SECTION 5.5                         Notice of Redemption
SECTION 5.6                         Deposit of Redemption Price
SECTION 5.7                         Bonds Payable on Redemption Date
SECTION 5.8                         Bonds Redeemed in Part
SECTION 5.9                         Redemption of Bonds in Direct Purchase Mode
20 20 20 20 20 21 22 22 22 23

ARTICLE 6 Specific Terms for Bonds

SECTION 6.1                         Specific Title and Terms
SECTION 6.2                         Determination of Interest Rates and Term Rate Periods
SECTION 6.3                         Conversion of Interest Rate Mode
SECTION 6.4                         Optional Tenders
SECTION 6.5                         Mandatory Tenders
SECTION 6.6                         Purchase and Remarketing of Bonds
SECTION 6.7                         Execution, Authentication, Delivery and Dating
SECTION 6.8                         Proceeds From Sale of Bonds
SECTION 6.9                         Costs of Issuance Fund
SECTION 6.10                       Acquisition Fund
SECTION 6.11                        Description of Bond-Financed Facilities
SECTION 6.12                        Remarketing Agent

23 23 27 29 31 32 34 35 36 36 37 38 38
ARTICLE 7 No Additional Bonds	39
ARTICLE 8 Indenture Funds SECTION 8.1 Debt Service Fund SECTION 8.2 Bond Purchase Fund SECTION 8.3 Money for Bond Payments to be Held in Trust; Repayment of Unclaimed Money	39 39 40 41
ARTICLE 9 Investment of Indenture Funds SECTION 9.1 Investment of Indenture Funds SECTION 9.2 Application of Funds After Indenture Indebtedness Fully Paid	41 41 42
ARTICLE 10 Representations and Covenants

SECTION 10.1                         General Representations
SECTION 10.2                         No Encumbrance on Trust Estate
SECTION 10.3                         Payment of Bonds
SECTION 10.4                         Inspection of Records
SECTION 10.5                         Advances by Trustee
SECTION 10.6                         Corporate Existence; Merger, Consolidation, Etc.
SECTION 10.7                          Compliance with the Tax Certificate and Agreement
42 42 42 42 42 43 43 43

ARTICLE 11 Defaults and Remedies

SECTION 11.1                         Events of Default
SECTION 11.2                         Remedies
SECTION 11.3                         Application of Money Collected
SECTION 11.4                         Trustee May Enforce Claims without Possession of Bonds
SECTION 11.5                         Limitation on Suits
SECTION 11.6                         Unconditional Right of Bondholders to Receive Principal, Premium and Interest
SECTION 11.7                         Restoration of Positions
SECTION 11.8                         Delay or Omission Not Waiver
SECTION 11.9                         Control by Bondholders
SECTION 11.10       Waiver of Past Defaults
SECTION 11.11       Suits to Protect the Trust Estate
SECTION 11.12       Purchaser Rights
SECTION 11.13        Trustee During Direct Purchase Mode
43 43 44 45 46 46 47 47 47 47 48 48 48

ARTICLE 12 The Trustee

SECTION 12.1                         Certain Duties and Responsibilities of Trustee
SECTION 12.2                         Notice of Defaults
SECTION 12.3                         Certain Rights of Trustee
SECTION 12.4                         Not Responsible for Recitals
SECTION 12.5                         May Hold Bonds
SECTION 12.6                         Money Held in Trust
SECTION 12.7                         Compensation and Reimbursement
SECTION 12.8                         Corporate Trustee Required; Eligibility
SECTION 12.9                         Resignation and Removal; Appointment of Successor
SECTION 12.10      Acceptance of Appointment by Successor
SECTION 12.11        Merger, Conversion, Consolidation or Succession to Business
49 49 50 50 51 51 51 51 51 52 53 53
ARTICLE 13 Amendment of Bond Documents

SECTION 13.1                         General Requirements for Amendments
SECTION 13.2                         Amendments Without Consent of Bondholders
SECTION 13.3                         Amendments Requiring Consent of All Affected Bondholders
SECTION 13.4                         Amendments Requiring Majority Consent of Bondholders
SECTION 13.5                         Discretion of Trustee
SECTION 13.6                         Trustee Protected by Opinion of Counsel
SECTION 13.7                         Amendments Affecting Trustee’s Personal Rights
SECTION 13.8                         Effect on Bondholders
SECTION 13.9                         Reference in Bonds to Amendments
SECTION 13.10       Amendments Not to Affect Tax Exemption
SECTION 13.11        Direct Purchase Mode
53 53 53 54 55 55 55 55 55 55 55 56
ARTICLE 14 Defeasance SECTION 14.1 Payment of Indenture Indebtedness; Satisfaction and Discharge of Indenture SECTION 14.2 Trust for Payment of Debt Service SECTION 14.3 Direct Purchase Mode	56 56 57 57
ARTICLE 15 The Letter of Credit and Rights of the Bank

SECTION 15.1                         Beneficiary of a Letter of Credit
SECTION 15.2                         Letters of Credit; Substitute Letters of Credit
SECTION 15.3                         Cancellation of Letter of Credit
SECTION 15.4                         Amendment of Letter of Credit
SECTION 15.5                         Draws on the Letter of Credit
SECTION 15.6                         Disposition of Bank Bonds
SECTION 15.7                         Rights of Bank with Respect to Defaults and Remedies
SECTION 15.8                         Subrogation Rights of Bank
SECTION 15.9                         Amendment of Bond Documents
SECTION 15.10       Removal of Trustee or Remarketing Agent and Appointment of Successor
SECTION 15.11      Disposition of Indenture Funds and Trust Estate
SECTION 15.12      Trustee To Be Agent of Bank For Limited Purpose
SECTION 15.13      Exercise of Optional Redemption Rights
SECTION 15.14      Remarketing of Bonds
SECTION 15.15       Benefits of Indenture for Bank
SECTION 15.16        Direct Purchase Mode
58 58 58 60 60 60 61 61 62 62 62 63 63 63 63 63 63

ARTICLE 16 The Corporation and the Loan Agreement

SECTION 16.1      Right of the Corporation to Exercise Rights and Options With Respect to Terms of the Bonds
SECTION 16.2                         Performance by Authority Under Loan Agreement
SECTION 16.3                         Rights of the Corporation With Respect to Defaults by Authority
SECTION 16.4                         Remedies Under Loan Agreement and Note
SECTION 16.5                         The Corporation May Direct Investment of Indenture Funds
SECTION 16.6                         Amendment of Bond Documents
SECTION 16.7                         Removal of Trustee
SECTION 16.8                         Appointment and Removal of Remarketing Agent
SECTION 16.9                         Disposition of Indenture Funds and Trust Estate
SECTION 16.10               Benefits of Indenture for the Corporation
63 64 64 64 64 64 64 64 64 65 65
ARTICLE 17 Miscellaneous SECTION 17.1 Notices SECTION 17.2 Notices to Bondholders; Waiver SECTION 17.3 Successors and Assigns SECTION 17.4 Benefits of Indenture SECTION 17.5 Notice to Rating Agencies	65 65 65 66 66 66

EXHIBIT A                               -      Form of Series 2010A Bonds
EXHIBIT B                                -      Form of Series 2010B Bonds
EXHIBIT 6.4(b)                         -      Form of Optional Tender Notice
EXHIBIT 6.9(b)                         -      Requisition for Costs of Issuance Fund
EXHIBIT 6.10(b)                       -      Requisition for Acquisition Fund
EXHIBIT 17.1(a)                       -      Notices

TRUST INDENTURE

THIS TRUST INDENTURE (“this Indenture”) dated as of October 1, 2010 is entered into by THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”), and U. S. BANK NATIONAL ASSOCIATION, a national banking association (the “Trustee”).

Recitals

A.           The Authority has duly authorized the issuance of $50,000,000 aggregate principal amount of its Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A and $20,000,000 aggregate principal amount of its Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B (collectively, the “Bonds”) pursuant to this Indenture.

B.           The Bonds are being issued to provide financing for Olin Corporation, a Virginia corporation (the “Corporation”).  Proceeds of the Bonds will be used to pay or reimburse the costs of acquiring and constructing (i) certain capital improvements included in Phase II and Phase III of an Evaporator Structural Remediation Project commenced in 2007 and (ii) the acquisition and construction of a new bleach facility (as defined more particularly herein, the “Bond-Financed Facilities”).

C.           Proceeds of the Bonds will be loaned by the Authority to the Corporation pursuant to a Loan Agreement dated as of October 1, 2010 (the “Loan Agreement”).  Pursuant to the Loan Agreement the Corporation will agree to make loan payments at times and in amounts sufficient to pay debt service on the Bonds, including without limitation the purchase price of Bonds in Weekly Rate Mode tendered for purchase pursuant to the optional or mandatory tender provisions of this Indenture.  As evidence of its loan repayment obligation, the Corporation will deliver the Series 2010A Note and the Series 2010B Note described more particularly herein (together, the “Notes”).

D.           The Bonds and all other payment obligations under this Indenture shall be limited obligations of the Authority payable solely out of the Trust Estate, including payments by the Corporation pursuant to the Loan Agreement and the Notes.

E.           As security for the payment of the Bonds and all other obligations under this Indenture, the Authority shall, pursuant to this Indenture, assign and pledge to the Trustee all the Authority’s rights under the Loan Agreement and the Notes, except for certain rights of the Authority under the Loan Agreement relating to indemnification, reimbursement of expenses and receipt of notices and other communications.

F.           The Bonds will be issued initially in Direct Purchase Mode.  The Purchasers, as defined herein, will be the initial purchasers of the Bonds pursuant to a Bond Purchase Agreement dated as of October 14, 2010 by and among the Authority, PNC Bank, National Association, as Administrative Agent for itself and all other Purchasers, and the Corporation.

G.           The Corporation, PNC Capital Markets LLC, as lead arranger, PNC Bank, National Association, as Administrative Agent, for itself and all other Purchasers will enter into a Credit and Funding Agreement dated as of October 14, 2010 (the “Credit Agreement’), pursuant to which the Corporation will make certain representations, warranties and covenants for the sole benefit of the Administrative Agreement and the Purchasers.

H.           All things have been done which are necessary to make the Bonds, when executed by the Authority and authenticated and delivered by the Trustee hereunder, the valid obligations of the Authority, and to constitute this Indenture a valid trust indenture for the security of the Bonds, in accordance with the terms of the Bonds and this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

It is hereby covenanted and declared that all the Bonds are to be authenticated and delivered and that the property subject to this Indenture is to be held and applied by the Trustee, subject to the covenants, conditions and trusts hereinafter set forth, and the Authority does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit (except as otherwise expressly provided herein) of all Bondholders as follows:

ARTICLE 1

Definitions and Other Provisions

of General Application

SECTION 1.1 Definitions

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the meaning indicated:

“Administrative Agent” means PNC Bank, National Association, as Administrative Agent under the Direct Purchase Agreement and Credit Agreement.  All references to the “Administrative Agent” shall be of no effect if and when the Bonds are converted to Weekly Rate Mode, Term Rate Mode or a Direct Purchase Mode in which PNC Bank, National Association does not serve as Administrative Agent under the Direct Purchase Agreement and the Credit Agreement.

“Acquisition Costs”, when used with respect to the Bonds, shall mean costs of acquiring, constructing and installing the Bond-Financed Facilities, including without limitation (a) fees for issuance or continuation of a Letter of Credit, and (b) any rebate due to the United States Treasury with respect to the Bonds pursuant to Section 148(f) of the Internal Revenue Code.

“Acquisition Fund” shall mean the fund established pursuant to Section 6.10.

“Act of Bankruptcy” shall mean the filing of a petition in bankruptcy (or the other commencement of a bankruptcy or similar proceeding) by or against a person under any applicable bankruptcy, insolvency, reorganization, or similar law, now or hereafter in effect.

“Advance” shall mean a payment by the Purchaser Agent to the Trustee that constitutes a portion of the initial purchase price of a Bond or that increases the Outstanding Principal Amount of a Bond.  Each Advance shall constitute an additional loan of the proceeds of the Bonds by the Authority to the Corporation under Article 2 of the Loan Agreement.  Each Advance shall be documented on the Series 2010A Bond or Series 2010B Bond, as the case may be, and on the related Series 2010A Note or the Series 2010B Note, as applicable, by the Purchaser Agent (for Bonds in Direct Purchase Mode) or by the Trustee (for Bonds in any Interest Rate Mode other than Direct Purchase Mode); provided, however that the failure of the Purchaser Agent or Trustee to record any Advance on a Bond or Note shall not in any way compromise, reduce or eliminate in any way the Authority’s obligations under this Indenture with respect to the full Outstanding Principal Amount of such Bond or the Corporation’s obligations under the related Note.

“Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Alternate Rate Index”, when used with respect to the Remarketing Agent’s failure to determine an interest rate on a required determination date for the Weekly Rate Mode shall mean a rate per annum equal to the SIFMA Index, as published on the determination date or, if not published on such date, on the most recent date prior to the date of determination.

“Authority” shall mean The Industrial Development Authority of Washington County, an Alabama public corporation, until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Authority” shall mean such successor corporation.

“Authorized Authority Representative” shall mean any officer or agent of the Authority authorized by the governing body of the Authority to act as “Authorized Authority Representative” for purposes of the Bond Documents.

“Authorized Corporation Representative” shall mean any officer or agent of the Corporation authorized by the governing body of the Corporation to act as “Authorized Corporation Representative” for purposes of the Bond Documents.

“Authorized Denominations” shall have the meaning assigned in Section 6.1.

“Bank” shall mean the issuer of any Letter of Credit, and its successors and assigns, until a Substitute Letter of Credit is accepted by the Trustee, and thereafter “Bank” shall mean the issuer of such Substitute Letter of Credit.  All references to the “Bank” shall be of no effect during the Direct Purchase Mode, or at any time that no Letter of Credit supports the Bonds, except with respect to rights of any Bank created hereunder which do not, by their terms, expire upon termination of the Letter of Credit issued by the applicable Bank.

“Bank Bonds” shall mean Bonds purchased pursuant to the Optional or Mandatory Tender provisions of this Indenture with money drawn under the Letter of Credit.

“Bank Default” shall mean any one or more of the following events:

(a)           the Bank shall fail to pay a draw properly made under the terms of the Letter of Credit; or

(b)           the Bank shall declare that it is not obligated to honor future draws on the Letter of Credit; or

(c)           an Act of Bankruptcy shall occur with respect to the Bank, or the Bank or a receiver (or other similar person with authority to control the disposition of the Bank’s assets) shall declare that the Bank will not be able to pay in full, on a timely basis, future draws on the Letter of Credit.

A Bank Default shall “exist” if a Bank Default shall have occurred and be continuing.

“Bank Indebtedness” shall mean all indebtedness or obligations of the Corporation to a Bank under a Bank Reimbursement Agreement or Bank Security Document.

“Bank Reimbursement Agreement” shall mean any credit agreement, reimbursement agreement or other agreement, however denominated, between the Corporation and a Bank evidencing the terms on which the Bank issues a Letter of Credit or Substitute Letter of Credit under this Indenture.

“Bank Security Documents” means any mortgage, security agreement, environmental indemnity agreement, assignment of leases and rents and/or related document (and any guaranty from any guarantor) from the Corporation to and for the benefit of a Bank which secures Bank Indebtedness and which is to be in effect during Weekly Rate Mode, as such documents may be amended and supplemented from time to time.  Notwithstanding anything to the contrary in this Indenture or any Bank Security Document, to the extent that any portion of the Trust Estate provides security for the equal and proportionate benefit of all Holders (without priority of any Bond or any other Bond) under the terms of this Indenture, no Bank Security Document shall create or grant in favor of a Bank any right, claim or Lien on such portion of the Trust Estate that is on parity with or superior to the rights of all Holders under this Indenture.

"Basic Loan Payments" shall have such meaning as set forth in Section 4.2 of the Loan Agreement.

“Bond Documents” shall mean the Bonds, the Indenture, the Loan Agreement and the Notes.

“Bond-Financed Facilities” shall mean the manufacturing and industrial facilities being financed by the Bonds, more particularly described in Exhibit A to the Loan Agreement.

“Bond Payment Date” shall mean each date (including any date fixed for redemption of Bonds) on which Debt Service is payable on the Bonds.

“Bond Purchase Fund” shall mean the fund established pursuant to Section 8.2.

“Bond Register” shall mean the register or registers for the registration and transfer of Bonds maintained by the Authority pursuant to Section 4.1.

“Bondholder” when used with respect to any Bond shall mean the person in whose name such Bond is registered in the Bond Register, including without limitation, the Purchasers.

“Bonds” shall mean the Series 2010A Bonds and Series 2010B Bonds issued pursuant to this Indenture.

“Book-Entry Only System” means a book-entry system established and operated for the recordation of Beneficial Owners pursuant to Section 4.8 hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which the Trustee or the Bank is authorized to be closed under general law or regulation applicable in the place where the Trustee, the Remarketing Agent, the Administrative Agent, the Purchaser Agent or the Bank performs its business with respect to the Indenture or the Letter of Credit.

“Cap Rate” shall mean (a) for any period during which the Bonds are secured by the Letter of Credit, the interest rate specified in the Letter of Credit for calculating the amount available to be drawn on the Letter of Credit to pay interest on the Bonds, and (b) for any period during which the Bonds are not secured by the Letter of Credit, the rate of 25% per annum.

“Conversion” shall mean any conversion of a Bond from one Interest Rate Mode to a different Interest Rate Mode.  The termination and commencement of consecutive Direct Purchase Rate Periods or consecutive Term Rate Periods shall not constitute a Conversion.

“Conversion Date” shall mean the day on which a Conversion becomes effective.

“Corporation” shall mean Olin Corporation, a Virginia corporation, until a successor shall have become such pursuant to the applicable provisions of the Loan Agreement, and thereafter “Corporation” shall mean such successor.

“Costs of Issuance” shall mean the expenses incurred in connection with the issuance of the Bonds, including legal, consulting, accounting and underwriting fees and expenses.

“Costs of Issuance Fund” shall mean the fund established pursuant to Section 6.9.

“Credit Agreement” shall mean the Credit and Funding Agreement dated as of October 14, 2010 by and among PNC Capital Markets LLC, as lead arranger, the Administrative Agent for itself and all other Purchasers and the Corporation.

“Debt Service” shall mean the principal, premium (if any) and interest payable on the Bonds.

“Debt Service Fund” shall mean the fund established pursuant to Section 8.1.

“Defaulted Interest” shall have the meaning assigned in Section 4.3.

“Designated Basis Points” means such number of basis points as shall be agreed to by the Purchasers and the Corporation at the commencement of a Direct Purchase Variable Rate.  The establishment of the Designated Basis Points shall be made on the basis of the credit quality of the Corporation at such time.  Once established for a Direct Purchase Interest Period, the Designated Basis Points shall remain unchanged for the duration of such Direct Purchase Interest Period unless otherwise provided in the Direct Purchase Agreement.  The Designated Basis Points for the Initial Direct Purchase Rate Period shall be as set forth in the Direct Purchase Agreement.

"Determination of Taxability" means and shall occur with respect to each series of Bonds when, (i) the Trustee or the Authority receives written notice from the Corporation, supported by an opinion of Bond Counsel, that interest on such series of Bonds is included in the gross income of Holders of such series of Bonds for federal income tax purposes or (ii) the Internal Revenue Service shall claim in writing that interest on such series of Bonds is included in the gross income of Holders of such series of  Bonds for federal income tax purposes; provided that, such a claim shall not be deemed a Determination of Taxability unless Corporation is afforded reasonable opportunity (at the Corporation's sole expense and for a period not to exceed 2 years) to pursue any judicial or administrative remedy available to the Corporation with respect to such claim.

“Direct Purchase Agreement” shall mean the agreement pursuant to which a Purchaser(s)  agrees to purchase the  Bonds in a Direct Purchase Mode. The Direct Purchase Agreement for the Initial Direct Purchase Rate Period shall be the Credit Agreement.

“Direct Purchase Fixed Rate” shall mean, during the Direct Purchase Mode, the interest rate per annum established in accordance with Section 6.2(d) hereof.

“Direct Purchase Interest Payment Date” shall mean the first Business Day of each month while the Bonds are in the Direct Purchase Mode, commencing with November 1, 2010.

“Direct Purchase Mode” shall mean the Interest Rate Mode in which Bonds bear interest at the Direct Purchase Rate.

“Direct Purchase Rate” shall mean either a Direct Purchase Fixed Rate or a Direct Purchase Variable Rate.  The Direct Purchase Rate for the Initial Direct Purchase Rate Period shall be a Direct Purchase Variable Rate equal to the sum of LIBOR + Designated Basis Points determined on each Interest Rate Determination Date, which shall be in effect for the next Interest Rate Period.

“Direct Purchase Rate Period” shall mean a period during which a Bond bears interest at the Direct Purchase Rate and the Purchasers agree to hold the Bonds as set forth in a closing or purchase certificate of such Purchaser, which period shall commence on the date of the purchase of the Bonds and conclude on a day immediately preceding an Interest Rate Adjustment Date. The first Direct Purchase Rate Period shall be the Initial Direct Purchase Rate Period.

“Direct Purchaser Security Documents” means a Direct Purchase Agreement and any mortgage, security agreement, environmental indemnity agreement, assignment of leases and rents and/or related document (and any guaranty from any guarantor) from the Corporation to and for the benefit of a Purchaser which secures the Bonds and which is to be in effect during a Direct Purchase Mode, as such documents may be amended and supplemented from time to time.  Notwithstanding anything to the contrary in this Indenture or any Direct Purchaser Security Document, to the extent that any portion of the Trust Estate provides security for the equal and proportionate benefit of all Holders (without priority of any Bond or any other Bond) under the terms of this Indenture, no Direct Purchaser Security Document shall create or grant in favor of a Purchaser any right, claim or Lien on such portion of the Trust Estate that is on parity with or superior to the rights of all Holders under this Indenture.

“Direct Purchase Variable Rate” shall mean, during the a Direct Purchase Mode, a variable interest rate formula comprised of [Index] + [Designated Basis Points].  Any Direct Purchase Variable Rates subsequent to the Initial Direct Purchase Rate Period will be determined in accordance with Section 6.2(d).

 “Draw-Down Period” shall mean the period during which the Purchaser Agent has agreed to make Advances with respect to the Bonds.  The Draw-Down Period shall commence on the date of initial delivery of the Bonds and shall end on December 31, 2010.  The Draw-Down Period shall be extended automatically to December 31, 2011, upon the delivery of an Opinion of Counsel to the Purchaser Agent, the Purchasers and Trustee that such extension will not cause interest on the Series 2010 Bonds to become includible in gross income for federal income tax purposes.

“Enabling Law” shall mean Chapter 92A of Title 11 (Section 11-92A-1, et seq.) of the Code of Alabama, 1975.

“Existing Letter of Credit” shall have the meaning assigned in Section 15.2.

“Favorable Tax Opinion” shall mean an Opinion of Counsel stating in effect that the proposed action, together with any other changes with respect to the Bonds made or to be made in connection with such action, (a) will not cause interest on the Bonds to become includible in gross income of the Holders for purposes of federal income taxation, and (b) complies with the terms of this Indenture.

“Federal Securities” shall mean noncallable, nonprepayable, direct obligations of, or obligations the full and timely payment of which is guaranteed by, the United States of America, excluding unit investment trusts and mutual funds.

“Financing Participants” shall mean the Authority, the Corporation, the Trustee and when applicable, the Purchaser Agent, the Purchasers, a Bank or a Remarketing Agent.

“Fully Paid”, when used with respect to Indenture Indebtedness, shall have the meaning stated in Section 14.1.

“Holder” when used with respect to any Bond shall mean the person in whose name such Bond is registered in the Bond Register, and includes without limitation, any Purchaser of Bonds in Direct Purchase Mode.

“Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Default” shall have the meaning stated in Article 11.  An Indenture Default shall “exist” if an Indenture Default shall have occurred and be continuing.

“Indenture Funds” shall mean any fund or account established pursuant to this Indenture.

“Indenture Indebtedness” shall mean all indebtedness of the Authority at the time secured by this Indenture, including without limitation (a) all Debt Service on the Bonds and (b) all reasonable fees, charges and disbursements of the Trustee for services performed and disbursements made under this Indenture.

"Index"  shall mean any variable rate whereby the variations in the value of the rate can be reasonably expected to measure contemporaneous variations in the cost of newly borrowed funds in US dollars.  The Index for the Initial Direct Purchase Rate Period shall be LIBOR.

“Initial Direct Purchase Rate Period” means that period of time commencing on the date of initial delivery of the Bonds through and including October 31, 2015.

“Interest Rate Adjustment Date” means the first Business Day of each month.

“Interest Rate Determination Date” means the second Business Day preceding an Interest Rate Adjustment Date.

“Interest Rate Period” means that period of time from the initial issuance of the Bonds or an Interest Rate Adjustment Date, as applicable, to the day immediately preceding the next subsequent Interest Rate Adjustment Date, Optional Tender Date, Mandatory Tender Date or Maturity, as the case may be.

“Interest Payment Date”, when used with respect to any installment of interest on a Bond, shall mean the date specified herein and in such Bond as the date on which such installment of interest is due and payable.

“Interest Rate Mode” shall mean the Direct Purchase Mode, the Weekly Rate Mode or the Term Rate Mode.

“Letter of Credit” shall mean any irrevocable, direct pay letter of credit delivered to the Trustee pursuant to Article 15 hereof with respect to any Conversion of Bonds to an Interest Rate Mode in which such Bonds are to be supported by the Letter of Credit, and, unless the context or use indicates another or different meaning or intent, any Substitute Letter of Credit delivered in accordance with the terms of this Indenture.  All references to the “Letter of Credit” shall be of no effect during the Direct Purchase Mode, or at any time that no Letter of Credit supports the Bonds, except with respect to rights of any Bank created hereunder which do not, by their terms, expire upon the termination of the Letter of Credit issued by the applicable Bank.

“LIBOR” means the rate per annum determined by the Purchaser Agent equal to the average rate per annum at which deposits (denominated in United States dollars) in an amount similar to the principal amount of the Bonds and with a maturity of one (1) month, are offered at 11:00 A.M. London time (or as soon thereafter as practicable) on each Interest Rate Determination Date by banking institutions in the London, United Kingdom market, as such interest rate is referenced and reported in the Bloomberg Financial Markets System or any other generally accepted authoritative source of such interest rate as the Purchaser Agent may reference from time to time.

“Loan Agreement” shall mean that certain Loan Agreement dated as of October 1, 2010, between the Authority and the Corporation.

“Loan Default” shall have the meaning stated in Article 7 of the Loan Agreement.  A Loan Default shall “exist” if a Loan Default shall have occurred and be continuing.

“Loan Payments” shall mean payments by the Corporation pursuant to the Loan Agreement.

“Mandatory Tender” shall mean a required tender of a Bond for purchase pursuant to Section 6.5.

“Mandatory Tender Date” shall mean a date on which a Bond is to be purchased pursuant to a Mandatory Tender.

“Maturity”, when used with respect to any Bond, shall mean the date specified herein and in such Bond as the date on which principal of such Bond is due and payable.  If Serial Maturities are assigned to the Bonds, the term “Maturity” shall refer to the Serial Maturity of a Bond.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Notes” shall mean, collectively, the Series 2010A Notes and Series 2010B Notes executed and delivered from time to time in accordance with Section 4.6 of the Loan Agreement.

“Obligor Bonds” shall mean Bonds registered in the name of (or in the name of a nominee for) the Authority, the Corporation, or any Affiliate of the Authority or the Corporation.  The Trustee may assume that no Bonds are Obligor Bonds unless it has actual notice to the contrary.

“Office of the Trustee” shall mean the office of the Trustee for hand delivery of notices and other documents, as specified pursuant to Article 17.

“Opinion of Counsel” shall mean an opinion from an attorney or firm of attorneys with experience in the matters to be covered in the opinion.  Except as otherwise expressly provided in this Indenture, the attorney or attorneys rendering such opinion may be counsel for one or more of the Financing Participants.

“Optional Tender” shall mean tender of a Bond for purchase at the option of the Holder thereof pursuant to Section 6.4.

“Optional Tender Date” shall mean a date on which a Bond is to be purchased pursuant to an Optional Tender.

“Outstanding” when used with respect to Bonds shall mean, as of the date of determination, all Bonds authenticated and delivered under this Indenture, except:

(a)           Bonds cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Bonds for whose payment or redemption money in the necessary amount has been deposited with the Trustee in trust for the Holders of such Bonds, provided that, if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered under this Indenture; and

(d)           Unsurrendered Bonds for the purchase of which money in the necessary amount has been deposited in the Bond Purchase Fund and is held in trust for the Holders of such Unsurrendered Bonds;

provided, however, that in determining whether the Holders of the requisite principal amount of Bonds Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Obligor Bonds shall be disregarded and deemed not to be Outstanding.  Obligor Bonds which have been pledged in good faith may be regarded as Outstanding for such purposes if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that Bonds registered in the name of such pledgee as beneficial owner would not be considered Obligor Bonds.

“Outstanding Principal Amount” shall mean, as of any date of determination, the total principal amount of Bonds Outstanding under this Indenture, or of any Series of Bonds Outstanding under this Indenture, as context may require, after giving effect to all Advances and repayments of principal made in accordance with the Indenture as of date of determination; provided however, in no event may the Outstanding Principal Amount of Series 2010A Bonds exceed $50,000,000 nor may the Outstanding Principal Amount of Series 2010B Bonds exceed $20,000,000.

“Post-Default Rate” shall mean (a) when used with respect to any payment of Debt Service on any Bond or payment of the Purchase Price of any Bond tendered in accordance with the optional or mandatory tender provisions of this Indenture, the rate specified in such Bond (or if not specified in a Bond in Direct Payment Mode, as specified in the Direct Purchase Agreement applicable to such Bond) for overdue payment of Debt Service on a Bond or overdue payment of the Purchase Price of Tendered Bonds, computed as provided in such Bond (or Direct Purchase Agreement, as the case may be), and (b) when used with respect to all other payments due under this Indenture, a variable rate equal to the Trustee’s prime rate, computed on the basis of a 365 or 366-day year, as the case may be, for actual days elapsed.

“Purchase Price”, when used with respect to a Tendered Bond, shall mean 100% of the principal amount of such tendered Bond plus accrued interest to the Tender Date.  If the Tender Date for a Tendered Bond is also an Interest Payment Date for such Bond, the interest due on such date shall not be considered part of the Purchase Price; rather, such interest shall be paid in accordance with the provisions of this Indenture governing regular interest payments.

“Purchaser” or “Purchasers” shall mean the Holder (or collectively, the Holders) of the Bonds while the Bonds bear interest in the Direct Purchase Mode.  All references to Purchaser shall be of no force and effect with respect to Bonds in any Interest Rate Mode other than Direct Purchase Mode.  During the Initial Direct Purchase Rate Period, the Purchasers shall be the Lenders under the Direct Purchase Agreement.

“Purchaser Agent” means that person designated in writing by the Purchaser(s) to the Authority, the Corporation and the Trustee to act as agent for the Purchaser(s) in connection with the Bonds.  In the event the Purchaser has not designated a Purchaser Agent, such Purchaser shall be its own Purchaser Agent.  All references to the “Purchaser Agent” shall be of no effect during the period in which the Bonds are in Weekly Rate Mode or Term Rate Mode.  During the Initial Direct Purchase Rate Period, the Purchaser Agent shall be the Administrative Agent.

“Qualified Investments” shall mean any of the following investments:

(a)           Federal Securities.

(b)           A repurchase agreement with respect to Federal Securities, provided that the Federal Securities subject to such repurchase agreement are held by or under the control of the Trustee pursuant to a perfected security interest free and clear of third-party liens.

(c)           An interest in any trust or fund that invests solely in (1) Federal Securities or (2) repurchase agreements with respect to Federal Securities described in subparagraph (b).

(d)           A certificate of deposit issued by, or other interest-bearing deposit with, any bank organized under the laws of the United States of America or any state thereof (including without limitation the Trustee), provided that (1) long-term deposits with such bank are rated by Moody’s or S & P in one of the three highest rating categories (without regard to subcategories), or (2) such deposit is collaterally secured by the issuing bank by pledging Federal Securities having a market value (exclusive of accrued interest) not less than the face amount of such certificate less the amount of such deposit insured by the Federal Deposit Insurance Corporation.

(e)           any securities or investments consented to in writing by the Bank or the Purchaser Agent, as the case may be.

“Rating Agency” shall mean Moody’s, S & P and any other nationally recognized securities rating agency.

“Regular Record Date” shall have the meaning assigned in Section 6.1.

“Remarketing Agent” shall mean any remarketing agent or successor remarketing agent appointed pursuant to Section 6.12 of this Indenture.

“Remarketing Proceeds” shall mean the proceeds of remarketing of Bonds by the Remarketing Agent in accordance with the provisions of Section 6.6.

“S & P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies.

“Serial Maturity” shall mean the Maturity of a Bond after the aggregate Maturities of the Bonds have been adjusted pursuant to Section 6.1 to correspond with the remaining scheduled mandatory redemption requirements.

“Series 2010A Acquisition Account” shall mean the account by that name in the Acquisition Fund established pursuant to Section 6.10.

“Series 2010B Acquisition Account” shall mean the account by that name in the Acquisition Fund established pursuant to Section 6.10.

“Series 2010A Bonds” shall mean the Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A issued pursuant to this Indenture.

“Series 2010B Bonds” shall mean the Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B issued pursuant to this Indenture.

 “Series 2010A Costs of Issuance Account” shall mean the account by that name in the Costs of Issuance Fund established pursuant to Section 6.9.

“Series 2010B Costs of Issuance Account” shall mean the account by that name in the Costs of Issuance Fund established pursuant to Section 6.9.

“Series 2010A Improvements” shall mean that portion of the Bond-Financed Facilities described in Exhibit A to the Loan Agreement as eligible to be financed with the Series 2010A Bonds.

“Series 2010B Improvements” shall mean that portion of the Bond-Financed Facilities described in Exhibit A to the Loan Agreement as eligible to be financed with the Series 2010B Bonds.

“Series 2010A Note” means the promissory note or notes, including any supplements, allonges, modifications or replacements thereof, executed by the Corporation in favor of the Authority from time to time in accordance with Section 4.6 of the Loan Agreement in order to evidence the obligation of the Corporation under the Loan Agreement to make Basic Loan Payments to the Authority with respect to the Series 2010A Bonds.  Each Series 2010A Note shall be assigned and endorsed as specified in Section 4.6 of the Loan Agreement.

“Series 2010B Note” means the promissory note or notes, including any supplements, allonges, modifications or replacements thereof, executed by the Corporation in favor of the Authority from time to time in accordance with Section 4.6 of the Loan Agreement in order to evidence the obligation of the Corporation under the Loan Agreement to make Basic Loan Payments to the Authority with respect to the Series 2010B Bonds.  Each Series 2010B Note shall be assigned and endorsed as specified in Section 4.6 of the Loan Agreement.

“SIFMA Index” shall mean the Securities Industry and Financial Markets Association Municipal Swap Index published in The Bond Buyer or if The Bond Buyer or such index is no longer published, any other successor or similar published index as determined by the Remarketing Agent.

“Special Record Date” for the payment of any Defaulted Interest on the Bonds means a date fixed by the Trustee pursuant to Section 4.3.

“Stated Expiration Date,” when used with respect to any Letter of Credit, shall mean the date on which such Letter of Credit will expire by its terms unless terminated sooner upon the occurrence of any early termination event specified therein.  The Stated Expiration Date of any Letter of Credit may be extended as provided in Section 15.2.

“Substitute Letter of Credit” shall mean a letter of credit delivered in substitution for the letter of credit then held by the Trustee, as more particularly described in Section 15.2.

“Tax Certificate and Agreement” shall mean that certain Tax Certificate and Agreement entered into by the Authority and the Corporation in connection with the issuance of the Bonds.

"Taxable Rate" shall mean the product of (A) the interest rate then in effect and (B) 1.54.

“Tender Date” shall mean an Optional Tender Date or a Mandatory Tender Date, as the case may be.

“Tendered Bonds” shall mean Bonds tendered (or deemed tendered) for purchase pursuant to the Optional or Mandatory Tender provisions of this Indenture.

“Term Rate”, when used with respect to any Bond in the Term Rate Mode, shall mean the fixed interest rate borne by such Bond during a Term Rate Period.

“Term Rate Interest Payment Date,” when used with respect to any Bond in the Term Rate Mode, shall mean a date on which interest calculated according to a Term Rate is payable on such Bond.

“Term Rate Mode” shall mean the Interest Rate Mode in which a Bond bears interest at the Term Rate.

“Term Rate Period” shall mean a period during which such Bond bears interest at a Term Rate established for such period.

“Trust Estate” shall have the meaning stated in Article 3.

“Trustee” shall mean U. S. Bank National Association, a national banking association, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor.

“Unsurrendered Bond” shall mean a Bond (or portion thereof) which is deemed purchased pursuant to the Optional or Mandatory Tender provisions hereof, but which has not been presented to the Trustee by the Holder thereof.

“Weekly Rate”, when used with respect to any Bond in the Weekly Rate Mode, shall mean the variable interest rate borne by such Bond while such Bond is in the Weekly Rate Mode.

“Weekly Rate Interest Payment Date”, when used with respect to any Bond in the Weekly Rate Mode, shall mean a date on which interest calculated at the Weekly Rate is payable on such Bond.

“Weekly Rate Mode” shall mean the Interest Rate Mode in which a Bond bears interest at the Weekly Rate.

“Wire Transfer” shall mean a transfer of funds by electronic means between banks that are members of the Federal Reserve system, or such other method of transferring funds for same-day settlement or credit as shall be acceptable to the Trustee.

SECTION 1.2 General Rules of Construction

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           Defined terms in the singular shall include the plural as well as the singular, and vice versa.

(b)           The definitions in the recitals to this instrument are for convenience only and shall not affect the construction of this instrument.

(c)           All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles.  All references herein to “generally accepted accounting principles” refer to such principles as they exist at the date of application thereof.

(d)           All references in this instrument to designated “Articles”, “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

(e)           The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(f)           All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(g)           The term “person” shall include any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

(h)           The term “including” means “including without limitation” and “including, but not limited to”.

SECTION 1.3 Ownership of Bonds; Effect of Action by Bondholders

(a)           The ownership of Bonds shall be proved by the Bond Register.

(b)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Authority in reliance thereon, whether or not notation of such action is made upon such Bond.

SECTION 1.4 Effect of Headings and Table of Contents

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.5 Date of Indenture

The date of this Indenture is intended as and for a date for the convenient identification of this Indenture and is not intended to indicate that this Indenture was executed and delivered on said date.

SECTION 1.6 Separability Clause

If any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.7 Governing Law

This Indenture shall be construed in accordance with and governed by the laws of the State of Alabama.

SECTION 1.8 Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.9 Designation of Time for Performance

Except as otherwise expressly provided herein, any reference in this Indenture to the time of day shall mean the time of day in the city where the Trustee maintains its place of business for the performance of its obligations under this Indenture.

ARTICLE 2

Source of Payment

SECTION 2.1 Source of Payment of Bonds and Other Obligations

(a)           The Bonds and all other payment obligations under this Indenture are limited obligations of the Authority payable solely out of the Trust Estate, including payments by the Corporation pursuant to the Loan Agreement and the Notes.

 (b)           This Indenture shall not constitute or effect a pledge or assignment of, or any other type of security interest in, the property, taxes or revenues of the Authority other than the property specifically identified by this Indenture as part of the Trust Estate.

(c)           Bonds in the Direct Purchase Mode may be secured by the Direct Purchaser Security Documents.

SECTION 2.2 Sponsoring Entity Exempt From Liability

The Bonds and any other payment obligations under this Indenture do not constitute or give rise to an indebtedness or a pecuniary liability of, and do not constitute a charge against the general credit or taxing powers of, Washington County, Alabama.

SECTION 2.3 Officers, Directors, etc. Exempt from Individual Liability

No recourse under or upon any covenant or agreement of this Indenture, or of any Bonds, or for any claim based thereon or otherwise in respect thereof, shall be had against any past, present or future incorporator, officer or member of the governing body of the Authority, or of any successor, either directly or through the Authority, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Bonds issued hereunder are solely corporate obligations, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the governing body of the Authority or any successor, or any of them, because of the issuance of the Bonds, or under or by reason of the covenants or agreements contained in this Indenture or in any Bonds or implied therefrom.

ARTICLE 3

Security for Payment

SECTION 3.1 Pledge and Assignment

To secure the payment of Debt Service on the Bonds and all other Indenture Indebtedness and the performance of the covenants herein and in the Bonds contained, and to declare the terms and conditions on which the Bonds are secured, and to secure the payment of Bank Indebtedness to the extent herein provided, and in consideration of the premises and of the purchase of the Bonds by the Holders thereof, the Authority hereby pledges and assigns to the Trustee, and grants to the Trustee a security interest in, the following property:

(a)           Indenture Funds.  Money and investments from time to time on deposit in, or forming a part of, the Indenture Funds.

(b)           Loan Agreement and Note.  All right, title and interest of the Authority in and to the Loan Agreement and the Notes, including without limitation the right to receive Loan Payments and payments by the Corporation pursuant to the Notes; provided, however, that:

(1)           The Authority shall retain the right to notices and other communications to be sent to it under Section 8.3 of the Loan Agreement payments under Sections 4.3 and 6.6 of the Loan Agreement.

(2)           Nothing contained in this Indenture shall impair, diminish or otherwise affect the Authority’s obligations under the Loan Agreement or impose any of such obligations on the Trustee.

(c)           Other Property.  Any and all property of every kind or description which may, from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien of this Indenture as additional security by the Authority or anyone on its part or with its consent, or which pursuant to any of the provisions hereof may come into the possession or control of the Trustee or a receiver appointed pursuant to this Indenture; and the Trustee is hereby authorized to receive any and all such property as and for additional security for the obligations secured hereby and to hold and apply all such property subject to the terms hereof.

TO HAVE AND TO HOLD all such property, rights and privileges (collectively called the “Trust Estate”) unto the Trustee and its successors and assigns;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of the Bonds (without any priority of any such Bond over any other such Bond).

PROVIDED, HOWEVER, that money and investments in the Indenture Funds may be applied for the purposes and on the terms and conditions set forth in this Indenture.

SECTION 3.2 Letter of Credit

Any Letter of Credit that is delivered to the Trustee shall be for the benefit of all Holders of the Bonds other than (a) Holders of Obligor Bonds and (b) Purchasers of Bonds in Direct Purchase Mode.  A Letter of Credit or Substitute Letter of Credit may be delivered pursuant to Section 15.2.  Money received by the Trustee pursuant to a draw on a Letter of Credit shall be applied as provided in Article 15.

ARTICLE 4

Registration, Exchange and

General Provisions Regarding the Bonds

SECTION 4.1 Registration, Transfer and Exchange

(a)           The Authority shall cause to be kept at the Office of the Trustee a register (herein sometimes referred to as the “Bond Register”) in which, subject to such reasonable regulations as it may prescribe, the Authority shall provide for the registration of Bonds and registration of transfers of Bonds entitled to be registered or transferred as herein provided.  The Trustee is hereby appointed as agent of the Authority for the purpose of registering Bonds and transfers of Bonds as herein provided.

(b)           Upon surrender for transfer of any Bond at the Office of the Trustee, the Authority shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Bonds of the same Maturity, of the same Series, of any Authorized Denominations and of a like aggregate principal amount.

(c)           At the option of the Holder, Bonds may be exchanged for other Bonds of the same Maturity, of the same Series, of any Authorized Denominations and of a like aggregate principal amount, upon surrender of the Bonds to be exchanged at the Office of the Trustee.  Whenever any Bonds are so surrendered for exchange, the Authority shall execute, and the Trustee shall authenticate and deliver, the Bonds which the Bondholder making the exchange is entitled to receive.

(d)           All Bonds surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled by the Trustee.

(e)           All Bonds issued upon any transfer or exchange of Bonds shall be the valid obligations of the Authority and entitled to the same security and benefits under this Indenture as the Bonds surrendered upon such transfer or exchange.

(f)           Every Bond presented or surrendered for transfer or exchange shall contain, or be accompanied by, all necessary endorsements for transfer.

(g)           No service charge shall be made for any transfer or exchange of Bonds, but the Authority may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Bonds.

(h)           The Authority shall not be required (1) to transfer or exchange any Bond during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing, or (2) to transfer or exchange any Bond so selected for redemption in whole or in part.

(i)           While the Bonds are in the Direct Purchase Mode, each Purchaser of the Bonds shall, as a condition to its purchase of the Bonds, execute and deliver to the Authority a representations letter satisfactory in form and substance to the Authority, the Corporation and the Trustee.

SECTION 4.2 Mutilated, Destroyed, Lost and Stolen Bonds

(a)           If (1) any mutilated Bond is surrendered to the Trustee, or the Authority and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Bond, and (2) there is delivered to the Authority and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Authority or the Trustee that such Bond has been acquired by a bona fide purchaser, the Authority shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of like tenor, Series and principal amount, bearing a number not contemporaneously outstanding.

(b)           Upon the issuance of any new Bond under this Section, the Authority may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

(c)           Every new Bond issued pursuant to this Section in lieu of any destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Authority, whether or not the destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture equally and ratably with all other Outstanding Bonds.

(d)           The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

SECTION 4.3 Payment of Interest on Bonds; Interest Rights Preserved

(a)           Interest on any Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date or Tender Date shall be paid to the person in whose name that Bond is registered at the close of business on the Regular Record Date for such Interest Payment Date or Tender Date, as applicable.

(b)           Any interest on any Bond which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date or Tender Date, as applicable (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date solely by virtue of such Holder having been such Holder; and such Defaulted Interest shall be paid by the Authority to the persons in whose names such Bonds are registered at the close of business on a special record date (herein called a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Authority shall notify the Trustee of the amount of Defaulted Interest proposed to be paid on each Bond and the date of the proposed payment (which date shall be such as will enable the Trustee to comply with the next sentence hereof), and at the same time the Authority shall deposit with the Trustee (or pay directly to the Purchaser Agent if the Bonds are in the Direct Purchase Mode and if such Purchaser Agent has elected to have payments made directly to its attention) an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee, or to the Purchaser Agent, as the case may be, for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this subsection provided and not to be deemed part of the Trust Estate.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Authority of such Special Record Date and, in the name and at the expense of the Authority, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of a Bond at his address as it appears in the Bond Register not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Bonds are registered on such Special Record Date.

(c)           Upon a Determination of Taxability, the corresponding series of Bonds shall bear interest at the Taxable Rate, effective on the date determined by the Internal Revenue Service as the date on which the interest on such series became includible in gross income of the Holder.

(d)           Subject to the foregoing provisions of this Section, each Bond delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Bond shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond and each such Bond shall bear interest from such date that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

SECTION 4.4 Persons Deemed Owners

The Authority and the Trustee may treat the person in whose name any Bond is registered as the owner of such Bond for the purpose of receiving payment of Debt Service on such Bond and for all other purposes whatsoever whether or not such Bond is overdue, and, to the extent permitted by law, neither the Authority nor the Trustee shall be affected by notice to the contrary.

SECTION 4.5 Trustee as Paying Agent

Except as set forth in Section 4.9 below, the Debt Service on the Bonds and the Purchase Price of Tendered Bonds shall, except as otherwise provided herein, be payable at the Office of the Trustee.  The Trustee is hereby appointed paying agent of the Authority for the purpose of paying Debt Service on the Bonds and the Purchase Price of Tendered Bonds.

SECTION 4.6 Payments Due on Non-Business Days

If any payment on the Bonds is due on a day which is not a Business Day, such payment may be made on the first succeeding day which is a Business Day with the same effect as if made on the day such payment was due.

SECTION 4.7 Cancellation

All Bonds surrendered for payment, redemption, transfer or exchange, shall be promptly cancelled by the Trustee.  The Trustee may destroy cancelled certificates.  No Bond shall be authenticated in lieu of or in exchange for any Bond cancelled as provided in this Section, except as expressly provided by this Indenture.

SECTION 4.8 Book-Entry Only System; Payment Provisions

(a)           Except while the Bonds are in the Direct Purchase Mode (during which the Bonds will not be in the Book-Entry Only System), the registration and payment of Bonds shall be made pursuant to the Book-Entry Only System administered by The Depository Trust Company (“DTC”) in accordance with a Letter of Representations to be executed by the Authority (the “Letter of Representations”) on or before the date on which the Bonds are registered into the Book-Entry Only System, and such registration and payment shall continue until the Book-Entry Only System is terminated pursuant to Section 4.8(c).

(b)           While Bonds are in the Book-Entry Only System the following provisions shall apply for purposes of this Indenture and shall supersede any contrary provisions of this Indenture:

(1)           Notwithstanding the fact that DTC may hold a single physical certificate for each stated maturity for purposes of the Book-Entry Only System, the term “Bond” shall mean each separate Security (as defined in the Letter of Representations) issued pursuant to the Book-Entry Only System, and the term “Holder” shall mean the person identified on the records of DTC as the owner of the related Security.

(2)           The terms and limitations of this Indenture with respect to each separate Bond shall be applicable to each separate Security registered under the Book-Entry Only System.

(3)           All notices under this Indenture to Holders of Bonds from any other Financing Participant shall be delivered by such Financing Participant to DTC for distribution by DTC in accordance with the Letter of Representations.  All notices under this Indenture to or from a Financing Participant other than a Holder of a Bond shall be delivered directly to the Financing Participant as provided in this Indenture and shall not be delivered through DTC or the Book-Entry Only System.

(4)           All payments of Debt Service on the Bonds shall be made by the Trustee to DTC and shall be made by DTC to the Participants (as such term is defined in the Letter of Representations) as provided in the Letter of Representations.  All such payments shall be valid and effective fully to satisfy and discharge the Authority’s obligations with respect to such payments.

(5)           A tender of a Bond shall be accomplished by book-entry delivery of such Bond to the account of the Trustee maintained by DTC.

(6)           The Beneficial Owners (as such term is defined in the Letter of Representations) of the Bonds, by their acquisition of any beneficial interest in a Bond or Bonds, and the Participants severally agree that the Authority and the Trustee shall not have any responsibility or obligation to any Participant or any Beneficial Owner with respect to (1) the accuracy of any records maintained by DTC or any Participant; (2) the payment by DTC or any Participant of any amount due to any Beneficial Owner in respect of the principal of, purchase price of, premium (if any) and interest on the Bonds; (3) the delivery or timeliness of delivery by DTC or any Participant of any notice due to any Beneficial Owner which is required or permitted under the terms of this Indenture to be given to Beneficial Owners; or (4) any consent given or other action taken by DTC or its nominee, as owner.

(c)           If the Authority and the Trustee concur that it would be in the best interests of the Holders of the Bonds for the Book-Entry Only System to be discontinued (in whole or in part), such Book-Entry Only System shall be discontinued (in whole or in part) in accordance with the provisions of the Letter of Representations.  In addition, the Book-Entry Only System may be discontinued (in whole or in part) at any time by any Financing Participant acting alone in accordance with the Letter of Representations.

(d)           If the Book-Entry Only System is discontinued, except as otherwise provided in this Section with respect to Wire Transfer rights, payment of interest on the Bonds which is due on any Interest Payment Date shall be made by check or draft mailed by the Trustee to the persons entitled thereto at their addresses appearing in the Bond Register.  Such payments of interest shall be deemed timely made if so mailed on the Interest Payment Date (or, if such Interest Payment Date is not a Business Day, on the Business Day next following such Interest Payment Date).  Payment of the principal of (and premium, if any, on) the Bonds and payment of accrued interest on the Bonds due upon redemption on any date other than an Interest Payment Date shall be made only upon surrender thereof at the Office of the Trustee.

(e)           Upon the written request of the Holder of Bonds in an aggregate principal amount of not less than $100,000, the Trustee will make payment of the Debt Service due on such Bonds by Wire Transfer, provided that:

(1)           such request contains adequate instructions for the method of payment, and

(2)           payment of the principal of (and redemption premium, if any, on) such Bonds and payment of the accrued interest on such Bonds due upon redemption on any date other than an Interest Payment Date shall be made only upon surrender of such Bonds to the Trustee.

SECTION 4.9 Payment of Bonds in Direct Purchase Mode

Notwithstanding the foregoing, while the Bonds are in the Direct Purchase Mode, payments of Debt Service on the Bonds and payment of the Purchase Price of Tendered Bonds shall be payable directly by the Corporation to the Purchaser Agent by wire transfer or such other method as the Corporation and the Purchaser Agent shall agree.

ARTICLE 5

General Provisions Regarding Redemption of Bonds

SECTION 5.1 Specific Redemption Provisions

(a)           Section 6.1 provides the specific redemption provisions with respect to the Bonds.

(b)           The exercise of optional redemption rights is subject to the requirements of Section 15.13.

SECTION 5.2 Mandatory Redemption

Bonds shall be redeemed in accordance with the applicable mandatory redemption provisions without any direction from or consent by the Authority.  Unless the date fixed for such mandatory redemption is otherwise specified by this Indenture, the Trustee shall select the date for mandatory redemption, subject to the provisions of this Indenture with respect to the permitted period for such redemption.

SECTION 5.3 Election to Redeem

The election of the Authority to exercise any right of optional redemption shall be evidenced by notice to the Trustee from an Authorized Authority Representative.  The notice of election to redeem must be received by the Trustee at least 60 days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee) and shall specify (a) the principal amount of Bonds to be redeemed (if less than all Bonds Outstanding are to be redeemed pursuant to such option) and (b) the redemption date, subject to the provisions of this Indenture with respect to the permitted period for such redemption.

SECTION 5.4 Selection by Trustee of Bonds to be Redeemed

(a)           Except as otherwise provided in the specific redemption provisions for the Bonds and Section 5.4(e), if less than all Bonds Outstanding are to be redeemed, the principal amount of Bonds of each Maturity to be redeemed may be specified by the Authority by notice delivered to the Trustee not less than 60 days before the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), or, in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of Bonds of each Maturity to be redeemed may not be larger than the principal amount of Bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

(b)           Except as otherwise provided in the specific redemption provisions for the Bonds and Section 5.4(e), if less than all Bonds with the same Maturity are to be redeemed, the particular Bonds of such Maturity to be redeemed shall be selected by the Trustee not less than 30 nor more than 60 days prior to the redemption date from the Outstanding Bonds of such Maturity then eligible for redemption by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in Authorized Denominations) of the principal of Bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

(c)           The Trustee shall promptly notify the Authority of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount thereof to be redeemed.

(d)           For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal of such Bond which has been or is to be redeemed.

(e)           Notwithstanding any other provision of this Indenture, (1) Bank Bonds eligible for redemption must be selected for redemption before any other eligible Bonds are selected for redemption, and (2) with respect to Bonds in Direct Purchase Mode, the election to exercise any right of optional redemption shall be evidenced by notice to the Trustee and the Purchaser Agent from an Authorized Corporation Representative, which notice must be received by the Trustee and Purchaser Agent at least 10 days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), and must contain the information specified in Section 5.3, and if less than all such Bonds Outstanding are to be redeemed, the principal amount of Bonds of each Maturity to be redeemed may be specified by the Corporation and the Holder of such Bonds by notice delivered to the Trustee not less than 10 days before the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), or in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of Bonds of each Maturity to be redeemed may not be larger than the principal amount of Bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

SECTION 5.5 Notice of Redemption

(a)           Unless waived by the Holders of all Bonds then Outstanding to be redeemed, notice of redemption shall be given by registered or certified mail, mailed not less than 30 nor more than 60 days prior to the redemption date, to each Holder of Bonds to be redeemed, at his address appearing in the Bond Register.

(b)           All notices of redemption shall state:

(1)           the redemption date,

(2)           the redemption price,

(3)           the principal amount of Bonds to be redeemed, and, if less than all Outstanding Bonds are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Bonds to be redeemed,

(4)           that on the redemption date the redemption price of each of the Bonds to be redeemed will become due and payable and that the interest thereon shall cease to accrue from and after said date, and

(5)           the place or places where the Bonds to be redeemed are to be surrendered for payment of the redemption price.

(c)           Notice of redemption of Bonds to be redeemed at the option of the Authority shall be given by the Authority or, at the Authority’s request, by the Trustee in the name and at the expense of the Authority.  Notice of redemption of Bonds in accordance with the mandatory redemption provisions of the Bonds shall be given by the Trustee in the name and at the expense of the Authority.

(d)           The Authority and the Trustee shall, to the extent practical under the circumstances, comply with the standards set forth in Securities and Exchange Commission’s Exchange Act Release No. 23856 dated December 3, 1986, regarding redemption notices, provided that their failure to do so shall not in any manner defeat the effectiveness of a call for redemption if notice thereof is given as prescribed in this Section.

(e)           Notwithstanding the foregoing, during the Direct Purchase Mode, notice of redemption of the Bonds shall be given directly by the Corporation to the Purchaser Agent and the Trustee at the time and in the manner required by Section 5.4(e)(2).

SECTION 5.6 Deposit of Redemption Price

On the applicable redemption date, an amount of money sufficient to pay the redemption price of all the Bonds which are to be redeemed on that date shall be deposited with the Trustee. Such money shall be held in trust for the benefit of the persons entitled to such redemption price and shall not be deemed to be part of the Trust Estate.

SECTION 5.7 Bonds Payable on Redemption Date

(a)           Notice of redemption having been given as aforesaid, the Bonds to be redeemed shall, on the redemption date, become due and payable at the redemption price therein specified and from and after such date (unless the Authority shall default in the payment of the redemption price) such Bonds shall cease to bear interest.  Upon surrender of any such Bond for redemption in accordance with said notice such Bond shall be paid by the Authority at the redemption price.  Installments of interest due on or prior to the redemption date shall be payable to the Holders of the Bonds registered as such on the relevant Record Dates according to the terms of such Bonds.

(b)           If any Bond called for redemption shall not be paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the redemption date at the Post-Default Rate.

SECTION 5.8 Bonds Redeemed in Part

Unless otherwise provided herein, any Bond which is to be redeemed only in part shall be surrendered at the Office of the Trustee with all necessary endorsements for transfer, and the Authority shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Bond surrendered.

SECTION 5.9 Redemption of Bonds in Direct Purchase Mode

Notwithstanding the foregoing, payment of the redemption price of any Bond in Direct Purchase Mode shall be payable directly by the Corporation to the Purchaser Agent by wire transfer or such other method as the Corporation and the Purchaser Agent shall agree.

ARTICLE 6

Specific Terms for Bonds

SECTION 6.1 Specific Title and Terms

(a)           Title and Amount.

(1)           The Series 2010A Bonds shall be entitled “Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A,” and the Series 2010B Bonds shall be entitled “Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B.”  The aggregate principal amount of the Series 2010A Bonds which may be authenticated and delivered and Outstanding is limited to $50,000,000, and the aggregate principal amount of the Series 2010B Bonds which may be authenticated and delivered and Outstanding is limited to $20,000,000.

(2)           The Bonds will be issued as a “draw-down loan” as described in § 1.150-1(c)(4) of the Regulations.  On each date during the Draw-Down Period on which the Trustee receives from the Purchaser Agent funds for deposit into the Costs of Issuance Fund or the Acquisition Fund in accordance with Section 6.8, the aggregate amount of such receipts shall constitute an Advance under this Indenture.  Each Advance will increase the Outstanding Principal Amount of the Series of Bonds from which such proceeds were received by the Trustee, as indicated in the instructions provided to the Trustee under Section 6.8.  Each increase in the Outstanding Principal Amount of a Bond as the result of additional Advances shall be recorded on the Bond by the Trustee (or if the Bond is in Direct Purchase Mode, by the Purchaser Agent); provided, however, that failure of the Trustee (or Purchaser Agent) to record any Advance on a Bond shall not in any way compromise, reduce or eliminate in any way the Authority’s obligations under this Indenture with respect to the full Outstanding Principal Amount of such Bond, based upon the actual amount of proceeds delivered to the Trustee with respect thereto.

(3)           Notwithstanding any other provision in this Indenture, (1) the Outstanding Principal Amount of the Series 2010A Bonds and Series 2010B Bonds, respectively, may not exceed the aggregate amount of such Series that may be authenticated and delivered under Section 6.1(a), and (2) no additional Advances may be made after the expiration of the Draw-Down Period.  If less than $50,000,000 of aggregate Advances have been made under the Series 2010A Bonds or less than $20,000,000 of aggregate Advances have been made under the Series 2010B Bonds when the Draw-Down Period expires, after giving effect to any extensions thereof, the Series 2010A Bonds or Series 2010B Bonds, as applicable, shall be Outstanding at that time in an aggregate principal amount equal to Outstanding Principal Amount (as defined herein) of the applicable Series, computed using the last day of the Draw-Down Period as the determination date, and no further Advances shall be made under this Indenture after such date.

(b)           Authorized Denominations.  The Bonds shall be in the following denominations:  (1) for Bonds in the Weekly Rate Mode and Bonds in the Term Rate Mode for a Term Rate Period of 270 days or less, $100,000 or any larger amount that is a multiple of $5,000, (2) for Bonds in the Term Rate Mode for a Term Rate Period of more than 270 days, $5,000 or any multiple thereof, and (3) for Bonds in the Direct Purchase Mode, whatever principal amount of the Bonds is then held by each Purchaser of the Bonds.

(c)           Form and Number.  The Bonds shall be issuable as registered bonds without coupons in Authorized Denominations.  The Bonds shall be numbered separately from A-1 and B-1, upward.  The Series 2010A Bonds and the certificate of authentication shall be substantially as set forth in Exhibit A, and the Series 2010B Bonds and the certificate of authentication shall be substantially as set forth in Exhibit B with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

(d)           Maturity.  The Bonds shall mature on April 30, 2024; provided, however, that the Trustee shall assign Serial Maturities to all Outstanding Bonds upon request of the Authority, subject to the following requirements:

(1)           The Authority shall deliver a Favorable Tax Opinion to the Trustee.

(2)           Assignment of Serial Maturities may only be effected in connection with a Conversion of all Outstanding Bonds to a Term Rate for Term Rate Periods extending to their respective Maturities.

(3)           Serial Maturities may include one or more term bonds, so long as the resulting schedule for retirement of principal corresponds to the schedule for principal retirement contained in this Indenture (taking into account the mandatory redemption schedule).

(4)           The Trustee shall establish a procedure it determines to be fair and appropriate, by lot or otherwise, for selecting and identifying Bonds to reflect the assignment of Serial Maturities.

(5)           The Trustee shall notify Holders of Bonds and Financing Participants of the results of such procedure.

(e)           Date.  The Bonds shall be dated as of the date of initial delivery of the Bonds.

(f)           Interest Rates.  Each Bond shall bear interest at the Direct Purchase Rate, the Weekly Rate or the Term Rate, as provided in Section 6.2.  All Series 2010A Bonds must be in the same Interest Rate Mode at the same time, and if in the Direct Purchase Mode, must all be in the same Direct Purchase Rate Period, and all Series 2010B Bonds must be in the same Interest Rate Mode at the same time, and if in the Direct Purchase Mode, must all be in the same Direct Purchase Rate Period, but the Series 2010A Bonds and Series 2010B Bonds may be in different Interest Rate Modes at the same time, in each case subject to the terms and conditions of Section 6.3 regarding Conversion.  All Bonds shall initially be issued in the Direct Purchase Mode and shall bear interest at a Direct Purchase Variable Rate.  Each Series of Bonds may from time to time be converted to a different Interest Rate Mode, as provided in Section 6.3 and subject to the limitations set forth above.  The Trustee shall specify on each Bond certificate, in the space provided, which Interest Rate Mode is in effect with respect to such Bond.  If a Term Rate is in effect with respect to a Bond, the Trustee shall also specify on the certificate for such Bond the Term Rate and the beginning and end of the Term Rate Period.  If a Direct Purchase Mode is in effect with respect to a Bond, the Purchaser Agent shall notify the Trustee in writing of the beginning and end of the Direct Purchase Rate Period, and the Trustee shall also specify such dates on the certificate for such Bond when authenticated.

(g)           Interest Payment Dates.  Interest shall be payable in arrears on the following dates:

(1)           with respect to interest on any Bond payable at the Weekly Rate, (A) on the first Business Day of each month and (B) on the effective date of Conversion of such Bond from the Weekly Rate Mode to another Interest Rate Mode;

(2)           with respect to interest on any Bond payable at a Term Rate for a Term Rate Period of 270 days or less, on the last day of the Term Rate Period;

(3)           with respect to interest on any Bond payable at the Term Rate for any Term Rate Period of more than 270 days, (A) on the first Business Day of the calendar months during which there occurs the six-month anniversary and the one-year anniversary of the Conversion to such Term Rate Period and semi-annually on the first Business Day of each such month thereafter, and (B) on the last day of the Term Rate Period; and

(4)           with respect to any Bond payable at the Direct Purchase Rate, (A) on the first Business Day of each calendar month, (B) on the Business Day immediately succeeding the last day of each Direct Purchase Rate Period, and (C) on the effective date of Conversion of such Bond from the Direct Purchase Mode to another Interest Rate Mode.

(h)           Regular Record Date.  The interest due on any Interest Payment Date for the Bonds shall be payable to the Holder as of the Regular Record Date for such Interest Payment Date.  The Regular Record Date for the payment of interest on the Bonds shall be:  (1) with respect to any Weekly Rate Interest Payment Date, the day immediately prior to such Interest Payment Date, (2) with respect to any Term Rate Interest Payment Date for a Term Rate Period of 1 year or less, the day immediately prior to such Interest Payment Date, (3) with respect to any Term Rate Interest Payment Date for a Term Rate Period of more than 1 year, the 15th day (whether or not a Business Day) of the month next preceding such Interest Payment Date, and (4) with respect to any Direct Purchase Interest Payment Date, the day immediately prior to such Interest Payment Date.

(i)           Computation of Interest Accrual.  The Bonds shall bear interest from their date, or the most recent date to which interest has been paid or duly provided for, at the applicable rate per annum set forth in this Article.  Interest at the Weekly Rate and interest at the Term Rate for any Term Rate Period of 1 year or less shall be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed.  Interest at the Term Rate for any Term Rate Period of more than 1 year shall be computed on the basis of a 360-day year with 12 months of 30 days each.  Interest at a Direct Purchase Rate shall be computed on the basis of a 360-day year for the actual number of days elapsed.

(j)           Interest on Overdue Payments and Upon a Determination of Taxability.  Interest shall be payable on overdue principal on the Bonds and (to the extent legally enforceable) on any overdue installment of interest or overdue premium on the Bonds at the Post-Default Rate.  Upon a Determination of Taxability, the corresponding series of Bonds shall bear interest at the Taxable Rate, effective on the date determined by the Internal Revenue Service as the date on which the interest on such series became includible in gross income of the Holder.

(k)           Redemption Provisions.  The Bonds shall be subject to redemption prior to Maturity as follows:

(1)           Optional Redemption.  Bonds may be redeemed at the option of the Authority as follows:

(A)           On any date when a Bond is in the Weekly Rate Mode and on any Conversion Date with respect to a Bond, such Bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(B)           During any Term Rate Period of 5 years or less with respect to a Bond, such Bond shall not be subject to optional redemption.  During any Term Rate Period of more than 5 years with respect to a Bond, such Bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable:  2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of more than 5 years but not more than 10 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.  For any Term Rate Period of more than 10 years but not more than 20 years, the First Optional Call Date shall be the anniversary of the beginning of the Term Rate Period that is on or immediately after the midpoint of such Term Rate Period.  For any Term Rate Period of more than 20 years, the First Optional Call Date shall be the tenth anniversary of the beginning of the Term Rate Period.

(C)           While the Bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Variable Rate, the Bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, and without premium.  While the Bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Fixed Rate, the Bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, plus a premium equal to 5% of the outstanding principal amount of the Bonds so redeemed in the first year following the Conversion Date on which such Direct Purchase Fixed Rate became effective, declining by 1% each year thereafter (but not below zero).

(2)           Optional Redemption Upon Occurrence of Certain Calamities.  All (but not less than all) Bonds may be redeemed at the option of the Authority, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)           the Bond-Financed Facilities shall have been damaged or destroyed to such extent that, in the opinion of the Corporation, they cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Corporation is thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Bond-Financed Facilities or of any part, use or control of the Bond-Financed Facilities that, in the opinion of the Corporation, results in the Corporation being thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(C)           the Corporation ceases operation of the Bond-Financed Facilities for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Corporation, renders the Bond-Financed Facilities uneconomic for their intended use; or

(D)           as a result of a change in law or a final order of any court or other governmental authority the Loan Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Corporation that, in the opinion of the Corporation, render the Bond-Financed Facilities uneconomic for their intended use.

SECTION 6.2 Determination of Interest Rates and Term Rate Periods

(a)           Weekly Rate.  The Weekly Rate shall be a fluctuating rate per annum determined periodically by the Remarketing Agent while Bonds are in the Weekly Rate Mode, subject to the following terms and conditions:

(1)           The Weekly Rate shall be determined (A) on the date of Conversion of any Bonds to the Weekly Rate Mode, and (B) on the last Business Day before each Thursday.

(2)           Interest accrual at the Weekly Rate so determined shall begin on (and shall include) (A) the date of determination, if such date is the date of initial delivery or a Conversion Date, or (B) the Thursday following the date of determination, and shall end on (but shall not include) the next Thursday (or, if sooner, a Conversion Date); provided, however, that if the Remarketing Agent fails to determine the Weekly Rate on any such determination date, the Alternate Rate Index shall be deemed to be the rate determined.

(3)           The Weekly Rate with respect to the Bonds shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Weekly Rate may never exceed the Cap Rate.

(4)           On each Weekly Rate determination date the Remarketing Agent shall give telephonic notice to the Trustee of the Weekly Rate so determined.  Upon the request of the Holder of any Bond or any Financing Participant, the Trustee shall confirm (by telephone and in writing, if so requested) the Weekly Rate then in effect.

(b)           Term Rate and Term Rate Periods.  The Term Rate for any Bond in the Term Rate Mode shall be a fixed rate per annum determined by the Remarketing Agent for a Term Rate Period specified for such Bond by the Authority, subject to the following terms and conditions:

(1)           The duration of a Term Rate Period shall be limited as follows:

(A)           A Term Rate Period may be for any period of 30 or more days.

(B)           A Term Rate Period (other than a Term Rate Period extending to Maturity) must end on a Business Day.  If the final day of a Term Rate Period specified by the Authority, is not in fact a Business Day, then such Term Rate Period shall be deemed to extend to the next day that is a Business Day.

(C)           If the Letter of Credit will be in effect during the Term Rate Period, the Term Rate Period must end at least 5 days prior to the Stated Expiration Date of the Letter of Credit.

(D)           If the Letter of Credit will be in effect during the Term Rate Period, the maximum number of days of interest payable on any Interest Payment Date during such Term Rate Period must be at least 5 days less than the maximum number of days of interest payable at the Cap Rate pursuant to the Letter of Credit.

(E)           If the Letter of Credit will be in effect during the Term Rate Period, the Letter of Credit must provide coverage for payment of the maximum redemption premium on the Bonds.

(F)           If a Mandatory Tender occurs pursuant to Section 6.5(a)(3), all Term Rate Periods will end on the Mandatory Tender Date.

(2)           After receipt of notice that a Term Rate is to be established with respect to any Bond, but not later than the last Business Day prior to the proposed Conversion Date, the Remarketing Agent shall determine the interest rate for the Term Rate Period, which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such Bond being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.

(3)           Interest accrued at the Term Rate for any Term Rate Period shall begin on (and shall include) the first day of the Term Rate Period and shall end on (but shall not include) the last day of the Term Rate Period.

(4)           The Remarketing Agent shall give telephonic notice to the Trustee of the Term Rate so determined, and shall promptly confirm such notice in writing.  Upon the request of the Holder of the Bond or any Financing Participant, the Trustee shall confirm (by telephone and in writing, if so requested) the Term Rate so determined.

(c)           Rate Determinations Conclusive.  The interest rates determined by the Remarketing Agent or the Purchaser Agent, as applicable, as provided in this Section shall be conclusive and binding on the Financing Participants.

(d)           Direct Purchase Rate Provisions.  The Direct Purchase Rate for the Initial Direct Purchase Rate Period shall be the rate per annum as set forth in the Direct Purchase Agreement and thereafter, any Bond in Direct Purchase Mode shall be a rate per annum set forth in the Direct Purchase Agreement applicable to such Bond, subject to the following terms and conditions:

(1)           In connection with the Conversion of a Series of Bonds to a Direct Purchase Mode, or the affirmative establishment of a new Direct Purchase Rate Period subsequent to an expiring Direct Purchase Rate Period, the duration of each Direct Purchase Rate Period shall be no less than one hundred eighty (180) days, shall begin on the Conversion Date or the Business Day immediately succeeding the last day of the expiring Direct Purchase Rate Period, and shall end on a day immediately preceding a Direct Purchase Interest Payment Date.  The specific dates on which a Direct Purchase Rate Period begins and ends with respect to each Bond in Direct Purchase Mode shall be specified in such Bond, as authenticated and delivered under Section 6.1(f) of this Indenture.

(2)           Bonds in Direct Purchase Mode shall bear interest during each Direct Purchase Rate Period at either a Direct Purchase Fixed Rate or a Direct Purchase Variable Rate (as selected by the Corporation), determined as follows:

(A)           A Direct Purchase Fixed Rate shall be a fixed rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement and certified to by the Purchasers as the lowest fixed rate of interest that would permit the Bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

(B)           A Direct Purchase Variable Rate shall be a variable rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement equal to the sum of LIBOR, plus the Designated Basis Points, which rate shall be certified to by the Purchaser as the lowest rate of interest that would permit the Bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

The specific Direct Purchase Fixed Rate or Direct Purchase Variable Rate applicable for each Direct Purchase Rate Period shall be specified on the Bond authenticated and delivered with respect to such Direct Purchase Rate Period under Section 6.1(f) of this Indenture.  Notwithstanding the foregoing, in no event shall any Bond commence bearing interest at the new Direct Purchase Rate for a new Direct Purchase Rate Period unless and until a Favorable Tax Opinion has been delivered to the Purchaser Agent and the Corporation with respect to such change.

(3)           In the event a Purchaser has not elected to tender its Bonds on the Business Day immediately succeeding the Initial Direct Purchase Rate Period pursuant to Section 6.4(a) hereof and the Borrower has not directed a Conversion of the Interest Rate Mode, the non-tendered Bonds shall continue to bear interest at the Direct Purchase Rate then in effect for a Direct Purchase Rate Period of one year.  Thereafter any time the Bonds are in the Direct Purchase Rate Mode, in the event the Holder thereof has not elected to tender its Bonds on the Business Day immediately succeeding such Direct Purchase Rate Period pursuant to Section 6.4(a) hereof and the Borrower has not directed a Conversion of the Interest Rate Mode, the Bonds shall continue to bear interest at the Direct Purchase Rate then in effect for successive one year Direct Purchase Rate Periods.

SECTION 6.3 Conversion of Interest Rate Mode

(a)           Optional Conversion to Another Interest Rate Mode.  At the option of the Authority, any Bond may be converted from one Interest Rate Mode to another Interest Rate Mode, a new Term Rate Period may be established upon the expiration of any existing Term Rate Period and one Direct Purchase Rate Period may be established upon the expiration of an existing Direct Purchase Rate Period, subject to the following terms and conditions:

(1)           The Authority must give the other Financing Participants notice of such conversion not less than 25 days (if the Bonds are in Weekly Rate Mode or Term Rate Mode) or 15 days (if the Bonds are in Direct Purchase Mode) prior to the proposed Conversion Date.  Such notice must specify (A) the Interest Rate Mode to which such Bond is being converted, (B) the Term Rate Period or the Direct Purchase Rate Period, if converting to a Term Rate Mode or Direct Purchase Mode, as applicable, (C) the Term Rate or the Direct Purchase Rate, if converting to a Term Rate Mode or Direct Purchase Mode, as applicable, (D) the Conversion Date and (E) the principal amount, Series and the certificate number of the Bond for which the Conversion is requested.

(2)           If the Bond is being converted from the Weekly Rate Mode, the Conversion Date may be any Business Day.  If the Bond is being converted from the Term Rate Mode, the Conversion Date must be the last day of the Term Rate Period then in effect.  If the Bond is being converted from Direct Purchase Mode, the Conversion Date must be the last Business Day of the Direct Purchase Rate Period then in effect.

(3)           If any Series 2010A Bond is converted to or from Direct Purchase Mode or is converted from one Direct Purchase Rate Period to a new Direct Purchase Rate Period, all Series 2010A Bonds must be converted to or from such Direct Purchase Mode or to such new Direct Purchase Rate Period, as applicable, and if any Series 2010B Bond is converted to or from Direct Purchase Mode or is converted from one Direct Purchase Rate Period to a new Direct Purchase Rate Period all Series 2010B Bonds must be converted to or from such Direct Purchase Mode or to such new Direct Purchase Rate Period, as applicable.

(4)           On the proposed Conversion Date the Trustee must receive a Favorable Tax Opinion.

A notice from the Authority of conversion to the Term Rate Mode may provide that successive Term Rate Periods of specified length shall be established with respect to a Bond.  If such a notice is delivered, no additional notice of conversion shall be required from the Authority prior to the Term Rate Periods so specified.  Any such notice may be revoked as provided in Section 6.3(b), but the revocation shall be applicable only with respect to Term Rate Periods that would have commenced after the date of the notice of revocation.

A notice from the Authority of conversion to the Direct Purchase Rate Mode may provide that successive Direct Purchase Rate Periods of specified length shall be established with respect to a Bond.  If such a notice is delivered, no additional notice of conversion shall be required from the Authority prior to the Direct Purchase Rate Periods so specified.  Any such notice may be revoked as provided in Section 6.3(b), but the revocation shall be applicable only with respect to Direct Purchase Rate Periods that would have commenced after the date of the notice of revocation.

(b)           Revocation of Election.  The Authority may, at its option, revoke the election to convert a Bond from the Weekly Rate Mode to Term Rate Mode or to Direct Purchase Mode (or to establish successive Term Rate Periods or successive Direct Purchase Rate Periods) by notice delivered to the other Financing Participants before such Bond is delivered to the Holder in the new Interest Rate Mode, but in any event no later than the Trustee’s close of business on the Conversion Date.  In addition, the election to convert shall automatically be deemed revoked if (1) the Remarketing Agent fails to establish the Term Rate or the Trustee does not receive confirmation from the Remarketing Agent that such Bond has been remarketed in the Term Rate Mode, or (2) the Corporation fails to deliver to the Trustee an executed Direct Purchase Agreement with respect to the proposed Direct Purchase Mode.  The Authority’s right to revoke an election pursuant to this Section shall not affect any rights or remedies that the Remarketing Agent may have against the Authority pursuant to any bond purchase agreement, placement or remarketing agreement, or other agreement entered into by the Remarketing Agent in connection with the proposed Conversion.

(c)           Mandatory Tender Notwithstanding Failed Conversion.  If a notice of Mandatory Tender is given by the Trustee in connection with a proposed Conversion of a Bond to another Interest Rate Mode, such Bond shall be subject to a Mandatory Tender on such date notwithstanding the revocation of the election to effect such Conversion or the failure to satisfy the conditions for such conversion.

(d)           Interest Rate Following Failed Conversion.  If the conditions for a Conversion are not satisfied on the applicable Conversion Date and the Bonds are tendered by Holders in accordance with Section 6.3(c), (1) Bonds in Weekly Rate Mode may become Bank Bonds or may be remarketed in accordance with Section 6.6, (2) Bonds in a Term Rate Mode shall bear interest at the Post-Default Rate until no longer Outstanding or successfully converted to another Interest Rate Mode, and (3) Bonds in Direct Purchase Mode shall bear interest at the Post-Default Rate until the earliest of (A) the Bonds are no longer Outstanding, (B) the Bonds are successfully Converted to another Interest Rate Mode, and the Purchase Price plus any accrued and unpaid interest (including without limitation, interest accruing at the Post Default Rate) has been paid to the tendering Holders, (C) with the agreement and consent of the Purchasers, the Bonds commence a new Direct Purchase Mode or Direct Purchase Rate Period, or (D) the Purchase Price plus any accrued and unpaid interest (including without limitation, interest accruing at the Post Default Rate) has been paid to the tendering Holders.  Notwithstanding application of the Post-Default Rate under this paragraph 6.3(d), a Mandatory Tender in connection with a failed Conversion shall not constitute an Event of Default under this Indenture unless provided separately in a Bank Security Document or Direct Purchaser Security Document.

SECTION 6.4 Optional Tenders

(a)           (1) The Holder of any Bond in Weekly Rate Mode shall have the right to tender such Bond to the Trustee for purchase in whole or in part on any Business Day and (2) the Holder of any Bond in Direct Purchase Mode shall have the right to tender such Bond to the Trustee for purchase, in whole but not in part, on the Business Day immediately succeeding the last day of any Direct Purchase Rate Period.   In order to exercise such option with respect to any Bond, the Holder thereof must deliver notice thereof to the Trustee, as provided below in this Section, at least 7 days prior to the proposed Optional Tender Date so long and the Bonds are in the Weekly Rate Mode, and at least 120 days prior to the proposed Optional Tender Date so long as the Bonds are in the Direct Purchase Mode.

(b)           Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (1) the name of the registered Holder of the Bond to be tendered for purchase, (2) the Optional Tender Date, (3) the certificate number, series and principal amount of such Bond, and (4) the principal amount of such Bond to be purchased (if the Bonds are in the Weekly Rate Mode and such amount is less than the entire principal amount, both the amount to be purchased and the amount remaining must be in an Authorized Denomination).  The notice of Optional Tender must be substantially as set forth in Exhibit 6.4(b) or in such other form as shall be acceptable to the Trustee.  The Trustee shall promptly forward a copy of such notice to the other Financing Participants.

(c)           If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  If the Bonds are in the Weekly Rate Mode, unless a notice of Optional Tender indicates that less than the entire principal amount of the Bond is being tendered for purchase, the Holder will be deemed to have tendered the Bond in its entire principal amount for purchase.

(d)           Upon delivery of a written notice of Optional Tender, the election to tender shall be irrevocable and binding upon such Holder and may not be withdrawn.  The Trustee shall, in its sole discretion, determine whether, with respect to any Bond, the Holder thereof shall have properly exercised the option to have his Bond purchased pursuant to this Section.

(e)           If a written notice of tender shall have been duly given with respect to any Bond, the Holder of such Bond shall deliver such Bond to the Office of the Trustee on the Optional Tender Date, together with all necessary endorsements for transfer.  If the Bonds are in Weekly Rate Mode and only a portion of the Bonds is to be purchased (as a result of the exercise of the Optional Tender right only with respect to such portion), the Authority shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity, series and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date.

(f)           On each Optional Tender Date the Trustee shall pay to the Holder of each Bond (or portion thereof) properly tendered for purchase an amount equal to the Purchase Price.  Funds for payment of the Purchase Price of such Bonds shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 8.2 of this Indenture.

(g)           If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the Optional Tender Date.  The Authority shall issue and the Trustee shall authenticate a new Bond or Bonds in the same aggregate principal amount for any Unsurrendered Bond which is not tendered for purchase on any Optional Tender Date and, upon receipt by the Trustee of any such Unsurrendered Bond from the Holder thereof, shall pay, or cause to be paid, the Purchase Price of such Unsurrendered Bond to the Holder thereof and cancel such Unsurrendered Bond.

(h)           Bondholders may exercise Optional Tender rights notwithstanding the existence of an Indenture Default.

SECTION 6.5 Mandatory Tenders

(a)           The Holder of each Bond shall be required to tender such Bond to the Trustee for purchase on the following dates:

(1)           Each Conversion Date with respect to such Bond.

(2)           The last day of a Term Rate Period.

(3)           20 days after the Trustee receives written notice from the Bank (A) stating that an event of default, as therein defined, has occurred and is continuing under the Bank Reimbursement Agreement and (B) directing the Trustee to effect a Mandatory Tender of Bonds.

(4)           5 days prior to the Stated Expiration Date of the Letter of Credit.

(5)           For Bonds in the Weekly Rate Mode, on any date proposed for delivery of a Substitute Letter of Credit.

(6)           For Bonds in Weekly Rate Mode, on any other date specified by the Corporation as a Mandatory Tender Date in a written notice delivered by the Corporation to the Trustee (with the prior written consent of the Bank) at least 30 days prior to the specified Mandatory Tender Date (or such number of days as shall be acceptable for the administrative convenience of the Trustee).

If any of such dates is not a Business Day, the Mandatory Tender Date shall be the next succeeding Business Day.

(b)           No notice is required for a Mandatory Tender on the last day of a Term Rate Period.  Notice of any other Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the Holder of each affected Bond not less than 15 days prior to the Mandatory Tender Date.  Such notice of Mandatory Tender shall

(1)           specify the Mandatory Tender Date,

(2)           state the reason for the Mandatory Tender (that is, the applicable event listed in Section 6.5(a)),

(3)           state the amount of such Bond subject to Mandatory Tender, and

(4)           state that such Bond shall be delivered by the Holder thereof to the Office of the Trustee on such Mandatory Tender Date, together with all necessary endorsements for transfer, and that such Bond (or the portion thereof to be purchased) shall be purchased on such Mandatory Tender Date at a Purchase Price equal to 100% of the principal amount thereof plus accrued interest, if any, and that if such Bond is not so delivered to the Trustee such Bond (or the portion thereof to be purchased) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

(c)           Any Bond subject to Mandatory Tender shall be tendered by the Holder thereof for purchase on the Mandatory Tender Date, by delivering such Bond to the Office of the Trustee, together with all necessary endorsements for transfer.  If only a portion of such Bond is to be purchased (as a result of conversion of only a portion of such Bond to another Interest Rate Mode), the Authority shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond, without service charge, a new Bond or Bonds of the same Maturity and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the Bond surrendered.  Any such Bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee on the Mandatory Tender Date (“an Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

(d)           On the Mandatory Tender Date with respect to any Bond, the Trustee shall pay to the Holder of such Bond an amount equal to the Purchase Price.  Funds for payment of the Purchase Price of such Bond shall be drawn by the Trustee from the Bond Purchase Fund as provided in Section 8.2 of this Indenture.

(e)           If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the Holder thereof on such Mandatory Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.  The Authority shall issue and the Trustee shall authenticate a new Bond or Bonds in the same aggregate principal amount for any Unsurrendered Bond which is not tendered for purchase on any Mandatory Tender Date and, upon receipt by the Trustee of any such Unsurrendered Bond from the Holder thereof, shall pay, or cause to be paid, the Purchase Price of such Unsurrendered Bond to the Holder thereof and cancel such Unsurrendered Bond.

(f)           After notice of a Mandatory Tender has been given by the Trustee with respect to any Bond, such Bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

SECTION 6.6 Purchase and Remarketing of Bonds.

(a)           The Corporation and, if engaged by the Corporation, the Remarketing Agent will use its best efforts to remarket all Tendered Bonds in accordance with the provisions of this Section; provided, however, that each agrees that it:

(1)           shall not remarket Bonds to the Authority or the Corporation or to any Affiliate of the Authority or the Corporation.

(2)           Subject to the provisions of Section 15.14, the Corporation may direct the Remarketing Agent to cease remarketing efforts.

(3)           If a Tendered Bond is not remarketed within 30 days after the Tender Date, such Bond may not be remarketed unless the Trustee receives a Favorable Tax Opinion.

(4)           Bank Bonds may not be remarketed unless the Letter of Credit is reinstated with respect to the draw made to purchase such Bank Bonds.

(5)           If the Bonds are not secured by a Letter of Credit, Tendered Bonds may not be remarketed unless the Trustee receives (A) a Favorable Tax Opinion and (B) an Opinion of Counsel satisfactory to the Trustee stating in effect that remarketing will be in compliance with applicable federal and state securities laws.

(6)           If the Bonds were purchased pursuant to a Mandatory Tender required by Section 6.5(a)(3), such Bonds may not be remarketed without the written consent of the Bank.

(b)           Promptly after arranging for the remarketing of any Bonds, the Remarketing Agent or the Corporation, as applicable, shall give the Trustee notice specifying, with respect to the purchaser of such Bond, (1) such purchaser’s name, address and taxpayer identification number and (2) the principal amount and denomination of the Bond to be purchased.  The Remarketing Agent or the Corporation, as applicable, shall make appropriate settlement arrangements with the purchaser of such remarketed Bond and shall direct such purchaser by appropriate instructions to pay the Purchase Price of such Bond to the Trustee.  The Trustee shall deposit all Remarketing Proceeds in the Bond Purchase Fund.  All Remarketing Proceeds shall be held in a separate, segregated account in the Bond Purchase Fund and shall not be commingled with other money in the Bond Purchase Fund.

(c)           On the Tender Date with respect to any Bond (or portion thereof) the Trustee shall pay the Purchase Price to the Holder of such Bond.  The Trustee shall pay such Purchase Price from money on deposit in the Bond Purchase Fund; provided, that the Trustee shall not pay the Purchase Price of any Unsurrendered Bond, unless and until the Holder of such Unsurrendered Bond presents such Unsurrendered Bond to the Trustee.  Any Bond so delivered to the Trustee after 3:00 p.m. on a Business Day shall be deemed delivered on the following Business Day.

(d)           The Trustee shall hold any Bond delivered to it pursuant to the Optional or Mandatory Tender provisions hereof in trust solely for the benefit of the Holder who shall have so delivered such Bond until money representing the Purchase Price of such Bond shall have been delivered to or for the account of such Holder.

(e)           When the Purchase Price of any Tendered Bond is paid to the Holder (or, in the case of Unsurrendered Bonds, such Purchase Price is available to such Holder at the Office of the Trustee), such Bond shall be registered and delivered by the Trustee as follows:

(1)           If the Purchase Price of such Bond was paid with Remarketing Proceeds, such Bond shall be registered and delivered in accordance with the instructions of the Remarketing Agent.

(2)           If the Purchase Price of such Bond was paid with money deposited in the Bond Purchase Fund by the Authority, such Bond shall be registered and delivered in accordance with the instructions of the Authority.

(3)           If the Purchase Price of such Bond was paid with money drawn under the Letter of Credit, such Bond shall be considered a Bank Bond and shall be held by the Trustee for the benefit of the Bank or, at the option of the Bank, shall be registered in the name of the Bank and delivered as directed by the Bank.  When the Letter of Credit has been reinstated with respect to the draw made to purchase any Bank Bond, such Bond shall be registered and delivered as provided in Section 6.6(e)(1) or, if not remarketed, as provided in Section 6.6(e)(2).

(f)           Any remarketed Bond that has been called for redemption shall be delivered with a copy of the redemption notice, and any remarketed Bond remarketed as to which notice of Mandatory Tender has been given shall be delivered with a copy of the notice of Mandatory Tender.

(g)           Any Bond purchased pursuant to an Optional or Mandatory Tender shall not, by virtue of such purchase, be deemed paid or cancelled, but shall remain Outstanding until Fully Paid.

(h)           If the Authority or one of its Affiliates acquires Bank Bonds from the Bank, or if the Authority or one of its Affiliates acquires Bonds through direct purchase from a Holder, the Authority shall promptly notify the Trustee that such Bonds are considered Obligor Bonds for purposes of this Indenture.  The Trustee may assume that no Bonds are Obligor Bonds unless it has notice to the contrary.

SECTION 6.7 Execution, Authentication, Delivery and Dating

(a)           The Bonds shall be executed on behalf of the Authority by its Chairman under its corporate seal reproduced thereon and attested by its Secretary.  The signature of any of these officers on the Bonds may be manual or, to the extent permitted by law, facsimile.  Bonds bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Authority shall bind the Authority, notwithstanding that such individuals or any of them shall have ceased to hold such offices prior to the authentication and delivery of such Bonds or shall not have held such offices at the date of such Bonds.

(b)           At any time and from time to time after the execution and delivery of this Indenture, the Authority may deliver Bonds executed by the Authority to the Trustee for authentication and the Trustee shall authenticate and deliver such Bonds as in this Indenture provided and not otherwise.

(c)           No Bond shall be secured by, or be entitled to any lien, right or benefit under, this Indenture or be valid or obligatory for any purpose, unless there appears on such Bond a certificate of authentication substantially in the form provided for herein, executed by the Trustee by manual signature, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered hereunder.

SECTION 6.8 Proceeds From Sale of Bonds

(a)           The proceeds from the sale of Bonds to the original Purchaser or Purchasers thereof (whether as part of the initial Advance or any subsequent Advance) shall be applied as follows:

(1)           The amount specified in writing, in a closing statement or otherwise, signed by an Authorized Authority Representative, Authorized Corporation Representative and (if the Bonds are in Direct Purchase Mode) the Purchaser Agent, shall be deposited in the Costs of Issuance Fund.

(2)           The balance of the proceeds shall be deposited in the Acquisition Fund.

(b)           If both Series 2010A Bonds and Series 2010B Bonds are delivered on the same date, or if Advances are made under the Series 2010A Bonds and Series 2010B Bonds on the same date, the instructions provided by the Authorized Authority Representative under this Section 6.8 shall specify how much of the proceeds of each Series of Bonds shall be deposited in the respective accounts of the Costs of Issuance Fund and deposited in the respective accounts of the Acquisition Fund.

(c)           If proceeds are delivered to the Trustee without instructions for deposit, such proceeds shall be deposited in the Series 2010A Acquisition Account and, so long as they have not been disbursed in accordance with a requisition under Section 6.10(b), such proceeds shall be subject to transfer within the Indenture Funds in accordance with any subsequent instructions delivered to Trustee in accordance with this Section 6.8.

SECTION 6.9 Costs of Issuance Fund

(a)           There is hereby created and established with the Trustee a trust fund designated as the “Costs of Issuance Fund”.  The Costs of Issuance Fund shall have two accounts:  the “Series 2010A Gulf Opportunity Zone Bond Account” (the “Series 2010A Costs of Issuance Account”) and the “Series 2010B Recovery Zone Facility Bond Account” (the “Series 2010B Costs of Issuance Account”).  Deposits to the Costs of Issuance Fund and its accounts shall be made in accordance with Section 6.8.  Money in the Costs of Issuance Fund shall be used to pay Costs of Issuance in the manner hereinafter provided.

(b)           Money in the Series 2010A Costs of Issuance Account shall be used to pay Costs of Issuance (including reimbursement of the Corporation for any such costs paid by it) upon delivery to the Trustee of a requisition substantially in the form attached as Exhibit 6.9(b), properly designated for the Series 2010A Costs of Issuance Account, executed by an Authorized Corporation Representative and approved by the Purchaser Agent.  Upon receipt of a duly completed requisition, the Trustee shall pay the amount requested from funds on deposit in the Series 2010A Costs of Issuance Account to the extent that sufficient funds are available in the account and the Corporation is entitled to payment pursuant to this Indenture.

(c)           Money in the Series 2010B Costs of Issuance Account shall be used to pay Costs of Issuance (including reimbursement of the Corporation for any such costs paid by it) upon delivery to the Trustee of a requisition substantially in the form attached as Exhibit 6.9(b), properly designated for the Series 2010B Costs of Issuance Account, executed by an Authorized Corporation Representative and approved by the Purchaser Agent.  Upon receipt of a duly completed requisition, the Trustee shall pay the amount requested from funds on deposit in the Series 2010B Costs of Issuance Account to the extent that sufficient funds are available in the account and the Corporation is entitled to payment pursuant to this Indenture.

(d)           Investment earnings on the Series 2010A Costs of Issuance Account and Series 2010B Costs of Issuance Account shall remain in such account, respectively, until it is terminated pursuant to Section 6.9(e).

(e)           After an Authorized Corporation Representative and the Purchaser Agent certify to the Trustee that no additional money from the Costs of Issuance Fund is needed to pay Costs of Issuance with respect to the Bonds, any balance remaining in the Series 2010A Costs of Issuance Account shall be deposited in the Series 2010A Acquisition Account, and any balance remaining in the Series 2010B Costs of Issuance Account shall be deposited in the Series 2010B Acquisition Account and, in each case, used to pay Acquisition Costs.

SECTION 6.10 Acquisition Fund

(a)           There is hereby created and established with the Trustee a trust fund designated as the “Acquisition Fund”.  The Acquisition Fund shall have two accounts:  the “Series 2010A Gulf Opportunity Zone Bond Account” (the “Series 2010A Acquisition Account”) and the “Series 2010B Recovery Zone Facility Bond Account” (the “Series 2010B Acquisition Account”).  Deposits to the Acquisition Fund and its accounts shall be made in accordance with Section 6.8.  Money in the Acquisition Fund shall be used to pay Acquisition Costs of the Bond-Financed Facilities in the manner hereinafter provided.

(b)           Money in the Series 2010A Acquisition Account shall be used to pay Acquisition Costs of the Bond-Financed Facilities (including reimbursement of the Corporation for any such costs paid by it) upon delivery to the Trustee of a requisition substantially in the form attached as Exhibit 6.10(b), properly designated for the Series 2010A Acquisition Account executed by an Authorized Corporation Representative and approved by the Purchaser Agent.  Upon receipt of a duly completed requisition, the Trustee shall pay the amount requested from funds on deposit in the Series 2010A Acquisition Account to the extent that sufficient funds are available in the account and the Corporation is entitled to payment pursuant to this Indenture.

(c)           Money in the Series 2010B Acquisition Account shall be used to pay Acquisition Costs of the Bond-Financed Facilities (including reimbursement of the Corporation for any such costs paid by it) upon delivery to the Trustee of a requisition substantially in the form attached as Exhibit 6.10(b), properly designated for the Series 2010B Acquisition Account executed by an Authorized Corporation Representative and approved by the Purchaser Agent.  Upon receipt of a duly completed requisition, the Trustee shall pay the amount requested from funds on deposit in the Series 2010B Account to the extent that sufficient funds are available in the account and the Corporation is entitled to payment pursuant to this Indenture.

(d)           Investment earnings on the Series 2010A Acquisition Account and the Series 2010B Acquisition Account shall remain in such account, respectively, until it is terminated pursuant to Section 6.10(e).

(e)           Upon the Trustee’s receipt of a written certification from an Authorized Corporation Representative that the construction and equipping of the Series 2010A Improvements has been completed and that the money (if any) remaining in the Series 2010A Account of the Acquisition Fund is no longer needed to pay Acquisition Costs for the Series 2010A Improvements, any balance remaining in the Series 2010A Account of the Acquisition Fund shall be transferred by the Trustee to the Debt Service Fund to be applied to pay Debt Service on the Series 2010A Bonds or to pay the Purchase Price of tendered Series 2010A Bonds until exhausted.

(f)           Upon the Trustee’s receipt of a written certification from an Authorized Corporation Representative that the construction and equipping of the Series 2010B Improvements has been completed and that the money (if any) remaining in the Series 2010B Account of the Acquisition Fund is no longer needed to pay Acquisition Costs for the Series 2010B Improvements, any balance remaining in the Series 2010B Account of the Acquisition Fund shall be transferred by the Trustee to the Debt Service Fund to be applied to pay Debt Service on the Series 2010B Bonds or to pay the Purchase Price of tendered Series 2010A Bonds until exhausted.

(g)           If a Series of Bonds is in Direct Purchase Mode when the Trustee receives the certification of completion described above with respect to such Series, the Trustee shall transfer the remaining balance in the Account of the Acquisition Fund that contains proceeds of such Series directly to the Purchaser Agent, and the Purchaser Agent shall apply such funds to the payment of Debt Service on such Series of Bonds or to payment of the Purchase Price of Tendered Bonds of such Series, as and when due, until exhausted.

(h)           The Trustee's duties with respect to requisitions received pursuant to this Section shall be strictly limited to review to determine that the form complies with the requirements of this Indenture.  The Trustee shall have no liability with respect to the appropriateness of the purpose or use of funds subject to the requisition and shall be entitled to rely without investigation or inquiry upon the certification contained therein by the Authorized Corporation Representative.

SECTION 6.11 Description of Bond-Financed Facilities

(a)           The Bond-Financed Facilities are described in Exhibit A of the Loan Agreement.

(b)           The Corporation may cause changes or amendments to be made in the description of the Bond-Financed Facilities and may add items to, or delete items from, the list of Bond-Financed Facilities contained in the Loan Agreement; provided that (1) the Corporation delivers to the Trustee a resolution adopted by the Corporation’s governing body specifying such changes, amendments, additions or deletions, (2) such action will not change the nature of the Bond-Financed Facilities to the extent that they would not qualify for financing under the Enabling Law, and (3) the Corporation delivers to the Trustee a Favorable Tax Opinion.

SECTION 6.12 Remarketing Agent

(a)           On or prior to a Conversion Date on which any Series of Bonds is Converted to Weekly Rate Mode or to any Term Rate Mode in which the Authority reasonably determines that a Remarketing Agent is required, the Authority shall appoint a Remarketing Agent.  Any Remarketing Agent shall signify its acceptance of such appointment and its assumption of the duties and obligations imposed by this Indenture by executing and delivering an agreement satisfactory to the Authority and the Trustee.

(b)           A Remarketing Agent may resign at any time by giving 30 days’ notice to the other Financing Participants.  No such resignation shall become effective until a successor Remarketing Agent has been appointed and has accepted its duties and obligations hereunder.

(c)           A Remarketing Agent shall be removed (1) without further action of the Financing Participants with respect to Bonds Converted to Direct Purchase Mode, such removal to become effective automatically on the Conversion Date of such Bonds to Direct Purchase Mode, and (2) by the Authority, in its discretion, with respect to Bonds converted to Term Rate Mode if the Authority reasonably determines that no Remarketing Agent is required during such Term Rate Mode, such removal to become effective on the Conversion Date of such Bonds to the Term Rate Mode, and (3) at any time upon 30 days’ notice by the Authority to the Remarketing Agent and the other Financing Participants; provided, however, that no removal under this Section 6.12(c) shall become effective until a successor Remarketing Agent has been appointed and has accepted its duties and obligations hereunder.

(d)           If a Remarketing Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Remarketing Agent for any cause, the Authority shall promptly appoint a successor Remarketing Agent.  Any successor Remarketing Agent shall signify its acceptance of such appointment and its assumption of the duties and obligations imposed upon it by this Indenture by execution and delivery of an agreement satisfactory to the Authority and the Trustee.

(e)           The Trustee shall give notice to Bondholders of each resignation and each removal of the Remarketing Agent and each appointment of a successor Remarketing Agent.

(f)           Compensation and expenses of the Remarketing Agent shall be paid by the Authority, as provided in the agreement of the Remarketing Agent accepting its appointment.

(g)           The Remarketing Agent shall not have a lien on the Trust Estate, money drawn under the Letter of Credit, or Remarketing Proceeds for payment of its compensation or expenses.

(h)           There shall be no Remarketing Agent appointed and acting under this Indenture with respect to Bonds in the Direct Purchase Mode.

ARTICLE 7

No Additional Bonds

This Indenture authorizes only the Series 2010A Bonds and the Series 2010B Bonds.  No additional Series of Bonds may be issued pursuant to this Indenture.

ARTICLE 8

Indenture Funds

SECTION 8.1 Debt Service Fund

(a)           There is hereby authorized a special trust fund which shall be designated the “Debt Service Fund”.  The Trustee shall be the depository, custodian and disbursing agent for the Debt Service Fund.

(b)           On each Bond Payment Date money in the Debt Service Fund shall be applied by the Trustee to pay Debt Service on the Bonds.

(c)           If the Letter of Credit is in effect, the Trustee is required to make draws on the Letter of Credit to pay Debt Service on Bonds other than Obligor Bonds, as provided in Article 15.  Money drawn pursuant to the Letter of Credit shall be held in a separate account within the Debt Service Fund and shall not be commingled with other money in the Debt Service Fund.  Money drawn pursuant to the Letter of Credit shall be applied to the payment of Debt Service on Bonds other than Bank Bonds and Obligor Bonds.

(d)           The Corporation is required by Section 4.1 of the Loan Agreement to make Loan Payments at times and in amounts sufficient to pay Debt Service on Bonds that is not paid with money drawn pursuant to the Letter of Credit.  Such Loan Payments are to be deposited in the Debt Service Fund so long as the Bonds are not in the Direct Purchase Mode.

(e)           On each Bond Payment Date money in the Debt Service Fund shall be applied for the following purposes in the order of priority indicated:

(1)           First, the Trustee shall pay Debt Service on Bonds other than Obligor Bonds.  Such payments shall be made first from the proceeds of a draw on the Letter of Credit.  If sufficient funds are not available under the Letter of Credit for any reason, such payments may be made with money in the Debt Service Fund derived from any other source.

(2)           Second, the Trustee shall reimburse the Bank for the amount of any unreimbursed draw made under the Letter of Credit for the purpose of paying Debt Service on the Bonds.

(3)           Third, the Trustee shall pay Debt Service on Obligor Bonds.

(4)           Fourth, the Trustee shall reimburse the Bank for all other amounts certified by the Bank as due to it, but unpaid, under the terms of the Bank Reimbursement Agreement.

(5)           Fifth, the balance, if any, shall be retained in the Debt Service Fund.

(f)           While the Bonds are in the Direct Purchase Mode, there shall be no Debt Service Fund, and the Corporation shall make all payments of principal of, premium, if any, and interest on the Bonds directly to the Purchaser Agent by wire transfer or pursuant to such other arrangements to which the Purchaser Agent and the Corporation shall agree.

SECTION 8.2 Bond Purchase Fund

(a)           There is hereby established a special trust fund which shall be designated the “Bond Purchase Fund”.  The Trustee shall be the depositary, custodian and disbursing agent for the Bond Purchase Fund.

(b)           On each Tender Date money in the Bond Purchase Fund shall be applied by the Trustee to the payment of the Purchase Price of Tendered Bonds as provided in this Section.

(c)           Remarketing Proceeds are to be deposited in the Bond Purchase Fund as provided in Section 6.6.  All Remarketing Proceeds shall be held in a separate, segregated account in the Bond Purchase Fund and shall not be commingled with other money in the Bond Purchase Fund.  Remarketing Proceeds shall be used to pay the Purchase Price of Tendered Bonds or to reimburse the Bank for draws made on the Letter of Credit to pay the Purchase Price of Tendered Bonds in the following order of priority:  (1) first, the Trustee shall pay the Purchase Price of Tendered Bonds that are Bank Bonds; (2) second, the Trustee shall pay the Purchase Price of Tendered Bonds other than Bank Bonds or Obligor Bonds; (3) third, the Trustee shall reimburse the Bank for draws made to pay the Purchase Price of Tendered Bonds; and (4) fourth, the Trustee shall pay the Purchase Price of Tendered Bonds that are Obligor Bonds.

(d)           If the Letter of Credit is in effect, the Trustee is required to make draws on the Letter of Credit to pay the Purchase Price of Tendered Bonds other than Obligor Bonds and Bank Bonds to the extent that Remarketing Proceeds are not sufficient to pay such Purchase Price, as provided in Article 15.  Money drawn pursuant to the Letter of Credit shall be held in a separate account within the Bond Purchase Fund and shall not be commingled with other money in the Bond Purchase Fund.  Money drawn pursuant to the Letter of Credit shall be applied to the payment of Debt Service on Bonds other than Bank Bonds and Obligor Bonds.

(e)           Pursuant to Section 4.2(a)(3) of the Loan Agreement the Corporation shall make deposits to the Bond Purchase Fund at times and in amounts sufficient to pay the Purchase Price of Tendered Bonds that is not paid with Remarketing Proceeds or money drawn pursuant to the Letter of Credit.

SECTION 8.3 Money for Bond Payments to be Held in Trust; Repayment of Unclaimed Money

(a)           If money is on deposit in the Debt Service Fund on any Bond Payment Date sufficient to pay Debt Service on the Bonds due and payable on such Date, but the Holder of any Bond that matures on such Date or that is subject to redemption on such Date fails to surrender such Bond to the Trustee for payment of Debt Service due and payable on such Date, the Trustee shall segregate and hold in trust for the benefit of the person entitled thereto money sufficient to pay the Debt Service due and payable on such Bond on such Date.  Money so segregated and held in trust shall not be a part of the Trust Estate and shall not be invested, but shall constitute a separate trust fund for the benefit of the persons entitled to such Debt Service.

(b)           If money is on deposit in the Bond Purchase Fund on any Tender Date sufficient to pay the Purchase Price on the Bonds to be paid on such Tender Date, but the Holder of any Unsurrendered Bond fails to deliver such Bond to the Trustee for payment of such Purchase Price on such Tender Date, the Trustee shall segregate and hold in trust for the benefit of the person entitled thereto money sufficient to pay such Purchase Price due and payable on such Bond on such Tender Date.  Money so segregated and held in trust shall not be a part of the Trust Estate and shall not be invested, but shall constitute a separate trust fund for the benefit of the persons entitled to such Purchase Price.

(c)           Any money held in trust by the Trustee for the payment of Debt Service on or the Purchase Price of any Bond pursuant to this Section and remaining unclaimed for 3 years after such Debt Service or Purchase Price has become due and payable shall be paid to the Authority upon request of an Authorized Authority Representative; and the Holder of such Bond shall thereafter, as an unsecured general creditor, look only to the Authority for payment thereof, and all liability of the Trustee with respect to such trust money, and all liability of the Authority with respect thereto, shall thereupon cease; provided, however, that the Trustee, before being required to make any such payment to the Authority, may at the expense of the Authority cause to be published once, in a newspaper of general circulation in the city where the Office of the Trustee is located, notice that such money remains unclaimed and that, after a date specified therein, any unclaimed balance of such money then remaining will be paid to the Authority.

ARTICLE 9

Investment of Indenture Funds

SECTION 9.1 Investment of Indenture Funds

(a)           Except as otherwise expressly provided in this Indenture, any money held as part of an Indenture Fund shall be invested or reinvested in Qualified Investments by the Trustee in accordance with the instructions of the Authority, to the extent that such investment is, in the opinion of the Trustee, feasible and consistent with the purposes for which such Fund was created.  Any investment made with money on deposit in an Indenture Fund shall be held by or under control of the Fund custodian and shall be deemed at all times a part of the Indenture Fund where such money was on deposit, and the interest and profits realized from such investment shall be credited to such Fund and any loss resulting from such investment shall be charged to such Fund.

(b)           Any investment of money in the Indenture Funds may be made by the Trustee through its own bond department, investment department or other commercial banking department providing investment services.

(c)           The Trustee shall follow the instructions of the Authority with respect to investments of the Indenture Funds as provided in this Section, but the Trustee shall not be responsible for (1) determining that any such investment complies with the arbitrage limitations imposed by Section 148 of the Internal Revenue Code, or (2) calculating the amount of, or making payment of, any rebate due to the United States under Section 148(f) of the Internal Revenue Code.

(d)           Remarketing Proceeds and money received from a draw on the Letter of Credit shall not be invested.

SECTION 9.2 Application of Funds After Indenture Indebtedness Fully Paid

After all Indenture Indebtedness has been Fully Paid, any money or investments remaining in the Indenture Funds or otherwise constituting part of the Trust Estate shall, subject to the requirements of Section 15.11, be paid to the Corporation if no Loan Default exists.

ARTICLE 10

Representations and Covenants

SECTION 10.1 General Representations

The Authority makes the following representations and warranties as the basis for the undertakings on its part herein contained:

(a)           Under the provisions of the Enabling Law and its certificate of incorporation, it has the power to consummate the transactions contemplated by the Bond Documents to which it is a party.

(b)           The Bond Documents to which it is a party constitute legal, valid and binding obligations and are enforceable against it in accordance with the terms of such instruments, except as enforcement thereof may be limited by (1) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights and (2) general principles of equity, including the exercise of judicial discretion in appropriate cases.

SECTION 10.2 No Encumbrance on Trust Estate

The Authority will not create or permit the creation of any pledge, lien, charge or encumbrance of any kind on the Trust Estate or any part thereof prior to or on a parity of lien with this Indenture.

SECTION 10.3 Payment of Bonds

(a)           The Authority will duly and punctually pay, or cause to be paid, the Debt Service on the Bonds as and when the same shall become due and will duly and punctually deposit, or cause to be deposited, in the Indenture Funds the amounts required to be deposited therein, all in accordance with the terms of the Bonds and this Indenture.

(b)           The Authority will not extend or consent to the extension of the time for payment of Debt Service on the Bonds, unless such extension is consented to by the Holder of the Bond affected.

SECTION 10.4 Inspection of Records

The Authority will at any and all times, upon the request of the Trustee, afford and procure a reasonable opportunity for the Trustee by its representatives to inspect any books, records, reports and other papers of the Authority relating to the performance by the Authority of its covenants in this Indenture, and the Authority will furnish to the Trustee any and all information as the Trustee may reasonably request with respect to the performance by the Authority of its covenants in this Indenture.

SECTION 10.5 Advances by Trustee

If the Authority shall fail to perform any of its covenants in this Indenture, the Trustee may, but shall not be required, at any time and from time to time, to make advances to effect performance of any such covenant on behalf of the Authority.  Any money so advanced by the Trustee, together with interest at the Post-Default Rate, shall be repaid upon demand and such advances shall be secured under this Indenture prior to the Bonds.

SECTION 10.6 Corporate Existence; Merger, Consolidation, Etc.

(a)           The Authority will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(b)           The Authority may consolidate with or merge into any other corporation or transfer its property substantially as an entirety to another person if:

(1)           the corporation formed by such consolidation or into which the Authority is merged or the person which acquires by conveyance or transfer the Authority’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Trustee an instrument in form recordable and acceptable to the Trustee containing an assumption by such Successor of the due and punctual payment of the Debt Service on the Bonds and the performance and observance of every covenant and condition of the Bond Documents to be performed or observed by the Authority; and

(2)           the Authority shall deliver to the Trustee a Favorable Tax Opinion.

(c)           Upon any consolidation or merger or any conveyance or transfer of the Authority’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, the Authority under this Indenture with the same effect as if such Successor had been named as the Authority herein.

SECTION 10.7 Compliance with the Tax Certificate and Agreement

The Authority will comply with the covenants and agreements on its part contained in the Tax Certificate and Agreement.

ARTICLE 11

Defaults and Remedies

SECTION 11.1 Events of Default

Any one or more of the following shall constitute an event of default (an “Indenture Default”) under this Indenture (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           failure to pay (1) the interest on any Bond when such interest becomes due and payable, or (2) the principal of (or premium, if any, on) any Bond when such principal (or premium, if any) becomes due and payable, whether at its stated Maturity, by declaration of acceleration or call for redemption or otherwise; or

(b)           failure to pay the Purchase Price of any Bond due on any Tender Date; or

(c)           receipt by the Trustee of notice from a Bank (1) stating that an event of default, as therein defined, has occurred and is continuing under a Bank Reimbursement Agreement or Bank Security Document and (2) directing that the Bonds be declared due and payable under the acceleration provisions of this Indenture; or

(d)           default in the performance, or breach, of any covenant or warranty of the Authority in this Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after notice of such default or breach, stating that such notice is a “notice of default” hereunder, has been given to the Authority by the Trustee, or to the Authority and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Bonds, unless, in the case of a default or breach that cannot be cured by the payment of money, the Authority initiates efforts to correct such default or breach within 30 days from the receipt of such notice and diligently pursues such action until the default or breach is corrected;

(e)           a Loan Default shall occur and be continuing; or

(f)           While the Bonds are in the Direct Purchase Mode, (1) receipt from the Purchaser Agent that an event of default has occurred and is continuing under any Direct Purchase Agreement or Direct Purchase Security Document then in effect or under any other agreement in which the Purchaser or any affiliate thereof provides financing to the Corporation, after the giving of any notice and/or the expiration of any grace period required under such document as a condition precedent to such event of default and (2) directing that the Bonds be declared due and payable under the acceleration provisions of this Indenture.

SECTION 11.2 Remedies

(a)           Acceleration of Maturity.  Subject to the provisions of Sections 11.2(d) and 11.12, if an Indenture Default exists, the Trustee or the Holders of not less than 25% in principal amount of the Bonds Outstanding may declare the principal of all the Bonds and the interest accrued thereon to be due and payable immediately, by notice to the Authority (and to the Trustee, if given by Bondholders), and upon any such declaration such Debt Service shall become immediately due and payable.  Subject to the provisions of Section 11.2(d), at any time after such a declaration of acceleration has been made pursuant to this Section, the Holders of a majority in principal amount of the Bonds Outstanding may, by notice to the Authority and the Trustee, rescind and annul such declaration and its consequences if

(1)           the Authority has deposited with the Trustee a sum sufficient to pay

(A)           all overdue installments of interest on all Bonds,

(B)           the principal of (and premium, if any, on) any Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Bonds,

(C)           to the extent that payment of such interest is lawful, interest upon overdue installments of interest at the rate or rates prescribed therefor in the Bonds, and

(D)           all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2)           all Indenture Defaults, other than the non-payment of the principal of Bonds which has become due solely by such declaration of acceleration, have been cured or have been waived as provided in Section 11.10.

No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

(b)           Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Trustee or to the Bondholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(c)           Remedies Subject to Applicable Law.  All rights, remedies and powers provided by this Article may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

(d)           Automatic Acceleration; Control of Remedies by Bank.  If an Indenture Default exists:

(1)           If an Indenture Default exists under Section 11.1(a), (b), or (c) when the Letter of Credit is in effect, the Trustee shall immediately exercise the right of acceleration under Section 11.2(a) and shall draw on the Letter of Credit, notwithstanding any contrary directions from the Authority or the Bank.  Such an acceleration may not be rescinded or annulled.  If any other Event of Default exists when the Letter of Credit is in effect, the Trustee may not exercise the right of acceleration, either on its own initiative or upon direction of the Bondholders, without the consent of the Bank, and no such acceleration may be rescinded or annulled without the consent of the Bank and confirmation from the Bank that the Letter is Credit has been reinstated or is otherwise in full force and effect.

(2)           Except as provided in Section 11.2(d)(1), the Bank shall have the right to provide directions on behalf of the Holders of the Bonds (without notice to or consent of such Holders) with respect to (i) the time, method and place of conducting any remedy available to the Trustee and Bondholders, or of exercising any trust or power conferred on the Trustee or Bondholders (including without limitation the right to approve any plan of reorganization of the Authority under the Federal Bankruptcy Code) and (ii) the waiver of any Indenture Default and its consequences.  The Trustee shall follow such directions notwithstanding contrary directions from the Bondholders.

SECTION 11.3 Application of Money Collected

Any money collected by the Trustee pursuant to this Article and any other sums then held by the Trustee as part of the Trust Estate, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Bonds and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

(a)           First:  To the payment of all undeducted amounts due the Trustee under Section 12.7;

(b)           Second:  To the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, with interest (to the extent that such interest has been collected by the Trustee or a sum sufficient therefor has been so collected and payment thereof is legally enforceable at the respective rate or rates prescribed therefor in the Bonds) on overdue principal (and premium, if any) and on overdue installments of interest; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal (and premium, if any) and interest, without any preference or priority, ratably according to the aggregate amount so due; provided, however, that payments with respect to Obligor Bonds shall be made only after all other Bonds have been Fully Paid; and

(c)           Third:  To the payment of the remainder, if any, to the Corporation or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct;

provided, however, that money drawn pursuant to the Letter of Credit shall be applied solely for the purposes specified in Section 15.5.

SECTION 11.4 Trustee May Enforce Claims without Possession of Bonds

All rights of action and claims under this Indenture or the Bonds may be prosecuted and enforced by the Trustee without the possession of any of the Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Bonds in respect of which such judgment has been recovered.

SECTION 11.5 Limitation on Suits

(a)           Except as provided in Section 11.5(b), no Holder of any Bond shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless

(1)           such Holder has previously given notice to the Trustee of a continuing Indenture Default;

(2)           the Holders of not less than 25% in principal amount of the Outstanding Bonds shall have made request to the Trustee to institute proceedings in respect of such Indenture Default in its own name as Trustee hereunder;

(3)           such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

(5)           no direction inconsistent with such request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Bonds; and

(6)           the Bank consents to such action.

(b)           If all Outstanding Bonds are in Direct Purchase Mode, the Purchaser Agent of such Bonds shall have the rights to institute a proceeding, judicial or otherwise, under or with respect to this Indenture, or for the appointment of a receiver or trustee or for any other remedy hereunder, in accordance with a Direct Purchase Agreement to which such Purchaser Agent is a party, without complying with Section 11.5(a).

(c)           Notwithstanding any of the foregoing, no one or more Holders of Bonds (including any Purchaser or Purchaser Agent) shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the lien of this Indenture or the rights of any other Holders of Bonds, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Bonds.

SECTION 11.6 Unconditional Right of Bondholders to Receive Principal, Premium and Interest

Notwithstanding any other provision in this Indenture, the Holder of any Bond shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and interest on such Bond on the Maturity date expressed in such Bond (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 11.7 Restoration of Positions

If the Trustee or any Bondholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Bondholder, then and in every such case the Authority, the Trustee and the Bondholders shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Bondholders shall continue as though no such proceeding had been instituted.

SECTION 11.8 Delay or Omission Not Waiver

No delay or omission of the Trustee or of any Holder of any Bond to exercise any right or remedy accruing upon an Indenture Default shall impair any such right or remedy or constitute a waiver of any such Indenture Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Bondholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Bondholders, as the case may be.

SECTION 11.9 Control by Bondholders

Subject to the provisions of Sections 11.2(d) and 11.12, the Holders of a majority in principal amount of the Outstanding Bonds shall have the right, during the continuance of an Indenture Default,

(a)           to require the Trustee to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Bonds or otherwise, and

(b)           to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee hereunder, provided that

(1)           such direction shall not be in conflict with any rule of law or this Indenture,

(2)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction.

SECTION 11.10 Waiver of Past Defaults

(a)           Subject to the provisions of Sections 11.2(d) and 11.12, before any judgment or decree for payment of money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Bonds may, by notice to the Trustee and the Authority, on behalf of the Holders of all the Bonds waive any past default hereunder or under any other Bond Document and its consequences, except a default

(1)           in the payment of Debt Service on any Bond, or

(2)           in respect of a covenant or provision hereof which under Article 13 cannot be modified or amended without the consent of the Holder of each Outstanding Bond affected.

(b)           Upon any such waiver, such default shall cease to exist, and any Indenture Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 11.11 Suits to Protect the Trust Estate

Subject to the provisions of Sections 11.2(d) and 11.12, the Trustee shall have power to institute and to maintain such proceedings as it may deem expedient to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Indenture and to protect its interests and the interests of the Bondholders in the Trust Estate and in the rents, issues, profits, revenues and other income arising therefrom, including power to institute and maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Bondholders or the Trustee.

SECTION 11.12 Purchaser Rights

Notwithstanding any other provision of this Indenture to the contrary, with respect to all Bonds in the Direct Purchase Mode, all rights and remedies granted to the Trustee under this Article with respect to such Bonds shall be granted to and exercisable by the Purchaser Agent, and the Trustee shall have no rights or remedies under this Article, except those as the Purchaser Agent may direct the Trustee to exercise on its behalf.

SECTION 11.13 Trustee During Direct Purchase Mode

If all Outstanding Bonds are in Direct Purchase Mode the Trustee’s responsibilities hereunder shall be limited as specified herein; provided, however, that nothing in this Section 11.13 shall be construed to limit or prevent the Trustee during Direct Purchase Mode from administering or supplementing the terms and conditions of this Indenture in accordance with the provisions hereof upon receipt of written instructions, satisfactory in form and substance to the Trustee and otherwise compliant with this Indenture, from the Authority, the Lender or (so long as no Event of Default exists) the Corporation.  The Trustee shall at all times enjoy the rights and protections provided by Article 12 of this Indenture and may be removed or may resign at any time during Direct Purchase Mode in accordance therewith.  The Trustee’s rights and responsibilities when the Note is not in Direct Purchase Mode shall not be limited by this Section 11.13.

ARTICLE 12

The Trustee

SECTION 12.1 Certain Duties and Responsibilities of Trustee

(a)           Except during the continuance of an Indenture Default,

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

(b)           If an Indenture Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

(1)           this subsection shall not be construed to limit the effect of Section 12.1(a);

(2)           the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 12.2 Notice of Defaults

The Trustee shall notify Bondholders of the occurrence of an Indenture Default within 30 days after the Trustee becomes aware of its existence; provided, however, that the Trustee shall be protected in withholding such notice if (1) the notice event has been cured or waived or otherwise ceases to exist before such notice is given; or (2) the Trustee determines in good faith that the withholding of such notice is in the interest of Bondholders.

SECTION 12.3 Certain Rights of Trustee

Except as otherwise provided in Section 12.1:

(a)           the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Authority mentioned herein shall be sufficiently evidenced by a certificate or order executed by an Authorized Authority Representative;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate executed by an Authorized Authority Representative;

(d)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Bondholders pursuant to this Indenture, unless such Bondholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, that the Trustee may not require security or indemnity for the performance of its duties under Section 15.5;

(f)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Authority, personally or by agent or attorney; and

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any wilfull misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 12.4 Not Responsible for Recitals

The recitals contained herein and in the Bonds, except the certificate of authentication on the Bonds, shall be taken as the statements of the Authority, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the value or condition of the Trust Estate or any part thereof, or as to the title of the Authority thereto or as to the security afforded thereby or hereby, or as to the validity or sufficiency of this Indenture or of the Bonds.

SECTION 12.5 May Hold Bonds

The Trustee in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Authority with the same rights it would have if it were not Trustee.

SECTION 12.6 Money Held in Trust

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent expressly provided in this Indenture or required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in Article 9.

SECTION 12.7 Compensation and Reimbursement

(a)           The Authority agrees

(1)           to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s gross negligence or bad faith.

(b)           As security for the performance of the obligations of the Authority under this Section the Trustee shall be secured under this Indenture by a lien prior to the Bonds, and for the payment of such compensation, expenses, reimbursements and indemnity the Trustee shall have the right to use and apply any money held by it as a part of the Trust Estate; provided, however, that the Trustee shall not have any lien on Remarketing Proceeds or money received from a draw on the Letter of Credit.

SECTION 12.8 Corporate Trustee Required; Eligibility

(a)           There shall at all times be a Trustee hereunder which shall (1) be a commercial bank or trust company organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, and (3) be subject to supervision or examination by federal or state authority.

(b)           The Trustee must have an investment grade rating for its long-term deposits from each Rating Agency that maintains a rating with respect to the Bonds unless each such Rating Agency confirms in writing that the Trustee’s long-term deposit rating will not result in a reduction or withdrawal of the rating then assigned to the Bonds.

SECTION 12.9 Resignation and Removal; Appointment of Successor

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 12.10.

(b)           The Trustee may resign at any time by giving notice thereof to the Authority.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           Subject to the provisions of Sections 15.10 and 16.7, (1) the Trustee may be removed at any time by the Holders of a majority in principal amount of the Outstanding Bonds by notice delivered to the Trustee and the Authority and (2) if no Indenture Default exists, the Trustee may be removed at any time by the Authority by notice delivered to the Trustee.

(d)           Subject to the provisions of Sections 15.10 and 16.7, if at any time:

(1)           the Trustee shall cease to be eligible under Section 12.8 and shall fail to resign after request therefor by the Authority or by any Bondholder who has been a bona fide Holder of a Bond for at least 6 months, or

(2)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (A) the Authority by a resolution of its governing body may remove the Trustee, or (B) any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           Subject to the provisions of Sections 15.10 and 16.7, if the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, a successor Trustee shall be appointed by the Authority.  In case all or substantially all of the Trust Estate shall be in the possession of a receiver or trustee lawfully appointed, such receiver or trustee may similarly appoint a successor to fill such vacancy until a new Trustee shall be so appointed by the Bondholders.  If, within 1 year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee shall, with the consent of the Bank, be appointed by the Holders of a majority in principal amount of the Outstanding Bonds, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Authority or by such receiver or trustee.  If no successor Trustee shall have been so appointed by the Authority or the Bondholders and accepted appointment in the manner hereinafter provided, any Bondholder who has been a bona fide Holder of a Bond for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)           The Authority shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Holders of Bonds as their names and addresses appear in the Bond Register.  Each notice shall include the name of the successor Trustee and the address of the Office of the Trustee.

SECTION 12.10 Acceptance of Appointment by Successor

(a)           Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Authority and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; but, on request of the Authority or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 12.7.  Upon request of any such successor Trustee, the Authority shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

SECTION 12.11 Merger, Conversion, Consolidation or Succession to Business

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.

ARTICLE 13

Amendment of Bond Documents

SECTION 13.1 General Requirements for Amendments

The Trustee may, on behalf of the Bondholders, from time to time enter into, or consent to, an amendment of any Bond Document only as permitted by this Article and Sections 13.11, 15.9 and 16.6.

SECTION 13.2 Amendments Without Consent of Bondholders

Subject to the provisions of Sections 15.9 and 16.6, an amendment of the Bond Documents for any of the following purposes may be made, or consented to, by the Trustee without the consent of the Holders of any Bonds:

(a)           to correct or amplify the description of any property at any time subject to the lien of any Bond Document, or better to assure, convey and confirm unto any secured party any property subject or required to be subjected to the lien of any Bond Document, or to subject to the lien of any Bond Document, additional property; or

(b)           to evidence the succession of another person to any Financing Participant and the assumption by any such successor of the covenants of such Financing Participant (provided that the requirements of the related Bond Document for such succession and assumption are otherwise satisfied); or

(c)           to add to the covenants of any Financing Participant for the benefit of Bondholders and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants an event of default under the specified Bond Documents permitting the enforcement of all or any of the several remedies provided therein; provided, however, that with respect to any such covenant, such amendment may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available upon such default;

(d)           to surrender any right or power conferred upon any Financing Participant other than rights or powers for the benefit of Bondholders; or

(e)           to cure any ambiguity or to correct any inconsistency, provided such action shall not adversely affect the interests of the Holders of the Bonds; or

(f)           to appoint a separate agent of the Authority or the Trustee to perform any one or more of the following functions:  (1) acceptance of delivery of Tendered Bonds, (2) registration of transfers and exchanges of Bonds, (3) payment of Debt Service on the Bonds, or (4) payment of the Purchase Price of Tendered Bonds; provided, however, that any such agent must be a bank or trust company with long-term obligations, at the time such appointment is made, in one of the three highest rating categories of at least one Rating Agency.

SECTION 13.3 Amendments Requiring Consent of All Affected Bondholders

An amendment of the Bond Documents for any of the following purposes may be entered into, or consented to, by the Trustee only with the consent of the Holder of each Bond affected:

(a)           to change the stated Maturity of the principal of, or any installment of interest on, any Bond, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any Bond, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated  Maturity thereof (or, in the case of redemption, on or after the redemption date); or

(b)           to reduce the percentage in principal amount of the Outstanding Bonds, the consent of whose Holders is required for any amendment of the Bond Documents, or the consent of whose Holders is required for any waiver provided for in the Bond Documents; or

(c)           to modify or alter the provisions of the proviso to the definition of the term “Outstanding”; or

(d)           to modify any of the provisions of this Section or Section 11.10, except to increase any percentage provided thereby or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Bond affected thereby; or

(e)           to permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any of the Trust Estate or terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Bond of the security afforded by the lien of this Indenture; or

(f)           to eliminate, reduce or delay the obligation of the Corporation to make Loan Payments at times and in amounts sufficient to pay Debt Service on the Bonds.

SECTION 13.4 Amendments Requiring Majority Consent of Bondholders

An amendment of the Bond Documents for any purpose not described in Sections 13.2 or 13.3 may be entered into, or consented to, by the Trustee only with the consent of (i) the Holders of a majority in principal amount of Bonds Outstanding, which consent may be provided by the Bank on behalf of Holders of Bonds supported by a Letter of Credit, as provided in Section 15.9 and (ii) if no Loan Default exists, the Corporation, as provided in Section 16.6.

SECTION 13.5 Discretion of Trustee

The Trustee may in its discretion determine whether or not any Bonds would be affected by any amendment of the Bond Documents and any such determination shall be conclusive upon the Holders of all Bonds, whether theretofore or thereafter authenticated and delivered hereunder.  The Trustee shall not be liable for any such determination made in good faith.

SECTION 13.6 Trustee Protected by Opinion of Counsel

In executing or consenting to any amendment permitted by this Article, the Trustee shall be entitled to receive, and, subject to Section 12.1, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture.

SECTION 13.7 Amendments Affecting Trustee’s Personal Rights

The Trustee may, but shall not be obligated to, enter into any amendment that affects the Trustee’s own rights, duties or immunities under the Bond Documents.

SECTION 13.8 Effect on Bondholders

Upon the execution of any amendment under this Article, every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 13.9 Reference in Bonds to Amendments

Bonds authenticated and delivered after the execution of any amendment under this Article shall, if required by such amendment or by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment.  New Bonds so modified as to conform to any such amendment shall, if required by such amendment or by the Trustee, be prepared and executed by the Authority and authenticated and delivered by the Trustee in exchange for Outstanding Bonds.

SECTION 13.10 Amendments Not to Affect Tax Exemption

No amendment may be made to the Bond Documents unless the Bond Trustee receives a Favorable Tax Opinion.

SECTION 13.11 Direct Purchase Mode

Notwithstanding any other provision of this Article to the contrary, while all of the Bonds are in the Direct Purchase Mode (a) the Trustee shall consent to any amendment or supplement to this Indenture if directed by the Purchaser Agent in writing (provided that the amendment or supplement does not affect the rights or obligations of the Trustee hereunder) and (b) no amendment or supplement to this Indenture shall be effective without the written consent of the Purchaser Agent.

ARTICLE 14

Defeasance

SECTION 14.1 Payment of Indenture Indebtedness; Satisfaction and Discharge of Indenture

(a)           Whenever all Indenture Indebtedness has been Fully Paid and the Bank certifies to the Trustee that all Bank Indebtedness has been fully paid, then (1) this Indenture and the lien, rights and interests created hereby shall cease, determine and become null and void (except as to any surviving rights of transfer or exchange of Bonds herein or therein provided for), and (2) the Trustee shall, upon the request of the Authority, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to the Authority or upon the order of the Authority, all cash and securities then held by it hereunder as a part of the Trust Estate.

(b)           A Bond shall be deemed “Fully Paid” if

(1)           such Bond has been cancelled by the Trustee or delivered to the Trustee for cancellation, or

(2)           such Bond shall have matured or been called for redemption and, on such Maturity date or redemption date, money for the payment of Debt Service on such Bond is held by the Trustee in trust for the benefit of the person entitled thereto, or

(3)           such Bond is alleged to have been destroyed, lost or stolen and has been replaced as provided in Section 4.2, or

(4)           a trust for the payment of such Bond has been established in accordance with Section 14.2, or

(5)           such Bond is an Unsurrendered Bond.

(c)           Indenture Indebtedness other than Debt Service on the Bonds shall be deemed “Fully Paid” whenever the Authority has paid, or made provisions satisfactory to the Trustee for payment of, all such Indenture Indebtedness.

SECTION 14.2 Trust for Payment of Debt Service

(a)           The Authority may provide for the payment of any Bond by establishing a trust for such purpose with the Trustee and depositing therein cash and/or Federal Securities which (assuming the due and punctual payment of the principal of and interest on such Federal Securities, but without reinvestment) will provide funds sufficient to pay the Debt Service on such Bond as the same becomes due and payable until the Maturity or redemption of such Bond; provided, however, that:

(1)           Such Federal Securities must not be subject to redemption prior to their respective maturities at the option of the issuer of such Securities.

(2)           If such Bond is to be redeemed prior to its Maturity, either (A) the Trustee shall receive evidence that notice of such redemption has been given in accordance with the provisions of this Indenture and such Bond or (B) the Authority shall confer on the Trustee irrevocable authority for the giving of such notice on behalf of the Authority.

(3)           If such trust relates to a Bond, such trust must be established only when such Bond is in the Term Rate Mode, and such Bond must mature or be called for redemption (if permitted by this Indenture) on or before the last day of the Term Rate Period then in effect.

(4)           Prior to the establishment of such trust the Trustee must receive (A) an Opinion of Counsel acceptable to the Trustee and each Rating Agency that maintains a rating with respect to the Bonds stating in effect that upon the occurrence of an Act of Bankruptcy with respect to the Authority, money and investments in such trust will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code relating to voidable preferences and (B) a Favorable Tax Opinion.

(5)           Prior to the establishment of such trust the Trustee must receive verification satisfactory to the Trustee demonstrating that the principal and interest payments on the Federal Securities in such trust, without reinvestment, together with the cash balance in such trust remaining after purchase of such Securities, will be sufficient to make the required payments from such trust.

(b)           Any trust established pursuant to this Section may provide for payment of less than all Bonds outstanding or less than all Bonds of any remaining Maturity.

(c)           If any trust provides for payment of less than all Bonds of a Maturity, the Bonds of such Maturity to be paid from the trust shall be selected by the Trustee by lot by such method as shall provide for the selection of portions (in Authorized Denominations) of the principal of Bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.  Such selection shall be made within 7 days after such trust is established.  This selection process shall be in lieu of the selection process otherwise provided with respect to redemption of Bonds.  After such selection is made, Bonds that are to be paid from such trust (including Bonds issued in exchange for such Bonds pursuant to the transfer or exchange provisions of this Indenture) shall be identified by a separate CUSIP number or other designation satisfactory to the Trustee.  The Trustee shall notify Holders whose Bonds (or portions thereof) have been selected for payment from such trust and shall direct such Bondholders to surrender their Bonds to the Trustee in exchange for Bonds with the appropriate designation.  The selection of Bonds for payment from such trust pursuant to this Section shall be conclusive and binding on the Financing Participants.

(d)           Cash and/or Federal Securities deposited with the Trustee pursuant to this Section shall not be a part of the Trust Estate but shall constitute a separate, irrevocable trust fund for the benefit of the Holder of the Bond to be paid from such fund.

SECTION 14.3 Direct Purchase Mode

Notwithstanding any other provision of this Article to the contrary, while the Bonds are in the Direct Purchase Mode, the Bonds shall be deemed paid and the lien of this Indenture discharged upon the payment or provision for the payment of the Bonds in any manner reasonably satisfactory to the Purchaser Agent.

ARTICLE 15

The Letter of Credit and

Rights of the Bank

SECTION 15.1 Beneficiary of a Letter of Credit

Any Letter of Credit delivered to the Trustee under this Article 15 shall be held by the Trustee for the sole benefit of Holders of the Bonds specified in such Letter of Credit.

SECTION 15.2 Letters of Credit; Substitute Letters of Credit

(a)           Each Letter of Credit delivered to the Trustee must meet the following criteria:

(1)           The effective date of the Letter of Credit must be on or before the date of delivery to the Trustee.

(2)           The Letter of Credit must provide for payment of interest on the Bonds in an amount equal to interest at the Cap Rate for a number of days equal to the greater of:

(A)           35 days, or

(B)           the sum of 10 days plus the greatest number of days between Interest Payment Dates with respect to any Bond then Outstanding in the Term Rate Mode.

(3)           The Letter of Credit must have a Stated Expiration Date that is (A) if the Letter of Credit supports Bonds in Weekly Rate Mode, not sooner than 364 days after its effective date and (B) if the Letter of Credit supports Bonds in a Term Rate Mode, not sooner than the last day of the Term Rate Period for which the Letter of Credit is delivered.

(4)           If the Letter of Credit will be effective during a Term Rate Period when the Bonds are subject to optional redemption, the Letter of Credit must provide coverage for payment of the maximum redemption premium on the Bonds.

(b)           The Corporation may at any time and from time to time deliver another irrevocable letter of credit (a “Substitute Letter of Credit”) to the Trustee in substitution for the Letter of Credit then held by the Trustee (the “Existing Letter of Credit”), provided that:

(1)           Such Substitute Letter of Credit must be substantially in the same form and of the same tenor as Existing Letter of Credit, except for such changes or modifications as are necessary in order to comply with the applicable conditions set forth in Section 15.2(a).

(2)           Simultaneously with the delivery of such Substitute Letter of Credit, the Corporation delivers to the Trustee any Related Documentation required by Section 15.2(d).

(3)           The Corporation gives the other Financing Participants 30 days’ prior notice of such substitution, which notice must specify a Business Day on which such substitution will occur.

(4)           No substitution is permitted when Bonds are in the Term Rate Mode unless

(A)           the substitution date will also be the last day of the Term Rate Period for all Bonds then in the Term Rate Mode or

(B)           all Bonds are in the Term Rate Mode and the Substitute Letter of Credit is accompanied by either (i) if any Rating Agency maintains a rating with respect to the Bonds at the time of such substitution, evidence from each such Rating Agency to the effect that such substitution will not, by itself, result in a reduction or withdrawal of its rating then assigned to the Bonds or (ii) if no Rating Agency maintains a rating with respect to the Bonds at the time of substitution, evidence that long-term deposits of the issuer of such Substitute Letter of Credit are rated in one of the three highest rating categories of at least one Rating Agency.

(5)           For Bonds in the Weekly Rate Mode, a Mandatory Tender is required on the substitution date pursuant to Section 6.5(a)(5).  If all or a portion of the Bonds are in the Term Rate Mode and the proposed substitution date is also the last day of the Term Rate Period for all such Bonds, a Mandatory Tender is required on the substitution date pursuant to Section 6.5(a)(2).  If all Bonds are in the Term Rate Mode and the proposed substitution date is not the last day of the Term Rate Period for all such Bonds, a substitution is permitted, without a Mandatory Tender, only if the rating conditions of Section 15.2(b)(4)(B) are satisfied.

(6)           Such Substitute Letter of Credit must have a Stated Expiration Date that is (A) for Bonds in Weekly Rate Mode, not sooner than 364 days after its effective date and (B) for Bonds in Term Rate Mode, the Substitute Letter of Credit must have a Stated Expiration Date not sooner than the Stated Expiration Date of the Existing Letter of Credit.

(7)           Any draws that, under the terms of the Indenture, are to be made on an Existing Letter of Credit on or prior to the effective date of a Substitute Letter of Credit shall be made under the Existing Letter of Credit.  At the close of business on the effective date of any Substitute Letter of Credit, the Trustee shall return the Existing Letter of Credit to the issuer thereof, provided that any draws on such Existing Letter of Credit made on or prior to such date have been honored.

(8)           If the Trustee accepts a Substitute Letter of Credit, the Trustee shall send written notice of such substitution to the Bondholders; provided, however, that if a Mandatory Tender is required in connection with such substitution, no further notice of the substitution shall be required.

(c)           If a Substitute Letter of Credit and the Related Documentation are not delivered to the Trustee at least 20 days prior to the Stated Expiration Date of the then Existing Letter of Credit, the Bonds shall be subject to a Mandatory Tender, as provided in Section 6.5(a)(5).

(d)           Each Letter of Credit or Substitute Letter of Credit delivered to the Trustee must be accompanied by the following (herein referred to as the “Related Documentation”), to the extent applicable:

(1)           A Favorable Tax Opinion.

(2)           An Opinion of Counsel stating in effect that such Letter of Credit or Substitute Letter of Credit is a valid and binding obligation of the issuer thereof.

(3)           An Opinion of Counsel stating in effect that the delivery of the Letter of Credit or Substitute Letter of Credit complies with the applicable provisions of this Indenture.

(4)           An Opinion of Counsel stating in effect that upon the occurrence of an Act of Bankruptcy with respect to the Authority or the Corporation, money drawn under such Letter of Credit or Substitute Letter of Credit will not be recoverable from the Trustee or Bondholders under provisions of the Federal Bankruptcy Code relating to voidable preferences.

(5)           A certificate from the Bank that issued the Existing Letter of Credit stating in effect that all amounts due to the Bank under the Bank Reimbursement Agreement have been paid in full.

(e)           The term of any Letter of Credit already held by the Trustee may be extended by the Bank by delivery to the Trustee of an amendment to such Letter of Credit (or an amended, restated or replacement Letter of Credit) containing the new Stated Expiration Date.  Such Letter of Credit, as so amended, restated or replaced, shall not be considered a Substitute Letter of Credit and shall not require the delivery of Related Documentation.

SECTION 15.3 Cancellation of Letter of Credit

(a)           A Letter of Credit shall be cancelled and surrendered by the Trustee to the Bank under the following circumstances:

(1)           An Existing Letter of Credit shall be cancelled upon the Trustee’s acceptance of a Substitute Letter of Credit in substitution for the Existing Letter of Credit in accordance with Section 15.2.

(2)           A Letter of Credit may be cancelled at the request of the Corporation (A) with respect to all Outstanding Bonds on any Conversion Date on which all Outstanding Bonds are Converted to an Interest Rate Mode in which the Bonds will not be supported by a Letter of Credit, and (B) with respect to a Series of Bonds, on any Conversion Date on which all Outstanding Bonds of such Series are Converted to an Interest Rate Mode in which such Series will not be supported by a Letter of Credit.

(3)           The Letter of Credit shall be cancelled when all Indenture Indebtedness is Fully Paid.

(b)           The Letter of Credit may not be cancelled with respect to only a portion of a Series of the Bonds, it being intended that if a Letter of Credit is in effect with respect to a Series of Bonds, all Bonds of that Series will be secured by the Letter of Credit.

SECTION 15.4 Amendment of Letter of Credit

The Trustee may consent to amendments of the Letter of Credit that do not, in the judgment of the Trustee, adversely affect the interests of the Holders of the Bonds supported by the Letter of Credit, provided that such amendments are consistent with the required provisions for a Substitute Letter of Credit in Section 15.2.

SECTION 15.5 Draws on the Letter of Credit

The Trustee shall make draws on the Letter of Credit as follows:

(a)           Draws to Pay Debt Service.  The Trustee shall draw on the Letter of Credit in accordance with its terms for payment by the Bank to the Trustee on each Bond Payment Date of an amount equal to Debt Service due on such Bond Payment Date with respect to Bonds supported by the Letter of Credit other than Obligor Bonds or Bank Bonds.  Such draws shall be made without regard to the availability of funds for the payment of such Debt Service from any other source.  Any money so drawn under the Letter of Credit shall be held in a separate account within the Debt Service Fund and shall not be commingled with any other money in the Debt Service Fund.  The money so drawn shall be used only to pay Debt Service on Bonds supported by the Letter of Credit other than Obligor Bonds and Bank Bonds.

(b)           Acceleration and Draw to Pay Debt Service.  If an acceleration occurs pursuant to Section 11.2, the Trustee shall immediately draw under the Letter of Credit to pay Debt Service on Bonds supported by the Letter of Credit other than Obligor Bonds and Bank Bonds.  Any money so drawn shall be held in a separate account within the Debt Service Fund and shall not be commingled with any other money in the Debt Service Fund.  The money so drawn shall be used only to pay Debt Service on Bonds supported by the Letter of Credit other than Obligor Bonds and Bank Bonds.

(c)           Draws to Pay the Purchase Price of Tendered Bonds.  Not less than one hour before the latest time that a draw may be made on the Letter of Credit for payment of funds by the Bank to the Trustee on a Tender Date, the Trustee shall determine the amount of Remarketing Proceeds already on deposit in the Bond Purchase Fund.  After such determination, the Trustee shall draw on the Letter of Credit for payment by the Bank to the Trustee on the Tender Date of the amount (if any) by which (1) the Purchase Price due on such Tender Date with respect to Tendered Bonds supported by the Letter of Credit other than Obligor Bonds and Bank Bonds exceeds (2) Remarketing Proceeds with respect to such Bonds already on deposit in the Bond Purchase Fund.  Any money so drawn under the Letter of Credit shall be held in a separate account within the Bond Purchase Fund and shall not be commingled with any other money in the Bond Purchase Fund.  The money so drawn shall be used only to pay the Purchase Price of Tendered Bonds supported by the Letter of Credit other than Obligor Bonds and Bank Bonds.

SECTION 15.6 Disposition of Bank Bonds

Bank Bonds shall be held by the Trustee for the benefit of the Bank, or shall be delivered as directed by the Bank, as provided in Section 6.6(e)(3).  Upon reinstatement of the Letter of Credit with respect to the draw made to purchase any Bank Bond, such Bond shall no longer be considered a Bank Bond for purposes of this Indenture and such Bond shall be registered and delivered as follows:

(a)           If such Bond has been remarketed by the Remarketing Agent, it shall be registered and delivered as directed by the Remarketing Agent.

(b)           If such Bond has not been remarketed, it shall be registered and delivered as directed by the Corporation.

SECTION 15.7 Rights of Bank with Respect to Defaults and Remedies

If no Bank Default exists, the Bank shall have the following rights with respect to defaults and remedies:

(a)           If an Indenture Default exists, without relieving the Authority from the responsibility for performance and observance of the agreements and covenants required to be performed and observed by it hereunder, the Bank, on behalf of the Authority, may perform any such agreement or covenant.

(b)           The Bank shall have the right to control the exercise of available remedies under this Indenture or the granting of any waiver under this Indenture, to the extent provided in Section 11.2(d)(2); provided, however, that the Bank may not prevent the Trustee from making a draw on the Letter of Credit pursuant to Section 15.5.

SECTION 15.8 Subrogation Rights of Bank

(a)           The Bank shall be subrogated to all rights possessed by the Holders of the Bonds in respect of which Debt Service shall have been paid with funds provided by the Bank pursuant to the Letter of Credit.  Such subrogation rights shall be subordinate in right of payment to the rights of all other Holders of Bonds, and, to that end, the Bank shall be precluded from exercising or enforcing any subrogation rights under this Indenture unless and until all Bonds supported by the Bank’s Letter of Credit that are owned by any person other than the Bank shall have been Fully Paid.  After all such Bonds owned by any person other than the Bank have been Fully Paid, any reference herein to the Holders of such Bonds shall mean the Bank to the extent of its subrogation rights resulting from payments made pursuant to the Letter of Credit.  If Debt Service on any Bond is paid with funds provided by the Bank pursuant to the Letter of Credit, then, insofar as the subrogation rights of the Bank are concerned, such Bond shall be deemed to be in default and Outstanding with respect to such Debt Service until all amounts paid in respect thereof under the Letter of Credit shall have been repaid to the Bank, and, after all Bonds supported by the Bank’s Letter of Credit that are owned by persons other than the Bank have been Fully Paid, the Bank may exercise all rights which it would have under the Indenture as the Holder of such Bond then in default as to the payment of such Debt Service.

(b)           The Bank may exercise all its subrogation rights under the Indenture in respect of any Bonds supported by its Letter of Credit without the necessity of possessing any of such Bonds or producing the same in any trial or other proceeding related to the enforcement of its rights in respect thereof.  Nevertheless, in order to evidence the subrogation rights acquired in respect of any Debt Service on which was paid with funds provided pursuant to the Letter of Credit, the Bank may require the Trustee to transfer to it all Bonds surrendered for payment with funds provided pursuant to the Letter of Credit or to issue to it new Bonds of like tenor with those so surrendered.  The subrogation rights granted to the Bank in this Indenture are not intended to be exclusive of any other remedy or remedies available to the Bank, and such subrogation rights shall be cumulative and shall be in addition to (1) every other remedy given hereunder, under a Bank Reimbursement Agreement, a Bank Security Document or any other instrument or agreement with respect to the reimbursement of money paid by the Bank pursuant to the Letter of Credit, and (2) every other remedy now or hereafter existing at law or in equity or by statute.

(c)           Any rights of the Bank under this Section shall be in addition to any rights of the Bank under any other section of this Indenture or the related financing documents.

SECTION 15.9 Amendment of Bond Documents

If no Bank Default exists, (a) no amendment may be made to the Bond Documents without the consent of the Bank and (b) the Bank may, on behalf of all Holders of Bonds that are supported by the Bank’s Letter of Credit (and without notice to or consent of such Holders), consent to any amendment of the Bond Documents other than an amendment described in Section 13.3.

SECTION 15.10 Removal of Trustee or Remarketing Agent and Appointment of Successor

If no Bank Default exists, (a) the Trustee may not be removed and no successor Trustee may be appointed without consent of the Bank and (b) the Remarketing Agent may not be removed and no successor Remarketing Agent may be appointed without consent of the Bank.

SECTION 15.11 Disposition of Indenture Funds and Trust Estate

If no Bank Default exists, no portion of the Indenture Funds or Trust Estate may be distributed to the Corporation pursuant to Section 9.2 or Section 11.3 without consent of the Bank unless the Bank’s Letter of Credit has been cancelled and all indebtedness of the Corporation to the Bank has been fully paid.

SECTION 15.12 Trustee To Be Agent of Bank For Limited Purpose

The Trustee agrees that it shall serve as agent of the Bank for the limited purpose of taking possession of the money and investments on deposit in the Indenture Funds in order to perfect the security interest of the Bank in such money and investments granted by the documents executed by the Authority in connection with the issuance of the Letter of Credit; provided, however, that the security interest of the Bank in such money and investments shall be subject and subordinate to the lien of the Indenture for the benefit of all Bonds (without preferences of one Bonds over another), and, until the Bonds have been Fully Paid, such money and investments shall be applied solely as provided in this Indenture.

SECTION 15.13 Exercise of Optional Redemption Rights

Notwithstanding any other provision of this Indenture, Bonds supported by a Letter of Credit may not be redeemed pursuant to any optional redemption rights granted pursuant to this Indenture unless (a) the Bank consents to such redemption or (b) the redemption price is deposited in the Debt Service Fund before the notice of redemption is given.

SECTION 15.14 Remarketing of Bonds

Notwithstanding the provisions of Section 6.6(a)(2), the Corporation may not direct the Remarketing Agent to cease remarketing of Bonds supported by a Letter of Credit without consent of the Bank.

SECTION 15.15 Benefits of Indenture for Bank

This Indenture shall also be for the benefit and security of the Bank, and the Bank shall have legal or equitable rights, remedies and claims to the extent provided herein.

SECTION 15.16 Direct Purchase Mode

There shall be no Letter of Credit in effect for Bonds in Direct Purchase Mode.

ARTICLE 16

The Corporation and

the Loan Agreement

SECTION 16.1 Right of the Corporation to Exercise Rights and Options With Respect to Terms of the Bonds

(a)           If no Loan Default exists, the Corporation may, on behalf of the Authority, exercise all rights and options of the Authority with respect to the terms of the Bonds, including without limitation:  (i) the exercise of any optional redemption rights, (ii) the selection of Bonds for redemption, (iii) the establishment or termination of a book-entry only system of registration and transfer of Bonds, (iv) the establishment or conversion of interest rates or Interest Rate Modes with respect to the Bonds, and (v) the establishment of Serial Maturities.

(b)           If a Loan Default exists but the Loan Agreement has not been terminated, the Authority will exercise such rights and options with respect to the Bonds only with the consent of the Corporation.

(c)           If the Loan Agreement has been terminated, the Authority may exercise all such rights and options with respect to the Bonds without notice to or consent of the Corporation.

SECTION 16.2 Performance by Authority Under Loan Agreement

The Authority will perform and observe all covenants required to be performed and observed by it under the Loan Agreement.

SECTION 16.3 Rights of the Corporation With Respect to Defaults by Authority

Without relieving the Authority from the responsibility for performance and observance of the agreements and covenants required to be performed and observed by it hereunder, the Corporation, on behalf of the Authority, may perform any such covenant or agreement.

SECTION 16.4 Remedies Under Loan Agreement and Note

(a)           Subject to the provisions of Section 11.2(d)(2) and 11.12, the Trustee shall have the right, in its own name or on behalf of the Authority, to declare any default and exercise any remedies under the Loan Agreement and the Note.

(b)           Any money collected by the Trustee pursuant to the exercise of any remedies under the Loan Agreement and the Note shall be applied as provided in this Article 11.

SECTION 16.5 The Corporation May Direct Investment of Indenture Funds

If no Loan Default exists, the Corporation may, on behalf of the Authority, direct the investment of Indenture Funds pursuant to Article 9.

SECTION 16.6 Amendment of Bond Documents

If no Loan Default exists, no amendment may be made to the Bond Documents without the consent of the Corporation.

SECTION 16.7 Removal of Trustee

(a)           If no Loan Default exists, the Corporation may, on behalf of the Authority, remove the Trustee pursuant to Section 12.9(c).

(b)           If no Loan Default exists, the Trustee may not be removed and no successor Trustee may be appointed without the consent of the Corporation.

SECTION 16.8 Appointment and Removal of Remarketing Agent

(a)           If no Loan Default exists, the Corporation may, on behalf of the Authority, appoint or remove the Remarketing Agent pursuant to Section 6.12.

(b)           If no Loan Default exists, the Remarketing Agent may not be removed and no successor Remarketing Agent may be appointed without the consent of the Corporation.

SECTION 16.9 Disposition of Indenture Funds and Trust Estate

Subject to the provisions of Section 15.11, if no Loan Default exists, any remaining Indenture Funds or Trust Estate assets otherwise payable to the Authority pursuant to Sections 9.2 or 11.3 shall be paid to the Corporation.

SECTION 16.10 Benefits of Indenture for the Corporation

This Indenture shall also be for the benefit of the Corporation to the extent provided herein.

ARTICLE 17

Miscellaneous

SECTION 17.1 Notices

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, any of the Financing Participants must (except as otherwise expressly provided in this Indenture) be in writing and be delivered by one of the following methods:  (1) by personal delivery, (2) by first-class, registered or certified mail, or (3) by facsimile transmission.  Any specific reference in this instrument to “written notice” shall not be construed to mean that any other notice may be oral, unless oral notice is specifically permitted by this instrument under the circumstances.  If this instrument permits any oral notice to the Trustee, such notice must be delivered or given to a corporate trust officer to be effective.  The hand delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents by such parties are set forth in Exhibit 17.1(a).  Any of such parties may change the address or number for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

(b)           Any notice or other document shall be deemed delivered when actually received by the party to whom directed at the address or number specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

SECTION 17.2 Notices to Bondholders; Waiver

(a)           Where this Indenture provides for giving of notice to Bondholders of any event, such notice must (unless otherwise herein expressly provided) be in writing and mailed, first-class postage prepaid, to such Bondholder at the address of such Bondholder as it appears in the Bond Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

(b)           In any case where notice to Bondholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Bondholder shall affect the sufficiency of such notice with respect to other Bondholders.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Bondholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c)           The Trustee shall send to the Bank and the Purchaser Agent a copy of all notices given to Bondholders.

SECTION 17.3 Successors and Assigns

All covenants and agreements in this Indenture by the Authority shall bind its successors and assigns, whether so expressed or not.

SECTION 17.4 Benefits of Indenture

Except as provided in Sections 15.15 and 16.10, nothing in this Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders of the Outstanding Bonds any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 17.5 Notice to Rating Agencies

The Trustee shall give prior notice, where applicable, of the following events to each Rating Agency that maintains a rating with respect to any Bonds:  (a) any change of the Trustee; (b) any change or amendment of the Bond Documents; (c) acceleration of the payment date for such rated Bonds; (d) the redemption of all such Bonds prior to Maturity (other than scheduled mandatory redemption); (e) the establishment of a trust for the payment of such rated Bonds in accordance with Section 14.2 of this Indenture; (f) amendment or substitution of a Letter of Credit; or (g) any Conversion of Bonds from one Interest Rate Mode of any Bonds to another Interest Rate Mode.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the Authority and the Trustee have caused this instrument to be duly executed, and their respective corporate seals to be hereunto affixed and attested.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

By:    /s/ Sylvia Rivers Williams

Title:  Chairperson

[S E A L]

Attest:

By:    /s/ Todd David

Title:  Secretary

STATE OF ALABAMA
WASHINGTON COUNTY

I, Jonathan Davis Thornbury, a Notary Public in and for said County in said State, do hereby certify that Sylvia Williams, whose name as Chairman of The Industrial Development Authority of Washington County, an Alabama public corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this the 7th day of October, 2010.

(SEAL)	Notary Public /s/ Jonathan Davis Thornbury My Commission Expires: 11/19/2013

This instrument was prepared by:
S. Douglas Williams, Jr.
Maynard, Cooper & Gale, P.C.
1901 Sixth Avenue North
Suite 2400 Regions/Harbert Plaza
Birmingham, Alabama  35203-2618
(205) 254-1000

[Authority Signature Page of Trust Indenture]

U. S. BANK NATIONAL ASSOCIATION

By:      /s/ Woodie E. Alston

Title:   Vice President

[S E A L]

Attest:

By:      /s/ Cassandra Grisham

Title:     Assistant Vice President

STATE OF ALABAMA
JEFFERSON COUNTY

I, Samuel D. Williams, Jr., a Notary Public in and for said County, in said State, hereby certify that Woodie E. Alston, whose name as Vice President of U. S. Bank National Association, a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking association.

Given under my hand and official seal this the 13th day of October, 2010.

(SEAL)	Notary Public /s/ Samuel D. Williams, Jr. My Commission Expires: 10/27/11

[Trustee Signature Page of Trust Indenture]

EXHIBIT A

Form of Series 2010A Bonds

[FOR SERIES 2010A BONDS NOT REGISTERED WITH DTC]

This Series 2010A bond has not been registered under the Securities Act of 1933 or any state securities law (or any such similar subsequent legislation) and is subject to Significant Transfer Restrictions, as set forth herein.

[FOR SERIES 2010A BONDS REGISTERED WITH DTC]

NOTICE:  Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Washington County Industrial Development Authority or its agent for registration of transfer, exchange, or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Industrial Development Authority of Washington County

Gulf Opportunity Zone Revenue Bonds

(Olin Corporation Project), Series 2010A

Number: A-___	CUSIP: N/A	Maturity Date:______, 20___
Date of Initial Delivery:                                                                   __________________________
Interest Rate:                                                                   __________________________
Beginning of Term Rate Period:                                                            __________________________
End of Term Rate Period:                                                                   __________________________
Beginning of Direct Purchase Rate Period:__________________________
End of Direct Purchase Rate Period:                                                                   __________________________

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

______________________________________________________________,

or registered assigns, the principal sum of

_______________________________________ AND NO/100 DOLLARS
($___________________)

[Trustee Signature Page of Trust Indenture]

or so much thereof as has been advanced under the Draw-Down Provisions herein, on the last day of the Direct Purchase Rate Period specified above and to pay interest hereon from the date of initial delivery of this bond, or the most recent date to which interest has been paid or duly provided for, until the principal hereof shall become due and payable at the Direct Purchase Rate, the Weekly Rate or the Term Rate, as hereinafter provided; provided, however, that all such payments shall be limited obligations of the Authority payable solely from the sources hereinafter identified.

Interest at the Weekly Rate and interest at the Term Rate for any Term Rate Period of 1 year or less shall be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed.  Interest at the Term Rate for any Term Rate Period of more than 1 year shall be computed on the basis of a 360-day year with 12 months of 30 days each.  Interest at a Direct Purchase Rate shall be computed on the basis of a 360-day year for the actual number of days elapsed.

Interest shall be payable on overdue principal on this bond and (to the extent legally enforceable) on any overdue installment of interest on this bond at the Post-Default Rate specified in the Indenture (or if not specified in a bond in Direct Payment Mode, as specified in the Direct Purchase Agreement applicable to such bond).  If not otherwise specified in the Indenture or a Direct Purchaser Security Document, the Post-Default Rate shall be a rate per annum equal to the rate of interest last applicable to this bond when such overdue principal or interest became delinquent.  Upon a Determination of Taxability, the bonds shall bear interest at the Taxable Rate, effective on the date determined by the Internal Revenue Service as the date on which the interest on such series became includible in gross income of the Holder.

Interest on this bond shall be payable in arrears on the following dates:

(1)           with respect to interest on any bond payable at the Weekly Rate, (A) on the first Business Day of each month and (B) on the effective date of Conversion of such bond from the Weekly Rate Mode to another Interest Rate Mode;

(2)           with respect to interest on any bond payable at a Term Rate for a Term Rate Period of 270 days or less, on the last day of the Term Rate Period;

(3)           with respect to interest on any bond payable at the Term Rate for any Term Rate Period of more than 270 days, (A) on the first Business Day of the calendar months during which there occurs the six-month anniversary and the one-year anniversary of the Conversion to such Term Rate Period and semi-annually on the first Business Day of each such month thereafter, and (B) on the last day of the Term Rate Period; and

(4)           with respect to any bond payable at the Direct Purchase Rate, (A) on the first Business Day of each month (B) on the Business Day immediately succeeding the last day of each Direct Purchase Rate Period, and (C) the effective date of Conversion of such bond from the Direct Purchase Mode to another Interest Rate Mode.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Regular Record Date for such interest, which shall be (a) with respect to any Weekly Rate Interest Payment Date, the day immediately prior to such Interest Payment Date, (b) with respect to any Term Rate Interest Payment Date for a Term Rate Period of 1 year or less, the day immediately prior to such Interest Payment Date, (c) with respect to any Term Rate Interest Payment Date for a Term Rate Period of more than 1 year, the 15th day (whether or not a Business Day) of the month next preceding such Interest Payment Date, and (d) with respect to any Direct Purchase Interest Payment Date, the day immediately prior to such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and shall be paid to the person in whose name this bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of such Special Record Date being given to Holders of the bonds not less than 10 days prior to such Special Record Date.

Payment of Debt Service on this bond shall be made by the applicable method specified in the Indenture.  All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

This bond is one of a duly authorized issue of bonds of the Authority, aggregating $50,000,000 in principal amount, designated “Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A” (collectively, the “bonds”) and issued under and pursuant to a Trust Indenture dated October 1, 2010 (the “Indenture”), between the Authority and U.S. Bank, National Association, a national banking association (in such capacity, the “Trustee”, which term includes any successor trustee under the Indenture).  Capitalized terms not otherwise defined herein shall have the meaning assigned in the Indenture.

The bonds are being issued to provide financing for the benefit of Olin Corporation, a Virginia Corporation (“the Corporation”).  Pursuant to a Loan Agreement dated October 1, 2010 (the “Loan Agreement”) between the Authority and the Corporation, the proceeds of the bonds have been loaned to the Corporation and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay all Debt Service on the bonds, including without limitation the Purchase Price of bonds tendered for purchase pursuant to the Optional or Mandatory Tender provisions of the Indenture.  The loan repayment obligation of the Corporation is evidenced by a promissory note (the “Note”) delivered by the Corporation pursuant to the Loan Agreement.

Simultaneously with the issuance of the bonds, the Authority is also issuing its $20,000,000 Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B (the “Series 2010B Bonds”) for the benefit of the Corporation.  The Series 2010B Bonds are being issued pursuant to the Trust Indenture and are secured by the Trust Estate on a parity basis with the bonds, without preference of any bond or Series 2010B Bond over another.

The bonds and all other payment obligations under the Indenture are limited obligations of the Authority payable solely out of the Trust Estate, including payments by the Corporation pursuant to the Loan Agreement and the Note.

Copies of the Bond Documents are on file at the Office of the Trustee, and reference is hereby made to such instruments for a description of the properties pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the bonds and the Financing Participants, and the terms upon which the bonds are, and are to be, authenticated and delivered.

A Remarketing Agent will be appointed in accordance with the Indenture whenever the bonds are converted to Weekly Rate Mode or to any Term Rate Mode in which the Authority reasonably determines (upon the direction of the Corporation) that a Remarketing Agent is required.  The Remarketing Agent may be removed or may resign, and a successor may be appointed, subject to certain terms and conditions specified in the Indenture.

Draw-Down Provisions

The bonds were issued as a “draw-down loan” as described in § 1.150-1(c)(4) of the Regulations.  On each date during the Draw-Down Period on which the Trustee receives from the Purchaser Agent funds for deposit into the Costs of Issuance Fund or the Acquisition Fund in accordance with Section 6.8 of the Indenture, the aggregate amount of payments or deposits on that date shall constitute an Advance under the Indenture.  Each Advance will increase the Outstanding Principal Amount of this bond, and each increase in the Outstanding Principal Amount of this bond as the result of additional Advances shall be recorded hereon by the Trustee (or if the bond is in Direct Purchase Mode, by the Purchaser Agent) where indicated in the table at the end of this bond under the heading “Outstanding Principal Amount of this Series 2010A bond”; provided, however, that failure of the Trustee (or Purchaser Agent) to record any Advance on this bond shall not in any way compromise, reduce or eliminate in any way the Authority’s obligations under this Indenture with respect to the full Outstanding Principal Amount of this bond, based upon the actual amount of proceeds delivered to the Trustee with respect thereto.

Notwithstanding any other provision in the Indenture or this bond, (1) the Outstanding Principal Amount of the bonds may not exceed the aggregate amount of $50,000,000, and (2) no additional Advances may be made after the expiration of the Draw-Down Period.  If less than $50,000,000 of aggregate Advances have been made under the bonds when the Draw-Down Period expires, after giving effect to any extensions thereof, the bonds shall be Outstanding at that time in an aggregate principal amount equal to their Outstanding Principal Amount (as defined in the Indenture), computed using the last day of the Draw-Down Period as the determination date, and no further Advances shall be made under the Indenture after such date.

Interest Rates

This bond shall bear interest at the Direct Purchase Rate, the Weekly Rate or the Term Rate, as described below.  All bonds must be in the same Interest Rate Mode at the same time, and if in Direct Purchase Mode, must be in the same Direct Purchase Rate Period.  The Trustee shall specify on each bond certificate, in the space provided, which Interest Rate Mode is in effect with respect to such bond.

All bonds shall initially be issued in the Direct Purchase Mode and shall bear interest at a Direct Purchase Variable Rate.

Whenever the bonds are converted to Term Rate Mode, the Trustee shall specify on the certificate for such bond the Term Rate and the beginning and end of the Term Rate Period.  Whenever the bonds are converted from another Interest Rate Mode to a Direct Purchase Mode or from one Direct Purchase Mode Period to another Direct Purchase Mode Period, the Purchaser Agent shall notify the Trustee in writing of the beginning and end of the Direct Purchase Rate Period, and the Trustee shall specify such dates on the certificate for such bond when authenticated.

Weekly Rate

The Weekly Rate shall be a fluctuating rate per annum determined periodically by the Remarketing Agent.  The Weekly Rate shall be determined on the date of Conversion of the bonds to the Weekly Rate Mode and on the last Business Day before each Thursday.  Interest accrual at the Weekly Rate so determined shall begin on (and shall include) (A) the date of determination, if such date is a Conversion Date, or (B) the Thursday following the date of determination, and shall end on (but shall not include) the next Thursday (or, if sooner, a Conversion Date); provided, however, that if the Remarketing Agent fails to determine the Weekly Rate on any such determination date, the Alternate Rate Index specified by the Indenture shall be deemed to be the rate determined.

The Weekly Rate with respect to the bonds shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Weekly Rate may never exceed the Cap Rate.

Upon the request of any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Weekly Rate then in effect.

Term Rate and Term Rate Periods

The Term Rate shall be a fixed rate per annum determined by the Remarketing Agent for a Term Rate Period specified by the Authority in the notice of conversion of the bonds to the Term Rate Mode.  Each Term Rate Period may be for any period of 30 or more days, subject to the terms and conditions of the Indenture.

Interest accrued at the Term Rate for any Term Rate Period shall begin on (and shall include) the first day of the Term Rate Period and shall end on (but shall not include) the last day of the Term Rate Period.

Not later than the last Business Day prior to the date proposed for conversion of the bonds to the Term Rate Mode, the Remarketing Agent shall determine the interest rate for the Term Rate Period, which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.

Direct Purchase Rate and Direct Purchase Rate Periods

The Direct Purchase Rate shall be a rate per annum set forth in the Direct Purchase Agreement applicable to such bond, subject to the following terms and conditions:

(1)           In connection with the Conversion of a Series of bonds to a Direct Purchase Mode, or the affirmative establishment of a new Direct Purchase Rate Period subsequent to an expiring Direct Purchase Rate Period, the duration of each Direct Purchase Rate Period shall be no less than one hundred eighty (180) days, shall begin on the Conversion Date or the Business Day immediately succeeding the last day of the expiring Direct Purchase Rate Period, and shall end on a day immediately preceding a Direct Purchase Interest Payment Date.  The specific dates on which a Direct Purchase Rate Period begins and ends with respect to each bond in Direct Purchase Mode shall be specified in such bond, as authenticated and delivered under Section 6.1(f) of the Indenture.

(2)           Bonds in Direct Purchase Mode shall bear interest during each Direct Purchase Rate Period at either a Direct Purchase Fixed Rate or a Direct Purchase Variable Rate (as selected by the Corporation), determined as follows:

(A)           A Direct Purchase Fixed Rate shall be a fixed rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement and certified to by the Purchasers as the lowest fixed rate of interest that would permit the bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

(B)           A Direct Purchase Variable Rate shall be a variable rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement equal to the sum of LIBOR, plus the Designated Basis Points, which rate shall be certified to by the Purchaser as the lowest rate of interest that would permit the bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

The specific Direct Purchase Fixed Rate or Direct Purchase Variable Rate applicable for each Direct Purchase Rate Period shall be specified on the bond authenticated and delivered with respect to such Direct Purchase Rate Period under Section 6.1(f) of the Indenture.  Notwithstanding the foregoing, in no event shall any bond commence bearing interest at the new Direct Purchase Rate for a new Direct Purchase Rate Period unless and until a Favorable Tax Opinion has been delivered to the Purchaser Agent and the Corporation with respect to such change.

(3)           In the event a Purchaser has not elected to tender its bonds on the Business Day immediately succeeding the Initial Direct Purchase Rate Period pursuant to Section 6.4(a) of the Indenture and the Corporation has not directed a Conversion of the Interest Rate Mode, the non-tendered bonds shall continue to bear interest at the Direct Purchase Rate then in effect for a Direct Purchase Rate Period of one year.  Thereafter any time the bonds are in the Direct Purchase Rate Mode, in the event the Holder thereof has not elected to tender its bonds on the Business Day immediately succeeding such Direct Purchase Rate Period pursuant to Section 6.4(a) of the Indenture and the Corporation has not directed a Conversion of the Interest Rate Mode, the bonds shall continue to bear interest at the Direct Purchase Rate then in effect for successive one year Direct Purchase Rate Periods.

Conversion of Interest Rate Modes

The Authority may effect a conversion of the Interest Rate Mode on the bonds from one Interest Rate Mode to another Interest Rate Mode or establish a new Term Rate Period upon the expiration of any existing Term Rate Period or establish one Direct Purchase Rate Period upon the expiration of an existing Direct Purchase Rate Period, subject to the terms and conditions contained in the Indenture.  No such conversion is permitted during a Term Rate Period or during a Direct Purchase Rate Period.  On any Conversion Date the bonds to be converted must be purchased pursuant to the Mandatory Tender provisions of the Indenture referred to below.  If a notice of Mandatory Tender is given by the Trustee in connection with a proposed Conversion of a bond to a different Interest Rate Mode, such bond shall be subject to a Mandatory Tender on such date notwithstanding the revocation of the election to effect such Conversion or the failure to satisfy the conditions for such Conversion.

Optional Tender

The bonds are not subject to Optional Tender while in Term Rate Mode or Direct Purchase Mode, except on the Business Day immediately succeeding the last day of a Direct Purchase Rate Period.

The Holder of any bond in Weekly Rate Mode shall have the right to tender such bond to the Trustee for purchase in whole or in part on any Business Day, and the Holder of any bond in Direct Purchase Mode shall have the right to tender such bond to the Trustee for purchase, in whole but not in part, on the Business Day immediately succeeding the last day of any Direct Purchase Rate Period.  The Purchase Price shall be 100% of the principal amount of the bond to be purchased plus accrued interest thereon to the Optional Tender Date.  In order to exercise such option with respect to any bond, the Holder thereof must deliver notice thereof to the Trustee, as provided below, at least 7 days prior to the proposed Optional Tender Date so long as the bonds are in Weekly Rate Mode, and at least 120 days prior to the proposed Optional Tender Date so long as the bonds are in Direct Purchase Mode.

Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (a) the name of the registered Holder of the bond to be tendered for purchase, (b) the Optional Tender Date, (c) the certificate number, series and principal amount of such bond, and (d) the principal amount of such bond to be purchased (if the bonds are in Weekly Rate Mode and such amount is less than the entire principal amount, both the amount to be purchased and the amount remaining must be in an Authorized Denomination).  A form of the Optional Tender Notice may be obtained from the Trustee upon request.

If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  If the bonds are in Weekly Rate Mode, unless a notice of Optional Tender indicates that less than the entire principal amount of the bond is being tendered for purchase, the Holder will be deemed to have tendered the bond in its entire principal amount for purchase.

Upon delivery of a written notice of Optional Tender, the election to tender shall be irrevocable and binding upon such Holder and may not be withdrawn.

If a written notice of Optional Tender shall have been duly given with respect to any bond in Weekly Rate Mode, the Holder of such bond shall deliver such bond to the Office of the Trustee on the Optional Tender Date, together with all necessary endorsements for transfer.  If the bonds are in Weekly Rate Mode, and only a portion of the bond is to be purchased (as a result of the exercise of the Optional Tender right only with respect to such portion), the Authority shall execute and the Trustee shall authenticate and deliver to the Holder of such bond, without service charge, a new bond or bonds of the same Maturity, series and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the bond surrendered.  Any bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date.

If there has been irrevocably deposited in the bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered bond, such Unsurrendered bond shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of such Unsurrendered bond shall not be entitled to receive interest on such Unsurrendered bond for any period on and after the Optional Tender Date.

Holders of bonds in Weekly Rate Mode may exercise Optional Tender rights notwithstanding the existence of an Indenture Default.

Mandatory Tender

The Holder of each bond shall be required to tender such bond to the Trustee for purchase on the following dates:

(1)           Each Conversion Date with respect to the bonds.

(2)           The last day of a Term Rate Period.

(3)           20 days after the Trustee receives written notice from the Bank (A) stating that an event of default, as therein defined, has occurred and is continuing under the Bank Reimbursement Agreement and (B) directing the Trustee to effect a Mandatory Tender of the bonds.

(4)           5 days prior to the Stated Expiration Date of the Letter of Credit.

(5)           For bonds in the Weekly Rate Mode, on any date proposed for delivery of a Substitute Letter of Credit.

(6)           For bonds in Weekly Rate Mode, on any other date specified by the Corporation as a Mandatory Tender Date in a written notice delivered by the Corporation to the Trustee (with the prior written consent of the Bank) at least 30 days prior to the specified Mandatory Tender Date (or such number of days as shall be acceptable for the administrative convenience of the Trustee).

If any of such dates is not a Business Day, the Mandatory Tender Date shall be the next succeeding Business Day.  The Purchase Price shall be 100% of the principal amount of the bond to be purchased plus accrued interest thereon to the Mandatory Tender Date.

No notice is required for a Mandatory Tender on the last day of a Term Rate Period.  Notice of any other Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the Holder of the affected bond at the address of such Holder appearing on the Bond Register not less than 15 days prior to the Mandatory Tender Date.

Any bond subject to Mandatory Tender shall be tendered by the Holder thereof for purchase on the Mandatory Tender Date, by delivering such bond to the Office of the Trustee, together with all necessary endorsements for transfer.  Any bond that is to be so purchased but that is not so delivered to the Trustee on the Mandatory Tender Date (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the Holder thereof on such Mandatory Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.

After notice of a Mandatory Tender has been given by the Trustee with respect to any bond, such bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

Redemption of Bonds

In the manner and with the effect provided in the Indenture, the bonds will be subject to redemption prior to Maturity as follows:

(1)           On any date when a bond is in the Weekly Rate Mode and on any Conversion Date with respect to a bond, such bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(2)           During any Term Rate Period of 5 years or less with respect to the bonds, such bonds shall not be subject to optional redemption.  During any Term Rate Period of more than 5 years with respect to the bonds, such bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable:  2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of more than 5 years but not more than 10 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.  For any Term Rate Period of more than 10 years but not more than 20 years, the First Optional Call Date shall be the anniversary of the beginning of the Term Rate Period that is on or immediately after the midpoint of such Term Rate Period.  For any Term Rate Period of more than 20 years, the First Optional Call Date shall be the tenth anniversary of the beginning of the Term Rate Period.

(3)           While the bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Variable Rate, the bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, and without premium.  While the bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Fixed Rate, the bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, plus a premium equal to 5% of the outstanding principal amount of the bonds so redeemed in the first year following the Conversion Date on which such Direct Purchase Fixed Rate became effective, declining by 1% each year thereafter (but not below zero).

All (but not less than all) bonds may be redeemed at the option of the Authority, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)           the Bond-Financed Facilities shall have been damaged or destroyed to such extent that, in the opinion of the Corporation, they cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Corporation is thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Bond-Financed Facilities or of any part, use or control of the Bond-Financed Facilities that, in the opinion of the Corporation, results in the Corporation being thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(C)           the Corporation ceases operation of the Bond-Financed Facilities for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Corporation, renders the Bond-Financed Facilities uneconomic for their intended use; or

(D)           as a result of a change in law or a final order of any court or other governmental authority the Loan Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Corporation that, in the opinion of the Corporation, render the Bond-Financed Facilities uneconomic for their intended use.

bonds shall be selected for redemption as follows:

(1)           Except as otherwise provided in the specific redemption provisions for a bond or in paragraph (3) below, if less than all bonds Outstanding are to be redeemed pursuant to the applicable optional redemption provisions, the principal amount of bonds of each Maturity to be redeemed may be specified by the Authority by written notice to the Trustee, or, in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of bonds of each Maturity to be redeemed must be in an Authorized Denomination.

(2)           Except as otherwise provided in the specific redemption provisions for a bond or in paragraph (3) below, if less than all bonds with the same Maturity are to be redeemed, the particular bonds of such Maturity to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in Authorized Denominations) of the principal of the bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

(3)           Notwithstanding any other provision of the Indenture, (A) Bank Bonds eligible for redemption must be selected for redemption before any other eligible bonds are selected for redemption, and (B) with respect to bonds in Direct Purchase Mode, the election to exercise any right of optional redemption shall be evidenced by notice to the Trustee and the Purchaser Agent from an Authorized Corporation Representative, which notice must be received by the Trustee and the Purchaser Agent at least 10 days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), and must contain the information specified in Section 5.3 of the Indenture, and if less than all such bonds Outstanding are to be redeemed, the principal amount of bonds of each Maturity to be redeemed may be specified by the Corporation and the Holder of such bonds by notice delivered to the Trustee not less than 10 days before the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), or in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of bonds of each Maturity to be redeemed may not be larger than the principal amount of bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

Upon any partial redemption of any bond the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new bonds of the same Maturity and in authorized form for the unredeemed portion of principal.  bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

Any redemption shall be made upon at least 30 days’ notice (10 days for bonds in Direct Purchase Mode) in the manner and upon the terms and conditions provided in the Indenture.

If an “Indenture Default”, as defined in the Indenture, shall occur, the principal of all bonds then Outstanding may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits the amendment of the Bond Documents and waivers of past defaults under such instruments and the consequences of such defaults, in certain circumstances without consent of Bondholders and in other circumstances with the consent of all Bondholders or a specified percentage of Bondholders.  Any such consent or waiver by the Holder of this bond shall be conclusive and binding upon such Holder and upon all future Holders of this bond and of any bond issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this bond.

The Holder of this bond shall have no right to enforce the provisions of the Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default thereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this bond is transferable on the Bond Register maintained at the Office of the Trustee, upon surrender of this bond for transfer at such office, together with all necessary endorsements for transfer, and thereupon one or more new bonds of the same Maturity, of any Authorized Denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the bonds are exchangeable for other bonds of the same Maturity, of any Authorized Denominations and of a like aggregate principal amount, as requested by the Holder surrendering the same.

No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Authority may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Authority and the Trustee may treat the person in whose name this bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this bond is overdue, and neither the Authority nor the Trustee shall be affected by notice to the contrary.

No covenant or agreement contained in this bond or the Indenture shall be deemed to be a covenant or agreement of any officer, agent or employee of the Authority, and neither any member of the governing body of the Authority nor any officer executing this bond shall be liable personally on this bond or be subject to any personal liability or accountability by reason of the issuance of this bond.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS BOND MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY IN ACCORDANCE WITH THAT CERTAIN TRUST INDENTURE DATED OCTOBER 1, 2010, BETWEEN THE ISSUER AND THE AUTHORITY AND MAY BE TRANSFERRED ONLY TO QUALIFIED INSTITUTIONAL BUYERS THAT PURCHASE COMMERCIAL PROMISSORY NOTES IN THE ORDINARY COURSE OF BUSINESS.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the Authority has caused this bond to be duly executed and attested under its corporate seal.

Dated:           Date of initial delivery of this bond identified above.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

By: ____________________________________________
Chairman
[SEAL]

Attest:

Secretary

Certificate of Authentication

This is one of the bonds referred to in the within-mentioned Indenture.

Date of authentication:  ___________, 20___

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Officer

Outstanding Principal Amount of this Series 2010A bond

The Outstanding Principal Amount of this Series 2010A Bond is as indicated below.

Amount of Advance	Date of Advance	Outstanding Principal Amount	Signature of Payee

Assignment

For value received, __________________________________________ hereby sell(s), assign(s) and transfer(s) unto [Please insert name and taxpayer identification number] ______________________________________________ this bond and hereby irrevocably constitute(s) and appoint(s) _______________________________ attorney to transfer this bond on the books of the within named Authority at the office of the within named Trustee, with full power of substitution in the premises.

Dated:  ________________________

NOTE:  The name signed to this assignment must correspond with the name of the payee written on the face of the within bond in all respects, without alteration, enlargement or change whatsoever.

Signature Guaranteed:

(Bank or Trust Company)

By

(Authorized Officer)

*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of the recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature Program (MSP).

EXHIBIT B

Form of Series 2010B Bonds

[FOR SERIES 2010B BONDS NOT REGISTERED WITH DTC]

This Series 2010B bond has not been registered under the Securities Act of 1933 or any state securities law (or any such similar subsequent legislation) and is subject to Significant Transfer Restrictions, as set forth herein.

[FOR SERIES 2010B BONDS REGISTERED WITH DTC]

NOTICE:  Unless this bond is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Washington County Industrial Development Authority or its agent for registration of transfer, exchange, or payment, and any bond issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

The Industrial Development Authority of Washington County

Recovery Zone Facility Revenue Bonds

(Olin Corporation Project), Series 2010B

Number: B-___	CUSIP: N/A	Maturity Date:______, 20___
Date of Initial Delivery:                                                                   __________________________
Interest Rate:                                                                   __________________________
Beginning of Term Rate Period:                                                            __________________________
End of Term Rate Period:                                                                   __________________________
Beginning of Direct Purchase Rate Period:__________________________
End of Direct Purchase Rate Period:                                                                   __________________________

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY, an Alabama public corporation (the “Authority”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

______________________________________________________________,

or registered assigns, the principal sum of

_______________________________________ AND NO/100 DOLLARS
($___________________)

or so much thereof as has been advanced under the Draw-Down Provisions herein, on the last day of the Direct Purchase Rate Period specified above and to pay interest hereon from the date of initial delivery of this bond, or the most recent date to which interest has been paid or duly provided for, until the principal hereof shall become due and payable at the Direct Purchase Rate, the Weekly Rate or the Term Rate, as hereinafter provided; provided, however, that all such payments shall be limited obligations of the Authority payable solely from the sources hereinafter identified.

Interest at the Weekly Rate and interest at the Term Rate for any Term Rate Period of 1 year or less shall be computed on the basis of a 365 or 366-day year, as the case may be, for the actual number of days elapsed.  Interest at the Term Rate for any Term Rate Period of more than 1 year shall be computed on the basis of a 360-day year with 12 months of 30 days each.  Interest at a Direct Purchase Rate shall be computed on the basis of a 360-day year for the actual number of days elapsed.

Interest shall be payable on overdue principal on this bond and (to the extent legally enforceable) on any overdue installment of interest on this bond at the Post-Default Rate specified in the Indenture (or if not specified in a bond in Direct Payment Mode, as specified in the Direct Purchase Agreement applicable to such bond).  If not otherwise specified in the Indenture or a Direct Purchaser Security Document, the Post-Default Rate shall be a rate per annum equal to the rate of interest last applicable to this bond when such overdue principal or interest became delinquent.  Upon a Determination of Taxability, the bonds shall bear interest at the Taxable Rate, effective on the date determined by the Internal Revenue Service as the date on which the interest on such series became includible in gross income of the Holder.

Interest on this bond shall be payable in arrears on the following dates:

(1)           with respect to interest on any bond payable at the Weekly Rate, (A) on the first Business Day of each month and (B) on the effective date of Conversion of such bond from the Weekly Rate Mode to another Interest Rate Mode;

(2)           with respect to interest on any bond payable at a Term Rate for a Term Rate Period of 270 days or less, on the last day of the Term Rate Period;

(3)           with respect to interest on any bond payable at the Term Rate for any Term Rate Period of more than 270 days, (A) on the first Business Day of the calendar months during which there occurs the six-month anniversary and the one-year anniversary of the Conversion to such Term Rate Period and semi-annually on the first Business Day of each such month thereafter, and (B) on the last day of the Term Rate Period; and

(4)           with respect to any bond payable at the Direct Purchase Rate, (A) on the first Business Day of each month (B) on the Business Day immediately succeeding the last day of each Direct Purchase Rate Period, and (C) the effective date of Conversion of such bond from the Direct Purchase Mode to another Interest Rate Mode.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Regular Record Date for such interest, which shall be (a) with respect to any Weekly Rate Interest Payment Date, the day immediately prior to such Interest Payment Date, (b) with respect to any Term Rate Interest Payment Date for a Term Rate Period of 1 year or less, the day immediately prior to such Interest Payment Date, (c) with respect to any Term Rate Interest Payment Date for a Term Rate Period of more than 1 year, the 15th day (whether or not a Business Day) of the month next preceding such Interest Payment Date, and (d) with respect to any Direct Purchase Interest Payment Date, the day immediately prior to such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and shall be paid to the person in whose name this bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice of such Special Record Date being given to Holders of the bonds not less than 10 days prior to such Special Record Date.

Payment of Debt Service on this bond shall be made by the applicable method specified in the Indenture.  All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

This bond is one of a duly authorized issue of bonds of the Authority, aggregating $20,000,000 in principal amount, designated “Recovery Zone Facility Revenue Bonds (Olin Corporation Project), Series 2010B” (the “Bonds”) and issued under and pursuant to a Trust Indenture dated October 1, 2010 (the “Indenture”), between the Authority and U.S. Bank, National Association, a national banking association (in such capacity, the “Trustee”, which term includes any successor trustee under the Indenture).  Capitalized terms not otherwise defined herein shall have the meaning assigned in the Indenture.

The bonds are being issued to provide financing for the benefit of Olin Corporation, a Virginia Corporation (“the Corporation”).  Pursuant to a Loan Agreement dated October 1, 2010 (the “Loan Agreement”) between the Authority and the Corporation, the proceeds of the bonds have been loaned to the Corporation and the Corporation has agreed to make loan payments at times and in amounts sufficient to pay all Debt Service on the bonds, including without limitation the Purchase Price of bonds tendered for purchase pursuant to the Optional or Mandatory Tender provisions of the Indenture.  The loan repayment obligation of the Corporation is evidenced by a promissory note (the “Note”) delivered by the Corporation pursuant to the Loan Agreement.

Simultaneously with the issuance of the bonds, the Authority is also issuing its $50,000,000 Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A (the “Series 2010A Bonds”) for the benefit of the Corporation.  The Series 2010A Bonds are being issued pursuant to the Trust Indenture and are secured by the Trust Estate on a parity basis with the bonds, without preference of any bond or Series 2010A Bond over another.

The bonds and all other payment obligations under the Indenture are limited obligations of the Authority payable solely out of the Trust Estate, including payments by the Corporation pursuant to the Loan Agreement and the Note.

Copies of the Bond Documents are on file at the Office of the Trustee, and reference is hereby made to such instruments for a description of the properties pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Holders of the bonds and the Financing Participants, and the terms upon which the bonds are, and are to be, authenticated and delivered.

A Remarketing Agent will be appointed in accordance with the Indenture whenever the bonds are converted to Weekly Rate Mode or to any Term Rate Mode in which the Authority reasonably determines (upon the direction of the Corporation) that a Remarketing Agent is required.  The Remarketing Agent may be removed or may resign, and a successor may be appointed, subject to certain terms and conditions specified in the Indenture.

Draw-Down Provisions

The bonds were issued as a “draw-down loan” as described in § 1.150-1(c)(4) of the Regulations.  On each date during the Draw-Down Period on which the Trustee receives from the Purchaser Agent funds for deposit into the Costs of Issuance Fund or the Acquisition Fund in accordance with Section 6.8 of the Indenture, the aggregate amount of payments or deposits on that date shall constitute an Advance under the Indenture.  Each Advance will increase the Outstanding Principal Amount of this bond, and each increase in the Outstanding Principal Amount of this bond as the result of additional Advances shall be recorded hereon by the Trustee (or if the bond is in Direct Purchase Mode, by the Purchaser Agent) where indicated in the table at the end of this bond under the heading “Outstanding Principal Amount of this Series 2010B bond”; provided, however, that failure of the Trustee (or Purchaser Agent) to record any Advance on this bond shall not in any way compromise, reduce or eliminate in any way the Authority’s obligations under this Indenture with respect to the full Outstanding Principal Amount of this bond, based upon the actual amount of proceeds delivered to the Trustee with respect thereto.

Notwithstanding any other provision in the Indenture or this bond, (1) the Outstanding Principal Amount of the bonds may not exceed the aggregate amount of $20,000,000, and (2) no additional Advances may be made after the expiration of the Draw-Down Period.  If less than $20,000,000 of aggregate Advances have been made under the bonds when the Draw-Down Period expires, after giving effect to any extensions thereof, the bonds shall be Outstanding at that time in an aggregate principal amount equal to their Outstanding Principal Amount (as defined in the Indenture), computed using the last day of the Draw-Down Period as the determination date, and no further Advances shall be made under the Indenture after such date.

Interest Rates

This bond shall bear interest at the Direct Purchase Rate, the Weekly Rate or the Term Rate, as described below.  All bonds must be in the same Interest Rate Mode at the same time, and if in Direct Purchase Mode, must be in the same Direct Purchase Rate Period.  The Trustee shall specify on each bond certificate, in the space provided, which Interest Rate Mode is in effect with respect to such bond.

All bonds shall initially be issued in the Direct Purchase Mode and shall bear interest at a Direct Purchase Variable Rate.

Whenever the bonds are converted to Term Rate Mode, the Trustee shall specify on the certificate for such bond the Term Rate and the beginning and end of the Term Rate Period.  Whenever the bonds are converted from another Interest Rate Mode to a Direct Purchase Mode or from one Direct Purchase Mode Period to another Direct Purchase Mode Period, the Purchaser Agent shall notify the Trustee in writing of the beginning and end of the Direct Purchase Rate Period, and the Trustee shall specify such dates on the certificate for such bond when authenticated.

Weekly Rate

The Weekly Rate shall be a fluctuating rate per annum determined periodically by the Remarketing Agent.  The Weekly Rate shall be determined on the date of Conversion of the bonds to the Weekly Rate Mode and on the last Business Day before each Thursday.  Interest accrual at the Weekly Rate so determined shall begin on (and shall include) (A) the date of determination, if such date is a Conversion Date, or (B) the Thursday following the date of determination, and shall end on (but shall not include) the next Thursday (or, if sooner, a Conversion Date); provided, however, that if the Remarketing Agent fails to determine the Weekly Rate on any such determination date, the Alternate Rate Index specified by the Indenture shall be deemed to be the rate determined.

The Weekly Rate with respect to the bonds shall be determined by the Remarketing Agent and shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as they exist on such date; provided, however, that the Weekly Rate may never exceed the Cap Rate.

Upon the request of any Bondholder, the Trustee shall confirm (by telephone and in writing, if so requested) the Weekly Rate then in effect.

Term Rate and Term Rate Periods

The Term Rate shall be a fixed rate per annum determined by the Remarketing Agent for a Term Rate Period specified by the Authority in the notice of conversion of the bonds to the Term Rate Mode.  Each Term Rate Period may be for any period of 30 or more days, subject to the terms and conditions of the Indenture.

Interest accrued at the Term Rate for any Term Rate Period shall begin on (and shall include) the first day of the Term Rate Period and shall end on (but shall not include) the last day of the Term Rate Period.

Not later than the last Business Day prior to the date proposed for conversion of the bonds to the Term Rate Mode, the Remarketing Agent shall determine the interest rate for the Term Rate Period, which shall be the lowest interest rate that would, in the opinion of the Remarketing Agent, result in the market value of such bonds being 100% of the principal amount thereof on the date of such determination, taking into account relevant market conditions and credit rating factors as exist on such date, and assuming that the Term Rate Period began on such date; provided, however, that the Term Rate may not exceed the Cap Rate.

Direct Purchase Rate and Direct Purchase Rate Periods

The Direct Purchase Rate shall be a rate per annum set forth in the Direct Purchase Agreement applicable to such bond, subject to the following terms and conditions:

(1)           In connection with the Conversion of a Series of bonds to a Direct Purchase Mode, or the affirmative establishment of a new Direct Purchase Rate Period subsequent to an expiring Direct Purchase Rate Period, the duration of each Direct Purchase Rate Period shall be no less than one hundred eighty (180) days, shall begin on the Conversion Date or the Business Day immediately succeeding the last day of the expiring Direct Purchase Rate Period, and shall end on a day immediately preceding a Direct Purchase Interest Payment Date.  The specific dates on which a Direct Purchase Rate Period begins and ends with respect to each bond in Direct Purchase Mode shall be specified in such bond, as authenticated and delivered under Section 6.1(f) of the Indenture.

(2)           Bonds in Direct Purchase Mode shall bear interest during each Direct Purchase Rate Period at either a Direct Purchase Fixed Rate or a Direct Purchase Variable Rate (as selected by the Corporation), determined as follows:

(A)           A Direct Purchase Fixed Rate shall be a fixed rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement and certified to by the Purchasers as the lowest fixed rate of interest that would permit the bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

(B)           A Direct Purchase Variable Rate shall be a variable rate of interest effective for the duration of such Direct Purchase Rate Period set forth in the Direct Purchase Agreement equal to the sum of LIBOR, plus the Designated Basis Points, which rate shall be certified to by the Purchaser as the lowest rate of interest that would permit the bonds to be sold at par, plus accrued interest, on the Conversion Date, in no event to exceed the Cap Rate.

The specific Direct Purchase Fixed Rate or Direct Purchase Variable Rate applicable for each Direct Purchase Rate Period shall be specified on the bond authenticated and delivered with respect to such Direct Purchase Rate Period under Section 6.1(f) of the Indenture.  Notwithstanding the foregoing, in no event shall any bond commence bearing interest at the new Direct Purchase Rate for a new Direct Purchase Rate Period unless and until a Favorable Tax Opinion has been delivered to the Purchaser Agent and the Corporation with respect to such change.

(3)           In the event a Purchaser has not elected to tender its bonds on the Business Day immediately succeeding the Initial Direct Purchase Rate Period pursuant to Section 6.4(a) of the Indenture and the Corporation has not directed a Conversion of the Interest Rate Mode, the non-tendered bonds shall continue to bear interest at the Direct Purchase Rate then in effect for a Direct Purchase Rate Period of one year.  Thereafter any time the bonds are in the Direct Purchase Rate Mode, in the event the Holder thereof has not elected to tender its bonds on the Business Day immediately succeeding such Direct Purchase Rate Period pursuant to Section 6.4(a) of the Indenture and the Corporation has not directed a Conversion of the Interest Rate Mode, the bonds shall continue to bear interest at the Direct Purchase Rate then in effect for successive one year Direct Purchase Rate Periods.

Conversion of Interest Rate Modes

The Authority may effect a conversion of the Interest Rate Mode on the bonds from one Interest Rate Mode to another Interest Rate Mode or establish a new Term Rate Period upon the expiration of any existing Term Rate Period or establish one Direct Purchase Rate Period upon the expiration of an existing Direct Purchase Rate Period, subject to the terms and conditions contained in the Indenture.  No such conversion is permitted during a Term Rate Period or during a Direct Purchase Rate Period.  On any Conversion Date the bonds to be converted must be purchased pursuant to the Mandatory Tender provisions of the Indenture referred to below.  If a notice of Mandatory Tender is given by the Trustee in connection with a proposed Conversion of a bond to a different Interest Rate Mode, such bond shall be subject to a Mandatory Tender on such date notwithstanding the revocation of the election to effect such Conversion or the failure to satisfy the conditions for such Conversion.

Optional Tender

The bonds are not subject to Optional Tender while in Term Rate Mode or Direct Purchase Mode, except on the Business Day immediately succeeding the last day of a Direct Purchase Rate Period.

The Holder of any bond in Weekly Rate Mode shall have the right to tender such bond to the Trustee for purchase in whole or in part on any Business Day, and the Holder of any bond in Direct Purchase Mode shall have the right to tender such bond to the Trustee for purchase, in whole but not in part, on the Business Day immediately succeeding the last day of any Direct Purchase Rate Period.  The Purchase Price shall be 100% of the principal amount of the bond to be purchased plus accrued interest thereon to the Optional Tender Date.  In order to exercise such option with respect to any bond, the Holder thereof must deliver notice thereof to the Trustee, as provided below, at least 7 days prior to the proposed Optional Tender Date so long as the bonds are in Weekly Rate Mode, and at least 120 days prior to the proposed Optional Tender Date so long as the bonds are in Direct Purchase Mode.

Any such notice of Optional Tender must be duly executed by the Bondholder and must specify (a) the name of the registered Holder of the bond to be tendered for purchase, (b) the Optional Tender Date, (c) the certificate number, series and principal amount of such bond, and (d) the principal amount of such bond to be purchased (if the bonds are in Weekly Rate Mode and such amount is less than the entire principal amount, both the amount to be purchased and the amount remaining must be in an Authorized Denomination).  A form of the Optional Tender Notice may be obtained from the Trustee upon request.

If any notice of Optional Tender specifies an Optional Tender Date that is not a Business Day, then such notice shall be deemed to specify the next following Business Day as the Optional Tender Date.  If the bonds are in Weekly Rate Mode, unless a notice of Optional Tender indicates that less than the entire principal amount of the bond is being tendered for purchase, the Holder will be deemed to have tendered the bond in its entire principal amount for purchase.

Upon delivery of a written notice of Optional Tender, the election to tender shall be irrevocable and binding upon such Holder and may not be withdrawn.

If a written notice of Optional Tender shall have been duly given with respect to any bond in Weekly Rate Mode, the Holder of such bond shall deliver such bond to the Office of the Trustee on the Optional Tender Date, together with all necessary endorsements for transfer.  If the bonds are in Weekly Rate Mode, and only a portion of the bond is to be purchased (as a result of the exercise of the Optional Tender right only with respect to such portion), the Authority shall execute and the Trustee shall authenticate and deliver to the Holder of such bond, without service charge, a new bond or bonds of the same Maturity, series and interest rate and of any Authorized Denomination or Denominations as requested by such Holder in aggregate principal amount equal to and in exchange for the unpurchased portion of the principal amount of the bond surrendered.  Any bond (or portion thereof) that is to be so purchased but that is not so delivered to the Trustee (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered by the Holder thereof on the Optional Tender Date.

If there has been irrevocably deposited in the bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered bond, such Unsurrendered bond shall be deemed to have been tendered for purchase and purchased from the Holder thereof on such Optional Tender Date and the Holder of such Unsurrendered bond shall not be entitled to receive interest on such Unsurrendered bond for any period on and after the Optional Tender Date.

Holders of bonds in Weekly Rate Mode may exercise Optional Tender rights notwithstanding the existence of an Indenture Default.

Mandatory Tender

The Holder of each bond shall be required to tender such bond to the Trustee for purchase on the following dates:

(1)           Each Conversion Date with respect to the bonds.

(2)           The last day of a Term Rate Period.

(3)           20 days after the Trustee receives written notice from the Bank (A) stating that an event of default, as therein defined, has occurred and is continuing under the Bank Reimbursement Agreement and (B) directing the Trustee to effect a Mandatory Tender of the bonds.

(4)           5 days prior to the Stated Expiration Date of the Letter of Credit.

(5)           For bonds in the Weekly Rate Mode, on any date proposed for delivery of a Substitute Letter of Credit.

(6)           For bonds in Weekly Rate Mode, on any other date specified by the Corporation as a Mandatory Tender Date in a written notice delivered by the Corporation to the Trustee (with the prior written consent of the Bank) at least 30 days prior to the specified Mandatory Tender Date (or such number of days as shall be acceptable for the administrative convenience of the Trustee).

If any of such dates is not a Business Day, the Mandatory Tender Date shall be the next succeeding Business Day.  The Purchase Price shall be 100% of the principal amount of the bond to be purchased plus accrued interest thereon to the Mandatory Tender Date.

No notice is required for a Mandatory Tender on the last day of a Term Rate Period.  Notice of any other Mandatory Tender shall be given by the Trustee by registered or certified mail, mailed to the Holder of the affected bond at the address of such Holder appearing on the Bond Register not less than 15 days prior to the Mandatory Tender Date.

Any bond subject to Mandatory Tender shall be tendered by the Holder thereof for purchase on the Mandatory Tender Date, by delivering such bond to the Office of the Trustee, together with all necessary endorsements for transfer.  Any bond that is to be so purchased but that is not so delivered to the Trustee on the Mandatory Tender Date (an “Unsurrendered Bond”) shall nevertheless be deemed to have been tendered for purchase by the Holder thereof on the Mandatory Tender Date.

If there has been irrevocably deposited in the Bond Purchase Fund an amount sufficient to pay the Purchase Price of any Unsurrendered Bond, such Unsurrendered Bond shall be deemed to be tendered for purchase and purchased from the Holder thereof on such Mandatory Tender Date and the Holder of such Unsurrendered Bond shall not be entitled to receive interest on such Unsurrendered Bond for any period on and after the relevant Mandatory Tender Date.

After notice of a Mandatory Tender has been given by the Trustee with respect to any bond, such bond shall be subject to Mandatory Tender notwithstanding the fact that the reasons for giving such notice cease to exist or are no longer applicable.

Redemption of Bonds

In the manner and with the effect provided in the Indenture, the bonds will be subject to redemption prior to Maturity as follows:

(1)           On any date when a bond is in the Weekly Rate Mode and on any Conversion Date with respect to a bond, such bond may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption.

(2)           During any Term Rate Period of 5 years or less with respect to the bonds, such bonds shall not be subject to optional redemption.  During any Term Rate Period of more than 5 years with respect to the bonds, such bond may be redeemed in whole or in part on or after the First Optional Call Date (as defined below) at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the date of redemption plus a redemption premium (expressed as a percentage of principal amount redeemed) equal to whichever of the following shall be applicable:  2% if the date of redemption is on or after the First Optional Call Date but prior to the first anniversary of the First Optional Call Date; 1% if the date of redemption is on or after the first anniversary of the First Optional Call Date but prior to the second anniversary of the First Optional Call Date; and without premium if the date of redemption is on or after the second anniversary of the First Optional Call Date.  For any Term Rate Period of more than 5 years but not more than 10 years, the First Optional Call Date shall be the fifth anniversary of the beginning of the Term Rate Period.  For any Term Rate Period of more than 10 years but not more than 20 years, the First Optional Call Date shall be the anniversary of the beginning of the Term Rate Period that is on or immediately after the midpoint of such Term Rate Period.  For any Term Rate Period of more than 20 years, the First Optional Call Date shall be the tenth anniversary of the beginning of the Term Rate Period.

(3)           While the bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Variable Rate, the bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, and without premium.  While the bonds are in the Direct Purchase Mode and bear interest at a Direct Purchase Fixed Rate, the bonds shall be subject to optional redemption before maturity at the direction of the Corporation in whole or in part on any Direct Purchase Interest Payment Date at a redemption price of 100% of the principal amount thereof, plus accrued interest to the redemption date, plus a premium equal to 5% of the outstanding principal amount of the bonds so redeemed in the first year following the Conversion Date on which such Direct Purchase Fixed Rate became effective, declining by 1% each year thereafter (but not below zero).

All (but not less than all) bonds may be redeemed at the option of the Authority, at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest thereon to the redemption date, within 180 days after any of the following shall have occurred:

(A)           the Bond-Financed Facilities shall have been damaged or destroyed to such extent that, in the opinion of the Corporation, they cannot be restored within a period of 4 months to substantially the condition thereof immediately prior to such damage or destruction or the Corporation is thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(B)           the taking by eminent domain of all or substantially all the Bond-Financed Facilities or of any part, use or control of the Bond-Financed Facilities that, in the opinion of the Corporation, results in the Corporation being thereby prevented from carrying on its normal operations at the Bond-Financed Facilities for a period of not less than 4 months; or

(C)           the Corporation ceases operation of the Bond-Financed Facilities for a period of 4 months because of a change in technology or in the availability at reasonable cost of labor, raw materials, energy or transportation that, in the opinion of the Corporation, renders the Bond-Financed Facilities uneconomic for their intended use; or

(D)           as a result of a change in law or a final order of any court or other governmental authority the Loan Agreement becomes void or unenforceable or impossible of performance or unreasonable burdens or excessive liabilities are imposed on the Corporation that, in the opinion of the Corporation, render the Bond-Financed Facilities uneconomic for their intended use.

bonds shall be selected for redemption as follows:

(1)           Except as otherwise provided in the specific redemption provisions for a bond or in paragraph (3) below, if less than all bonds Outstanding are to be redeemed pursuant to the applicable optional redemption provisions, the principal amount of bonds of each Maturity to be redeemed may be specified by the Authority by written notice to the Trustee, or, in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of bonds of each Maturity to be redeemed must be in an Authorized Denomination.

(2)           Except as otherwise provided in the specific redemption provisions for a bond or in paragraph (3) below, if less than all bonds with the same Maturity are to be redeemed, the particular bonds of such Maturity to be redeemed shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (in Authorized Denominations) of the principal of the bonds of such Maturity of a denomination larger than the smallest Authorized Denomination.

(3)           Notwithstanding any other provision of the Indenture, (A) Bank Bonds eligible for redemption must be selected for redemption before any other eligible bonds are selected for redemption, and (B) with respect to bonds in Direct Purchase Mode, the election to exercise any right of optional redemption shall be evidenced by notice to the Trustee and the Purchaser Agent from an Authorized Corporation Representative, which notice must be received by the Trustee and the Purchaser Agent at least 10 days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), and must contain the information specified in Section 5.3 of the Indenture, and if less than all such bonds Outstanding are to be redeemed, the principal amount of bonds of each Maturity to be redeemed may be specified by the Corporation and the Holder of such bonds by notice delivered to the Trustee not less than 10 days before the date fixed for redemption (unless a shorter notice is acceptable to the Trustee), or in the absence of timely receipt by the Trustee of such notice, shall be selected by the Trustee by lot or by such other method as the Trustee shall deem fair and appropriate; provided, however, that the principal amount of bonds of each Maturity to be redeemed may not be larger than the principal amount of bonds of such Maturity then eligible for redemption and may not be smaller than the smallest Authorized Denomination.

Upon any partial redemption of any bond the same shall, except as otherwise permitted by the Indenture, be surrendered in exchange for one or more new bonds of the same Maturity and in authorized form for the unredeemed portion of principal.  bonds (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall thereupon cease to be entitled to the lien of the Indenture and shall cease to bear interest from and after the date fixed for redemption.

Any redemption shall be made upon at least 30 days’ notice (10 days for bonds in Direct Purchase Mode) in the manner and upon the terms and conditions provided in the Indenture.

If an “Indenture Default”, as defined in the Indenture, shall occur, the principal of all bonds then Outstanding may become or be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits the amendment of the Bond Documents and waivers of past defaults under such instruments and the consequences of such defaults, in certain circumstances without consent of Bondholders and in other circumstances with the consent of all Bondholders or a specified percentage of Bondholders.  Any such consent or waiver by the Holder of this bond shall be conclusive and binding upon such Holder and upon all future Holders of this bond and of any bond issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this bond.

The Holder of this bond shall have no right to enforce the provisions of the Indenture, or to institute any action to enforce the covenants therein, or to take any action with respect to any default thereunder, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this bond is transferable on the Bond Register maintained at the Office of the Trustee, upon surrender of this bond for transfer at such office, together with all necessary endorsements for transfer, and thereupon one or more new bonds of the same Maturity, of any Authorized Denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, the bonds are exchangeable for other bonds of the same Maturity, of any Authorized Denominations and of a like aggregate principal amount, as requested by the Holder surrendering the same.

No service charge shall be made for any transfer or exchange hereinbefore referred to, but the Authority may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Authority and the Trustee may treat the person in whose name this bond is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this bond is overdue, and neither the Authority nor the Trustee shall be affected by notice to the contrary.

No covenant or agreement contained in this bond or the Indenture shall be deemed to be a covenant or agreement of any officer, agent or employee of the Authority, and neither any member of the governing body of the Authority nor any officer executing this bond shall be liable personally on this bond or be subject to any personal liability or accountability by reason of the issuance of this bond.

It is hereby certified, recited and declared that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Indenture and issuance of this bond do exist, have happened and have been performed in due time, form and manner as required by law.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

THIS BOND MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY IN ACCORDANCE WITH THAT CERTAIN TRUST INDENTURE DATED OCTOBER 1, 2010, BETWEEN THE ISSUER AND THE AUTHORITY AND MAY BE TRANSFERRED ONLY TO QUALIFIED INSTITUTIONAL BUYERS THAT PURCHASE COMMERCIAL PROMISSORY NOTES IN THE ORDINARY COURSE OF BUSINESS.

[Remainder of this page intentionally blank.]

IN WITNESS WHEREOF, the Authority has caused this bond to be duly executed and attested under its corporate seal.

Dated:           Date of initial delivery of this bond identified above.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF WASHINGTON COUNTY

By: __________________________________________________
Chairman
[SEAL]

Attest:

Secretary

Certificate of Authentication

This is one of the bonds referred to in the within-mentioned Indenture.

Date of authentication:  ___________, 20___

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By
Authorized Officer

Outstanding Principal Amount of this Series 2010B bond

The Outstanding Principal Amount of this Series 2010B Bond is as indicated below.

Amount of Advance	Date of Advance	Outstanding Principal Amount	Signature of Payee

Assignment

For value received, __________________________________________ hereby sell(s), assign(s) and transfer(s) unto [Please insert name and taxpayer identification number] ______________________________________________ this bond and hereby irrevocably constitute(s) and appoint(s) _______________________________ attorney to transfer this bond on the books of the within named Authority at the office of the within named Trustee, with full power of substitution in the premises.

Dated:  ________________________

NOTE:  The name signed to this assignment must correspond with the name of the payee written on the face of the within bond in all respects, without alteration, enlargement or change whatsoever.

Signature Guaranteed:

(Bank or Trust Company)

By

(Authorized Officer)

*Signature(s) must be guaranteed by an eligible guarantor institution which is a member of the recognized signature guarantee program, i.e., Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP), or New York Stock Exchange Medallion Signature.

EXHIBIT 6.4(b)

Form of Optional Tender Notice

U. S. Bank National Association
____________________

Re:           Gulf Opportunity Zone Revenue Bonds (Olin Corporation Project), Series 2010A issued by The Industrial Development Authority of Washington County pursuant to a Trust Indenture dated October 1, 2010

The undersigned is the registered owner of the following Bond, which is part of the above-referenced issue of Bonds:

Certificate Number:                                _________________________________
Principal Amount:                                _________________________________

The undersigned hereby elects to have (check one as appropriate, and be certain to designate the principal amount tendered, if less than the entire amount):

____	the entire principal amount

____
$_________________________ of the principal amount of such Bond (Note:  If such amount is less than the entire principal amount, both the amount to be purchased and the remaining amount must be an Authorized Denomination, as defined in the Indenture)

purchased on the following date (specify a business day that is at least 7 days after notice of tender is delivered to the Trustee):

___________________

[Optional Tender Date]

THE UNDERSIGNED ACKNOWLEDGES THAT THIS ELECTION IS IRREVOCABLE AND BINDING ON THE UNDERSIGNED AND CANNOT BE WITHDRAWN.
Dated:  _________________.

Print or Type
Name(s) of Bondholder(s)

Address

Telephone Number

Signature
(The name(s) and signature(s) must correspond exactly to the name appearing on the registration books maintained by the Trustee)

Signature guaranteed:

(Bank or Trust Company)

By
(Authorized Officer

EXHIBIT 6.9(b)

Requisition for Costs of Issuance Fund

To:           U. S. Bank National Association, as trustee under the
Indenture referenced below (the “Trustee”)                                                                                                          No.________________

Re:
Trust Indenture dated October 1, 2010, between Trustee and The Industrial Development Authority of Washington County (as supplemented, the “Indenture”).  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Indenture.

The Corporation hereby requests payment from the following account of the Costs of Issuance Fund:

  Series 2010A Cost of Issuance Account
  Series 2010B Costs of Issuance Account

in the amount of

$______________

to

Name of payee:

Address of payee:

Such payment will be made for the following purpose(s):

 (Describe purpose in reasonable detail.)

The Corporation hereby certifies that: (a) such payment is for Costs of Issuance, (b) no Indenture Default exists, and (c) such payment will not cause or result in the violation of any covenant contained in the Tax Certificate and Agreement.

The Corporation: OLIN CORPORATION By: Authorized Corporation Representative Date: _________________.
Approval on behalf of Purchasers
PNC Bank National Association, in its capacity as Lead Arranger for the Purchasers of the Series 2010 Bonds, hereby approves this requisition.

PNC BANK NATIONAL ASSOCIATION

By:
Its Duly Authorized Officer

Date: ________________.

EXHIBIT 6.10(b)

Requisition for Acquisition Fund

To:           U. S. Bank National Association, as trustee under the
Indenture referenced below (the “Trustee”)                                                                                                          No.________________

Re:
Trust Indenture dated October 1, 2010, between Trustee and The Industrial Development Authority of Washington County (as supplemented, the “Indenture”).  Capitalized terms not otherwise defined herein shall have the meanings assigned in the Indenture.

The Corporation hereby requests payment from the following account of the Costs of Issuance Fund:

  Series 2010A Acquisition Account
  Series 2010B Acquisition Account

in the amount of
$______________
to
Name of payee:
Address of payee:

Such payment will be made for the following purpose(s):

 (Describe purpose in reasonable detail.)

The Corporation hereby certifies that: (a) such payment is for Acquisition Costs, (b) no Indenture Default exists, and (c) such payment will not cause or result in the violation of any covenant contained in the Tax Certificate and Agreement.

The Corporation: OLIN CORPORATION By: Authorized Corporation Representative Date: _________________.
Approval on behalf of Purchasers
PNC Bank National Association, in its capacity as Lead Arranger for the Purchasers of the Series 2010 Bonds, hereby approves this requisition.

PNC BANK NATIONAL ASSOCIATION

By:
Its Duly Authorized Officer

Date: ________________.

EXHIBIT 17.1(a)

Notices

Authority

By hand or mail:	The Industrial Development Authority of Washington County c/o Sylvia Williams, Chairman 379 Dog River Road Millry, AL 36558

By facsimile:

with copy to:	Michael Onderdonk Turner, Onderdonk, Kimbrough, Howell, Huggins & Bradley, P.A. Post Office Drawer 1389 Chatom, AL 36518

Corporation

By hand or mail:	Olin Corporation 190 Carondelet Plaza Suite 1530 Clayton, MO 63105-3443 Attn: Stephen C. Curley, Vice President & Treasurer

By facsimile:	(618) 258 - 3292

Trustee

By hand or mail:	U.S. Bank National Association, as Trustee 2204 Lakeshore Drive, Suite 302 Mail Code: EX-AL-WWPH Homewood, AL 35209 Attn: Woodie Alston, III

By facsimile:	(615) 251 - 0737

If to the Bank:	The address of such Bank furnished to the Trustee at or prior to delivery of the Bank’s Letter of Credit.
If to the Purchaser:	The address of such Purchaser furnished to the Trustee at or prior to entering the Direct Purchase Mode.
If to the Owner of any Bond:	The address of such Owner as reflected on the registration books maintained by the Trustee.